Filed Pursuant to Rule 424(b)(5)
Registration No. 333-257200

(To Prospectus dated June 21, 2021)

10,000,000 American Depositary Shares

Representing 40,000,000 Class A Ordinary Shares

ECMOHO Limited

This is a public offering of 10,000,000 American depositary shares, or ADSs, each representing four Class A ordinary shares, par value US$0.00001 per share, of ECMOHO Limited. We have granted the underwriter an option to purchase up to 1,281,057 ADSs at the public offering price less the underwriting discounts and commissions.

The ADSs are listed on the NASDAQ Global Market under the symbol “MOHO.” The last reported sale price of the ADSs on July 30, 2021 was US$1.44 per ADS.

Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our ordinary shares in any 12-month period so long as the aggregate market value of our outstanding ordinary shares held by non-affiliates remains below US$75,000,000. As of August 2, 2021, the aggregate market value of our outstanding Class A ordinary shares held by non-affiliates, or public float calculated pursuant to General Instruction I.B.5. of Form F-3, was approximately US$30.5 million, which was based on 72,091,963 Class A ordinary shares held by non-affiliates and the per ADS price of US$1.69, which was the closing price of our ADSs on June 3, 2021. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Our ordinary shares consist of Class A ordinary shares and Class B ordinary shares. Each Class A ordinary share is entitled to one vote, and each Class B ordinary share is entitled to 10 votes on all matters subject to vote at general meetings of our company. Each Class B ordinary share is convertible into one Class A ordinary share at any time at the option of the holder thereof, while Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Upon any sale, transfer, assignment or disposition of Class B ordinary shares by a holder to any person or entity which is not an affiliate of such holder, or upon a change of ultimate beneficial ownership of any Class B ordinary share to any person or entity who is not an affiliate of such holder, each of such Class B ordinary shares shall be automatically and immediately converted into one Class A ordinary share.

Investing in these securities involves risks. See the “Risk Factors” on page S-18 of this prospectus supplement, and those included in the accompanying prospectus and the documents incorporated by reference herein and therein to read about factors you should consider before investing in these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the disclosures in this prospectus, including any prospectus supplement and documents incorporated by reference. Any representation to the contrary is a criminal offense.

	Per ADS		Total
Public offering price	US$	0.900	US$	9,000,000
Underwriting discounts and commissions(1)	US$	0.063	US$	630,000
Proceeds to us (before expenses)	US$	0.837	US$	8,370,000

(1)	For a description of compensation payable to the underwriter, see “Underwriting.”

We have granted the underwriter an option for a period ending 45 days after the closing of this offering to purchase up to an additional 1,281,057 ADSs at the public offering price, less the underwriting discount, solely to cover over-allotments, if any. If the underwriter exercises the option in full, the total underwriting discount will be US$710,706.59, and the total proceeds to us, before expenses, will be approximately US$9.4 million.

The underwriter expects to deliver the ADSs being offered pursuant to this prospectus supplement and the accompanying prospectus against payment in New York, New York on or about August 5, 2021.

Sole Book-Running Manager

Aegis Capital Corp.

Prospectus Supplement dated August 3, 2021

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering of ADSs and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus dated June 21, 2021 included in the registration statement on Form F-3 (No. 333-257200), including the documents incorporated by reference therein, which provides more general information, some of which may not be applicable to this offering.

This prospectus supplement provides specific details regarding the offering of the ADSs. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or any free writing prospectus provided in connection with this offering. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any other offering materials, or any sale of the ADSs. Our business, financial condition, results of operations and prospects may have changed since those dates. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on behalf of us to subscribe for and purchase, any of the ADSs and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

It is important for you to read and consider all the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision.

In this prospectus supplement and the accompanying prospectus, unless otherwise indicated or unless the context otherwise requires, references to:

•	“ADSs” refers to American depositary shares, each representing four Class A ordinary shares;

•	“Brand partners” refers to owners of non-proprietary brands (represented in our brand portfolio), each of which is managed by a dedicated operations team;

•

“China” or the “PRC” refers to the People’s Republic of China, excluding, for the purposes of this prospectus supplement and the accompanying prospectus, Taiwan, the Hong Kong Special Administrative Region and the Macau Special Administration Region;

•	“Class A ordinary shares” refers to our Class A ordinary shares of par value US$0.00001 per share;

•

“ECMOHO,” “we,” “us,” “our company” and “our” refers to ECMOHO Limited, a Cayman Islands exempted company with limited liability (or its predecessors as the context requires), and its subsidiaries, consolidated affiliated entities (including our variable interest entity) and their respective subsidiaries;

•

“Integrated solution provider” refers to entities that provide services connecting producers with consumers by combining global sourcing capabilities with local distribution channels and coverage. Such providers typically offer integrated solutions consisting of one-stop information technology solutions, online and offline store operations, digital marketing, warehousing and logistics, and customer management;

•	“KOLs” refers to key opinion leaders who have extensive experience or industry insights in the various subsectors of the health and wellness industry;

•	“Our variable interest entity” or “our VIE” refers to Shanghai Yibo;

•	“RMB” or “Renminbi” refer to the legal currency of China;

•	“SEC” refers to the United States Securities and Exchange Commission;

•	“Shanghai Yibo” refers to Shanghai Yibo Medical Equipment Co., Ltd.;

•	“U.S. GAAP” refers to generally accepted accounting principles in the United States; and

•	“US$” or “U.S. dollars” refers to the legal currency of the United States.

All discrepancies in any table between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.

This prospectus supplement contains translations between Renminbi and U.S. dollars solely for the convenience of the reader. The translations from Renminbi to U.S. dollars and from U.S. dollars to Renminbi in this prospectus supplement were made at a rate of RMB6.5713 to US$1.00, representing the index rate set forth by the People’s Bank of China on March 31, 2021. We make no representation that the Renminbi or U.S. dollar amounts referred to in this prospectus supplement could have been or could be converted into U.S. dollars or Renminbi, as the case may be, at any particular rate or at all. On July 30, 2021, index rate set forth by the People’s Bank of China was RMB6.4602 to US$1.00.

Unless the context indicates otherwise, all information in this prospectus supplement assumes no exercise by the underwriter of the over-allotment option.

PROSPECTUS SUPPLEMENT SUMMARY

This prospectus supplement summary highlights selected information included elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus and does not contain all the information that you should consider before making an investment decision. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” sections and the financial statements and related notes and other information incorporated by reference, before making an investment decision.

Our Business

We are an integrated solution provider in China’s rapidly growing non-medical health and wellness market. Leveraging our strong relationships with major health and wellness brands in China and abroad, comprehensive online sales channels, loyal customer base, proven content generation and distribution capabilities, and deep industry knowhow, we believe we are well positioned to capture the growth in China’s non-medical health and wellness industry for integrated solutions, which is highly fragmented, and to thrive in China’s broader health and wellness industry. ECMOHO Limited, our ultimate Cayman Islands holding company, does not have any substantive operations other than (1) indirectly holding the equity interest in our subsidiaries within and outside China and (2) indirectly controlling Shanghai Yibo, a PRC company, through certain contractual arrangements.

As an integrated solution provider, we have connected the supply chain of our industry, including upstream brand partners and midstream channels, with consumers in China. Leveraging our operational experiences, technologies and data analytics capabilities, we empower market participants in the non-medical health and wellness market with a comprehensive suite of value propositions, including (1) the provision of strategies, consumer insights, and inventory and channel management services to global brand partners, (2) the cultivation of a platform for experts and KOLs, to reach and monetize their fan base, (3) the supply of consistent and reliable products and expertly curated content to small and mid-sized businesses, and (4) the offer of quality products and trustworthy content to consumers.

As of March 31, 2021, we sourced approximately 37 quality health and wellness brand products from approximately 26 brand partners. We thoughtfully select brand products that suit consumer needs and sell these products to consumers through a variety of channels, including third-party e-commerce platforms, such as Tmall and JD.com, authorized flagship stores of our brand partners, and small and medium-sized online and offline retailers. We also provide our brand partners with value-added services, such as marketing, products, digitalization, consumer insights, supply chain and SaaS tailored to their needs and help them extend their consumer outreach. We also regularly conduct research on China’s health and wellness market and provide the analysis results to our brand partners.

As consumers in China increasingly demand higher quality health and wellness products, we believe there is a growing need for trustworthy health and wellness content to guide consumers to reliable products that suit their specific health and wellness needs. As of March 31, 2021, we partnered with over 1,400 healthcare experts and KOLs to generate health and wellness content to address this growing market demand, which is distributed to consumers through multiple online channels. For the three months ended March 31, 2021, we, together with these healthcare experts and KOLs, generated approximately 2,600 health and wellness articles.

We generate revenues through product sales, and to a lesser extent, services provided primarily to brand partners. Product sales revenues are generated through sales to consumers and to retailers, as well as sales from consignment arrangements with certain e-commerce platforms. Services revenues primarily consist of the fixed project-based service fees we charge our brand partners for value-added services, such as marketing solutions and operating commissions. Our total net revenues were US$199.0 million, US$329.5 million and

US$304.9 million in 2018, 2019 and 2020, respectively. Product sales revenues represented 88.5%, 91.7% and 98.4% of our total net revenues in 2018, 2019 and 2020, respectively. Net income attributable to ECMOHO Limited was US$6.1 million and US$2.3 million in 2018 and 2019, respectively, and net loss attributable to ECMOHO Limited was US$13.3 million in 2020.

Our Strengths

We attribute our success to the following strengths.

Integrated solution provider in China’s non-medical health and wellness market

We are an integrated solution provider in China’s non-medical health and wellness market. Driven by the increase in public health awareness and the consumption of online health and wellness products, services and contents, the non-medical health and wellness industry for integrated solutions is a fast-growing market segment within China’s health and wellness market. As an integrated solution provider, we act as the bridge between brand owners and Chinese consumers, providing consumers with quality health and wellness products and trustworthy content and offering attractive value propositions to key stakeholders along the industry value chain.

We attribute our success to our strong relationships with major domestic and international health and wellness brands, comprehensive online sales channels, loyal customer base, proven content generation and distribution capabilities, and deep industry knowhow. Leveraging such strengths, we believe we are well positioned to capture the growth in China’s non-medical health and wellness industry for integrated solutions, which is highly fragmented, and to thrive in China’s broader health and wellness industry.

Loyal customer base cemented by strong ability to generate relevant content

We strive to provide trustworthy health and wellness content, which enables consumers to discern desirable, reliable and suitable products. As of March 31, 2021, we partnered with over 1,400 healthcare experts and KOLs to generate health and wellness content and to distribute such content and suitable product recommendations to consumers through multiple online channels. For the three months ended March 31, 2021, we, together with these healthcare experts and KOLs, generated approximately 2,600 health and wellness articles.

After consumers make purchases with us, we follow up with tailored content based on their historical purchases and projected health and wellness needs. Such content includes general health advice, customized daily health solutions of recommended exercises and recipes as well as relevant product recommendations. By leveraging our operational experience, technologies and data analytics capabilities, we provide tailored product recommendations ranging from baby formula to nutritional supplements for seniors, covering every generation in a typical household and thus serving the health and wellness needs of the entire family, which in turn enhances our customer loyalty. Our repeat purchase rate, defined as the percentage of paying consumers who had made more than one purchase with us during a specified period, reached approximately 38.0% and 39.9% for the three months ended March 31, 2020 and 2021, respectively.

Extensive online channel coverage to expand consumer touch points

We have built a comprehensive network of online sales channels that comprises major e-commerce platforms, such as Tmall and JD.com, social e-commerce platforms, such as Pinduoduo, Yunji and Douyin, and other online retailers. Our online sales channels are equipped with established customer service capabilities. We have an in-house customer service team who can promptly handle daily pre-sale inquiries to promote product sales, which we believe have significantly enhanced our sales and marketing capabilities. In the first quarter of 2021, we also began to operate cross-border brand stores and healthcare flagship store on Douyin, and sell products directly to consumers and promote our products in live streaming sessions on social e-commerce platforms. We believe our comprehensive channel coverage will allow us to provide consumers with a seamless shopping experience. With the raising penetration rates of Internet services and mobile connectivity, our extensive touch points across multiple sales channels give us valuable market insights into the vast consumer population in China.

Strong relationships with major health and wellness brand owners

We are a trusted partner to owners of over 26 major health and wellness brands from around the world. For some of our brand partners, we act as the sole online channel distributor or sole cross-border ecommerce distributor in China. We strategically select brands with global recognition or a leading position in their respective industry to address consumer demand. We provide our brand partners with comprehensive channel coverage, valuable market insights, various marketing solutions and other value-added services. In particular, we provide certain key brand partners with tailor-made marketing plans based on our market analysis and consumer analysis and help them launch online and offline marketing campaigns. Our proven track record in helping our brand partners succeed in China’s health and wellness market has helped us strengthen existing brand partnerships and expand our brand partner portfolio and product portfolio.

Visionary management team with substantial industry experience

Our visionary management team is the bedrock of our success. Members of the team possess on average over 16 years of industry experience and expertise in health and wellness, e-commerce, finance and corporate governance with a vision for growing an enterprise in China’s highly dynamic health and wellness market. Our co-founders, Ms. Zoe Wang, who serves as our Chief Executive Officer, and Mr. Leo Zeng, who serves as our Chief Operating Officer, are pioneers in China’s health and wellness integrated solution industry. Ms. Wang was trained in traditional Chinese medicine and worked for 18 years as an advertising executive. Mr. Zeng has more than 15 years of experience in domestic and cross-border logistics, and e-commerce operations. Leveraging our co-founders’ expertise in health and wellness, sales and marketing and cross-border e-commerce, we became one of China’s first online cross-border health and wellness integrated solution providers. Mr. Xin Li, our Chief Financial Officer, is an experienced investment professional and has extensive experience in finance and corporate governance. Prior to joining us, Mr. Li had served as chief financial officer in various private and public companies and had also held senior executive positions in several large investment institutions.

Our Strategies

We intend to pursue the following strategies:

•	continue to invest in our data analytics capabilities and technology infrastructure, including investment in our SAAS platform;

•	expand online channel coverage to more popular social e-commerce platforms such as Douyin and Kuaishou;

•	expand our product and service offerings and develop innovative marketing and more interactive entertainment content marketing strategy;

•	expand our content generation and distribution program; and

•	pursue strategic collaboration, investment and acquisition opportunities in order to expand our product and service offerings, extend our geographic reach, and enhance our technological capabilities.

Our Ecosystem

We have developed an ecosystem comprising consumers, brand partners, distributors, retailers and content generators. In our ecosystem, we provide consumers with quality health and wellness products and trustworthy health and wellness content. Our ecosystem provides the following value propositions to its participants:

•	To brand partners: Portal into a broad customer population, market insights gained from extensive touchpoints, tailored marketing solutions and fulfillment support

•

To consumers: Personalized health and wellness solutions comprising quality and authentic health and wellness products, trustworthy health and wellness content and customized health and wellness recommendations

•	To distributors and retailers: Reliable supplies of quality health and wellness products, consumer education and fulfillment support

•	To content generators: Convenient platform for content generation and distribution, feedback collection and traffic direction

Our Risks and Challenges

Investing in our securities entails a significant level of risk. Before investing in our ADSs, you should carefully consider all of the risks and uncertainties mentioned in the section titled “Risk Factors” in addition to all of the other information in this prospectus supplement. The occurrence of one or more of the events or circumstances described “Risk Factors,” alone or in combination with other events or circumstances, may adversely affect our business, results of operations and financial condition.

Risks Related to Our Business and Industry

•	Our business, financial position, liquidity and results of operations have been, and are likely to continue to be, materially and adversely affected by the COVID-19 pandemic.

•

If the e-commerce market or the health and wellness industry in China does not grow, or grows more slowly than we expect, the demand for our products and solutions could be materially and adversely affected.

•	We are subject to evolving regulatory requirements, non-compliance with which, or changes in which, may materially and adversely affect our business and prospects.

•

Adverse regulatory developments in China may subject us to additional regulatory review and expose us to government interference, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in China may impose additional compliance requirements for companies like us with significant China-based operations, all of which could increase our compliance costs, subject us to additional disclosure requirements, and/or suspend or terminate our future securities offerings, making capital-raising more difficult.

•

We are subject to a variety of laws and other obligations regarding cybersecurity and data protection, and any failure to comply with applicable laws and obligations or exposure to government interference actions could have a material and adverse effect on our business, financial condition and results of operations.

•

If we fail to anticipate evolving consumer preferences for health and wellness products and/or fail to cater effectively to consumer demands, our ability to attract and retain customers may be materially and adversely affected.

•	Our success depends on our ability to maintain relationships with existing brand partners and to develop relationships with new brand partners.

•

We may be unable to compete effectively against stronger and better-resourced e-commerce companies, offline competitors or new entrants to the health and wellness market, and we may lose market share as a result.

•	We incurred net losses in 2020 and the three months ended March 31, 2021, and we may not achieve or maintain profitability.

•	We may need additional capital but may not be able to obtain it on acceptable terms, or at all.

Risks Related to Our Corporate Structure

•

If the PRC government finds that the agreements that establish the operating structure for some of our operations in China do not comply with PRC regulations relating to the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations.

•	Any failure by our VIE or its shareholders to perform their obligations under our contractual arrangements with them would have a material adverse effect on our business.

•	The shareholders of our VIE may have potential conflicts of interest with us, which may materially and adversely affect our business and financial condition.

•

We are a “controlled company” within the meaning of the Nasdaq corporate governance requirements, which may result in public investors having less protection than they would if we were not a controlled company.

Risks Related to Doing Business in China

•	The tension in international trade and rising political tension, particularly between the United States and China, may adversely impact our business, financial condition, and results of operations.

•

Recent joint statement by the SEC and the Public Company Accounting Oversight Board (United States), or the PCAOB, proposed rule changes submitted by Nasdaq, the newly enacted Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to the trading of our ADSs on U.S. stock exchanges.

•

Changes in the political and economic policies of the PRC government may materially and adversely affect our business, financial condition and results of operations and may result in our inability to sustain our growth and expansion strategies.

•	There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations.

•

We may be adversely affected by the complexity, uncertainties and changes in PRC regulation of healthcare industry and Internet-related businesses, and any lack of requisite approvals, licenses or permits applicable to our business may have a material adverse effect on our business and results of operations.

Risks Related to This Offering

•	The trading price of our ADSs may be volatile, which could result in substantial losses to you.

•	If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the market price for our ADSs and trading volume could decline.

•

Our dual-class share structure with different voting rights limits our investors’ ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A ordinary shares and holders of our ADSs may view as beneficial.

Recent Development

We set forth the selected unaudited financial results for the three months ended March 31, 2021, which have been prepared by, and are the responsibility of, our management. Our independent registered public accounting firm, Friedman LLP, has performed a review of the unaudited financial results for the three months ended March 31, 2021. Friedman LLP has not audited the financial results for the three months ended March 31, 2021, and therefore does not express an opinion or provide any other form of assurance with respect thereto. As such, prospective investors are cautioned not to place undue reliance on such information.

•

Net revenues. Total net revenues were US$27.1 million for the three months ended March 31, 2021, as compared to US$61.2 million for the three months ended March 31, 2020. The significant decrease net revenues was primarily due to a decrease of US$34.3 million in product sales revenues from US$60.7 million in the first quarter of 2020 to US$26.4 million in the first quarter ended March 31, 2021, as a result of our business optimization plan implemented since September 2020, which involves the termination of certain collaborations, with less favorable commercial terms, with several key brand partners and the impact of certain negative news coverage about one brand product in China. The decrease in product sales revenues was partially offset by an increase of US$0.2 million in services revenues from March 31, 2020 to March 31, 2021, primarily attributable to the acquisition of new brands under our service fee model.

•

Cost of revenues. Our cost of revenues was US$22.0 million for the three months ended March 31, 2021, as compared to US$50.4 million for the three months ended March 31, 2020. The decrease was primarily due to the decline in product sales as a result of our business optimization plan discussed above.

•

Gross profit. Our gross profit was US$5.1 million for the three months ended March 31, 2021, as compared to our gross profit of US$10.7 million for the three months ended March 31, 2020. Our gross margin increased from 17.6% for the three months ended March 31, 2020 to 18.9% for the three months ended March 31, 2021, as a result of our business optimization plan.

•

Operational Expenses. Our operational expenses were US$11.0 million for the three months ended March 31, 2021, as compared to US$16.3 million for the three months ended March 31, 2020. The decrease was mainly caused by decreased fulfillment expenses and sales and marketing expenses resulted from declining product sales.

•

Net loss. Our net loss was US$6.1 million for the three months ended March 31, 2021, as compared to net loss of US$4.6 million for the three months ended March 31, 2020. The increase in net loss was primarily due to the decrease of our operating expenses at a slower pace than our net revenues, as certain fulfillment expenses, such as logistics and warehouse expenses, are fix costs.

We cannot assure you that our unaudited financial statements for the three months ended Mach 31, 2021 will be indicative of our financial results for future interim periods or for our fiscal year ending December 31, 2021. Furthermore, our actual financial results may differ from the unaudited financial results presented here, and will not be audited until after the completion of this offering. These unaudited financial statements should not be viewed as a substitute for our interim or annual financial statements prepared and audited in accordance with U.S. GAAP.

On May 19, 2021, our board of directors adopted the 2021 Omnibus Incentive Plan, or the 2021 Plan, to grant equity-based incentives to certain officers, employees, directors and consultants to further align their interests with those of our shareholders. The maximum number of ordinary shares that may be issued under the 2021 Plan is 14,471,750. As of the date of this prospectus supplement, we have issued restricted share units representing a total of 1,040,000 Class A Ordinary Shares to certain consultants.

Corporate Information

Our principal executive offices are located at 3rd Floor, 1000 Tianyaoqiao Road, Xuhui District, Shanghai, 200030, the People’s Republic of China. Our telephone number at this address is +86 21-6417-2213. Our registered office in the Cayman Islands is at Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman, KY1-9008, Cayman Islands. Our website is at www.ecmoho.com. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, New York 10168.

Investors should submit any inquiries to the address and telephone number of our principal executive offices. Our main website is www.ecmoho.com. The information contained on our website is not a part of this prospectus supplement.

THE OFFERING

Offering Price	US$0.90 per ADS.

ADSs Offered by Us	10,000,000 ADSs (or 11,281,057 ADSs assuming the underwriter exercises its over-allotment option in full).

ADSs Outstanding Immediately after this Offering	24,714,399 ADSs (or 25,995,456 ADSs, assuming the underwriter exercises its over-allotment option in full).

Ordinary shares outstanding after this offering	185,757,499 ordinary shares (or 190,881,727 ordinary shares, assuming the underwriter exercises its over-allotment option in full).

The ADSs	Each ADS represents four Class A ordinary shares, par value US$0.00001 per share.

The depositary will be the holder of the Class A ordinary shares underlying the ADSs and you will have the rights as provided in the deposit agreement among us, the depositary and the holders and beneficial owners of the ADSs.

We have no plan to declare or pay any dividends in the near future on our ordinary shares. If, however, we pay dividends on our Class A ordinary shares, the depositary will pay you the cash dividends and other distributions it receives on our Class A ordinary shares after deducting its fees and expenses in accordance with the terms set forth in the deposit agreement.

You may surrender your ADSs to the depositary to withdraw Class A ordinary shares underlying your ADSs. The depositary will charge you a fee for such an exchange.

We may amend or terminate the deposit agreement without your consent. If you continue to hold the ADSs after an amendment to the deposit agreement, you agree to be bound by the deposit agreement as amended.

To better understand the terms of the ADSs, you should carefully read the “Description of American Depositary Shares” section of the accompanying prospectus. You should also read the deposit agreement, which is an exhibit to the registration statement that includes the accompanying prospectus.

Over-Allotment Option	The underwriter has an option, exercisable for 45 days from the date of the prospectus supplement, to purchase up to 1,281,057 additional ADSs from us at the offering price, less underwriting discounts and commissions, solely for the purpose of covering over-allotments.

Use of Proceeds	We estimate that we will receive net proceeds of approximately US$8.1 million from this offering based on the public offering price of US$0.90 per ADS, and after deducting the underwriter discounts, commissions and estimated offering expenses payable by us.

We intend to use our net proceeds from this offering for (1) investment in our SaaS platform to refine our SaaS application, and (2) general corporate purposes and working capital.

See “Use of Proceeds” for more information.

Lock-up	We, our executive officers and directors have agreed with the underwriter not to sell, transfer or dispose of any ADSs, ordinary shares or similar securities for a period of 90 days after the date of this prospectus supplement. See “Underwriting” for more information.

Listing	Our ADSs are listed on the Nasdaq Stock Market LLC under the symbol “MOHO.”

Risk factors	Investing in our securities involves a high degree of risk. Before investing in our securities, you should carefully consider the risk factors described in the section titled “Risk Factors” beginning on page S-18 of this prospectus supplement as well as the risks identified in documents that are incorporated by reference in this prospectus supplement.

Depositary	Citibank, N.A.

Payment and Settlement	The ADSs are expected to be delivered through the book-entry transfer facilities of The Depository Trust Company in New York, New York, on or about August 5, 2021.

The number of ordinary shares that will be outstanding immediately after this offering is based upon:

•	86,401,883 Class A ordinary shares and 59,355,616 Class B ordinary shares issued and outstanding as of the date of this prospectus supplement, and

•	40,000,000 Class A ordinary shares represented by the ADSs that we will issue and sell in this offering, assuming the underwriter does not exercise its over-allotment option,

But excludes:

•	13,431,750 Class A ordinary shares reserved for future issuances under the 2021 Plan.

SUMMARY CONSOLIDATED FINANCIAL DATA

The following summary consolidated statement of operations data for the years ended December 31, 2018, 2019 and 2020, summary consolidated balance sheet data as of December 31, 2019 and 2020, and summary consolidated cash flow data for the years ended December 31, 2018, 2019 and 2020 have been derived from our audited consolidated financial statements included in our annual report on Form 20-F for the fiscal year ended December 31, 2020, or the 2020 annual report.

Our consolidated financial statements are prepared and presented in accordance with U.S. GAAP.

Our historical results are not necessarily indicative of results expected for future periods. You should read this Summary Consolidated Financial Data section together with our audited consolidated financial statements and the related notes included in our 2020 annual report, and information under “Item 5. Operating and Financial Review and Prospects” of our 2020 annual report.

Summary Consolidated Statements of Comprehensive Loss Data

	Year Ended December 31,
	2018	2019	2020
	US$	US$	US$
Net revenues:
Products sales	176,097,737	302,098,523	300,155,525
Services	22,917,299	27,381,393	4,783,240

Total net revenues	199,015,036	329,479,916	304,938,765

Total cost of revenue	(140,153,462)	(257,431,074)	(246,299,626)

Gross profit	58,861,574	72,048,842	58,639,139

Operating expenses:
Fulfillment expenses	(13,096,731)	(16,956,520)	(14,398,579)
Sales and marketing expenses	(27,461,813)	(40,205,943)	(45,753,811)
General and administrative expenses	(9,068,864)	(8,496,574)	(11,036,905)
Research and development expenses	(1,669,323)	(1,808,422)	(1,105,535)
Other operating income	—	34,761	—

Total operating expenses	(51,296,731)	(67,432,698)	(72,294,830)

Operating income/(loss)	7,564,843	4,616,144	(13,655,691)

Finance expense, net	(925,543)	(2,513,847)	(2,615,282)
Foreign exchange (loss)/gain, net	(306,730)	(392,955)	979,103
Other income, net	234,421	475,195	1,800,214

Income/(loss) before income tax expenses	6,566,991	2,184,537	(13,491,656)
Income tax (expenses)/benefits	(417,124)	(249,639)	6,504

Net Income/(loss)	6,149,867	1,934,898	(13,485,152)
Less: Net income/(loss) attributable to the non-controlling interest shareholders and redeemable non-controlling interest shareholders	25,877	(361,657)	(186,240)

Net income/(loss) attributable to ECMOHO Limited	6,123,990	2,296,555	(13,298,912)

Less: Accretion on Round A convertible redeemable preferred shares to redemption value	(1,018,493)	—	—
Less: Accretion on Round B convertible redeemable preferred shares to redemption value	(1,574,737)	—	—
Less: Accretion on Series A convertible redeemable preferred shares to redemption value	(445,177)	(1,022,461)	—
Less: Accretion to redemption value of redeemable non-controlling interests	(129,896)	(311,757)	—
Less: Extinguishment of convertible redeemable preferred shares	(24,763,245)	—	—

Net (loss)/income attributable to ECMOHO Limited’s ordinary shareholders	(21,807,558)	962,337	(13,298,912)

Net income/(loss)	6,149,867	1,934,898	(13,485,152)
Other comprehensive (loss)/income
Foreign currency translation adjustment, net of nil tax	(681,407)	(887,407)	6,360,165
Less: Comprehensive income/(loss) attributable to noncontrolling interests	14,543	(404,798)	(128,338)

	Year Ended December 31,
	2018	2019	2020
	US$	US$	US$
Comprehensive income/(loss) attributable to ECMOHO Limited	5,453,917	1,452,289	(6,996,649)

Net (loss)/earnings per share attributable to ECMOHO Limited’s ordinary shareholders
—basic	(0.26)	0.01	(0.10)

—diluted	(0.26)	0.01	(0.10)

Weighted average number of Ordinary Shares
—basic	84,970,000	98,104,216	139,619,496

—diluted	84,970,000	115,644,864	139,619,496

Summary Consolidated Balance Sheets Data

	As of December 31,
	2019	2020
	US$	US$
ASSETS
Current assets
Cash and cash equivalents	49,098,841	45,284,308
Restricted cash	2,000,054	—
Accounts receivable, net	49,829,419	42,005,638
Inventories, net	49,894,514	33,263,094
Prepayments and other current assets	21,366,262	9,200,238
Loan receivables	—	646,000

Total current assets	172,189,090	130,399,278
Property and equipment, net	1,428,979	966,509
Intangible assets, net	1,311,653	565,106
Operating lease right-of-use assets	1,203,961	2,434,221
Deferred tax assets	787,697	829,389
Long-term investment	—	5,904,000
Other non-current assets	1,538,996	1,529,406

Total assets	178,460,376	142,627,909

LIABILITIES AND SHAREHOLDERS’ EQUITY
Short term borrowings	34,515,953	16,942,751
Accounts payable	26,439,191	24,190,898
Amounts due to related parties	16,233,461	9,400,708
Operating lease liabilities, current	1,052,046	411,557
Advance from customers	1,043,004	730,630
Salary and welfare payables (including salary and welfare payables of the consolidated VIEs and VIE’s subsidiary without recourse to the Group of US$21,695 and US$4,604 as of December 31, 2019 and 2020, respectively)	718,698	821,044
Tax payables (including tax payables of the consolidated VIEs and VIE’s subsidiary without recourse to the Group of US$1,010 and US$250 as of December 31, 2019 and 2020, respectively)	3,042,834	3,574,217

Accrued liabilities and other current liabilities (including accrued liabilities and other current liabilities of the consolidated VIEs and VIE’s subsidiary without recourse to the Group of US$7,238 and US$122,915 as of December 31, 2019 and 2020, respectively)

	10,516,988	5,038,861

Total current liabilities	93,562,175	61,110,666
Deferred tax liabilities	138,406	24,684
Operating lease liabilities, non-current	69,347	1,938,885

Total liabilities	93,769,928	63,074,235

Commitments and contingencies
Shareholders’ equity:
Class A Ordinary Shares, US$0.00001 par value; 4,880,496,457 and 4,924,849,600 shares authorized at December 31, 2019 and 2020, respectively; 63,567,099 and 69,361,883 shares issued and outstanding at December 31, 2019 and 2020, respectively	635	693

	As of December 31,
	2019	2020
	US$	US$
Class B Ordinary Shares, US$0.00001 par value; 75,150,400 and 71,355,616 shares authorized, issued and outstanding at December 31, 2019 and 2020, respectively	752	714
Additional paid-in capital	105,944,278	108,369,688
Accumulated other comprehensive (loss)/income	(2,264,635)	4,037,628
Accumulated deficit	(19,556,137)	(32,855,049)

Total ECMOHO Limited shareholders’ equity	84,124,893	79,553,674

Non-controlling interests	565,555	—

Total shareholders’ equity	84,690,448	79,553,674

Total liabilities and shareholders’ equity	178,460,376	142,627,909

Summary Consolidated Statements of Cash Flows Data

	Year Ended December 31,
	2018	2019	2020
	US$	US$	US$
Selected Consolidated Cash Flows Data:
Net cash (used in)/provided by in operating activities	(40,755,516)	(14,188,945)	21,600,717
Net cash used in investing activities	(1,747,784)	(813,007)	(6,643,839)
Net cash provided by/(used in) financing activities	44,036,300	54,337,056	(22,786,168)
Cash, cash equivalents and restricted cash at beginning of the year	10,689,462	12,964,859	51,098,895
Cash, cash equivalents and restricted cash at end of the year	12,964,859	51,098,895	45,284,308

Non-GAAP Measures

We use the following non-GAAP performance indicators to monitor financial performance: adjusted operating income/(loss) and adjusted net income/(loss).

We use adjusted operating income/(loss) and adjusted net income/(loss), each a non-GAAP financial measure, in evaluating our results of operations and for financial and operational decision-making purposes. Adjusted operating income/(loss) represents operating income/(loss) excluding share-based compensation expenses. Adjusted net income/(loss) represents net income/(loss) excluding share-based compensation expenses. These adjustments have no impact on income tax.

We believe that adjusted operating income/(loss) and adjusted net income/(loss) help identify underlying trends in our business that could otherwise be distorted by the effect of certain expenses that we include in operating income and net income. We also believe that adjusted operating income and adjusted net income provide useful information about our results of operations, enhance the overall understanding of our past performance and future prospects and allow for greater visibility with respect to key metrics used by our management in its financial and operational decision-making.

	Year Ended December 31,
	2018	2019	2020
	(unaudited)
	(in thousands of U.S. dollars)
Adjusted operating income/(loss)	7,922	6,191	(13,181)
Adjusted net income/(loss)	6,507	3,510	(13,010)

The non-GAAP financial measures are not defined under U.S. GAAP and are not presented in accordance with U.S. GAAP. They should not be considered in isolation or construed as alternatives to net loss or any other measure of performance or as an indicator of our operating performance. Investors are encouraged to review the historical non-GAAP financial measures in light of the most directly comparable GAAP measures, as shown below. The non-GAAP financial measures presented here may not be comparable to similarly titled measures presented by other companies. Other companies may calculate similarly titled measures differently, limiting their usefulness as comparative measures to our data. We encourage investors and others to review our financial information in its entirety and not rely on a single financial measure.

The table sets forth a reconciliation of our adjusted operating income/(loss) and adjusted net income/(loss) in the years presented to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP, which are operating income/(loss) and net income/(loss):

	Year Ended December 31,
	2018	2019	2020
	(unaudited)
	(in thousands of U.S. dollars)
Operating income/(loss)	7,565	4,616	(13,656)
Add: share-based compensation expenses	357	1,575	475

Adjusted operating income/(loss)	7,922	6,191	(13,181)

Net income/(loss)	6,150	1,935	(13,485)
Add: share-based compensation expenses	357	1,575	475

Adjusted net income/(loss)	6,507	3,510	(13,010)

RISK FACTORS

An investment in our securities s involves significant risks. You should carefully consider all the information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including the risks and uncertainties described below, before making an investment in our securities. Any of the following risks could materially and adversely affect our business, financial condition and results of operations. In any such case, the market price of the ADSs could decline, and you may lose all or part of your investment.

Risks Related to Our Business and Industry

Our business, financial position, liquidity and results of operations have been, and are likely to continue to be, materially and adversely affected by the COVID-19 pandemic.

The COVID-19 pandemic has created unique global and industry-wide challenges, including challenges to many aspects of our business. Since January 2020, the Chinese government has imposed a series of strict and protracted measures, including quarantines, travel restrictions, limitations on social or public gatherings, and the temporary closure of business venues and facilities across the country. Governments across the globe have responded to contain the spread and reduce the risk of exposure to infection through international travel restrictions, lockdowns of cities and wider regions, business closures and strict social distancing measures. As of the date of this prospectus supplement, many of the quarantine measures within China and around the world have since been relaxed. However, relaxation of restrictions on economic and social activities may also lead to new cases which may lead to re-imposed restrictions.

The COVID-19 pandemic and the associated efforts to contain the spread of the disease have caused unprecedented disruptions to the global economy, impacted business operations across many industries and geographies and created significant volatility and uncertainty, all of which have had a material adverse effect on our results of operations, cash flows and overall financial position. For example, during the implementation of quarantine measures in China, our operations were affected as many of our employees were unable to return to work following the Lunar New Year public holiday. We only resumed full operations and achieved full staffing levels in mid-March 2020. Moreover, during the first quarter of 2020, some of our third-party business partners in China, in particular, domestic logistics and transport service providers, experienced temporary shutdowns or worker absenteeism and were unable to meet their obligations to us. This has had an adverse impact on our ability to promptly provide our customers with the products they purchased, which, in turn, has affected our financial performance. Although domestic logistics and transport services providers have resumed their ordinary course of business, there has been and may continue to be a significant increase in international freight costs in light of the COVID-19 pandemic due to tight supply chain capacity, which has had and may continue to have an impact on our fulfillment expenses. Furthermore, we have experienced and expect to continue to experience disruptions to our supply chains if our brand partners, especially international brand partners based in the United States and Europe, are severely impacted by the COVID-19 pandemic or government-imposed quarantines. If we are unable to procure products from our key brand partners when required, our operations, financial condition and results of operations may be adversely impacted in the foreseeable future and such impacts may be material. If we choose to increase the levels of inventory we hold, when possible, to minimize the risk of experiencing product shortages, we may be exposed to increased inventory risk due to accumulated excess inventory, which may have an adverse impact on our results of operations and financial condition. See “—If we fail to effectively manage our inventory, our reputation, results of operations and financial condition may be materially and adversely affected.” Additionally, our ability to enter into agreements with new brand partners has been impacted by pandemic related restrictions on business travels, causing a decrease in the number of brand partners, which has affected and may continue to adversely affect our product sales and revenues. If we fail to find alternative brand partners or otherwise grow our brand partner base, our results of operations may be materially and adversely affected.

We have modified our business practices in response to the COVID-19 pandemic, and started to provide technology solutions, including e-commerce business solutions, digital marketing services and e-commerce third-

party operation management services to our brand partners. We have also terminated business relationships with some of our then existing brand partners with whom we had less favorable terms. However, the impact of our new initiatives in response to COVID-19 is uncertain and we may be subject to additional risks related to our new initiatives.

The longer-term trajectory of COVID-19, the spread of mutations in the virus, and effectiveness and availability of the vaccines, and their impact on our industry and the broader economy are still difficult to assess or predict and pose significant uncertainties that are difficult for us to quantify and beyond our control. For example, in late July 2021, a fresh COVID-19 outbreak began to spread to multiple locations in China. The new outbreak was reported to be associated with the highly contagious Delta variant, which raised concerns over the outlook of future quarantine measures that have been or may be adopted in response. As such, we are currently unable to predict with the ultimate long-term impact of COVID-19 pandemic on our business, financial condition, liquidity and results of operations. However, COVID-19-related disruptions have had an adverse impact on our results of operations in 2020 and the three months ended March 31, 2021. Specifically, we experienced a 0.6% decrease in product sales revenues from US$302.1 million in 2019 to US$300.2 million in 2020 and an 82.6% decrease in service revenues from US$27.4 million in 2019 to US$4.8 million in 2020. Our sales revenues were US$26.4 million in the three months ended March 31, 2021, as compared to US$60.7 million in the three months ended March 31, 2020. The COVID-19 outbreak may continue to have an adverse impact on our results of operations in the foreseeable future.

Each of the following risk factors should be read in the context of the foregoing uncertain trends, events and developments as they affect us, whether or not we make specific reference to the COVID-19 pandemic, given the potentially materially adverse effect of the pandemic on our business.

If the e-commerce market or the health and wellness industry in China does not grow, or grows more slowly than we expect, the demand for our products and solutions could be materially and adversely affected.

Continued demand for our products and solutions depends on whether the e-commerce market and the health and wellness industry in China will continue to grow. The long-term viability and prospects of the online retail business in China remain relatively untested. Our future results of operations will depend on numerous factors affecting the development of the e-commerce industry in China, which may be beyond our control, including:

•

developments in, or changes to, laws, regulations, governmental policies, incentives, taxation and regulatory and policy environment affecting our operations and e-commerce market or the health and wellness industry;

•	the penetration rates of Internet services, personal computers and mobile connectivity;

•	the trust and confidence level of e-commerce consumers in China, as well as changes in consumers’ demographics and preferences;

•	whether alternative retail channels or business models that better address the needs and preferences of consumers emerge in China; and

•	the development of fulfillment, payment and other ancillary services associated with online purchasing.

Additionally, our future results of operations will depend on numerous factors affecting the development of the health and wellness industry in China, including:

•	changes in the spending power of Chinese consumers;

•	the prevalence of health issues and chronic diseases among Chinese consumers;

•	the impact of the COVID-19 pandemic; and

•	the ongoing health and wellness market deficiencies and consumer mistrust of incumbent health and wellness product and service providers.

We are subject to evolving regulatory requirements, non-compliance with which, or changes in which, may materially and adversely affect our business and prospects.

As a provider of an e-commerce platform for health and wellness products, we are subject to legal and regulatory requirements applicable to multiple industries in China. These industries primarily include the Internet and health and wellness industries. We have been subject to penalties by PRC regulatory authorities in the past due to our failure to comply with their requirements, including those in relation to pricing.

The regulations to which we are subject in this area are new and evolving. As a result, the interpretation of these laws and their enforcement is often uncertain. Predicting the application of these laws can be difficult, and unexpected outcomes in the interpretation and enforcement of the applicable regulations may have an adverse impact on our business and operations. Additionally, any future changes in regulation may render our business non-compliant or require changes to our business practices or licensing arrangements to ensure compliance. These changes may involve significant costs, which in turn may adversely affect our business and prospects.

Various regulatory authorities of the PRC government regulate value-added telecommunications services, food business, pharmaceutical operations and services, online drug and medical device operations and online trading and e-commerce. Violations of regulations may lead to the imposition of significant penalties which may affect our business, operations, reputation and financial prospects. In respect of the healthcare industry, in particular, any violation of the relevant laws, rules and regulations may result in harsh penalties and, under certain circumstances, lead to criminal prosecution.

As we introduce new products and services to our customers, we may be required to comply with additional laws and regulations that are yet to be determined. To comply with such additional laws and regulations, we may be required to obtain necessary certificates, licenses or permits, as well as expend additional resources to monitor regulatory and policy developments. Our failure to adequately comply with such additional laws and regulations may delay, or possibly prevent, some of our products or services from being offered to users, which may have a material adverse effect on our business, financial condition and results of operations.

Additionally, China has enacted laws and regulations governing Internet access and the distribution of products, services, news, information, audio-video programs and other content through the Internet. The PRC government has prohibited the distribution of information through the Internet that it deems to be in violation of PRC laws and regulations. If any of the information disseminated through our marketplaces and websites were deemed by the PRC government to violate any content restrictions, we would not be able to continue to display such content and could become subject to penalties, including confiscation of income, fines, suspension of business and revocation of required licenses, which could materially and adversely affect our business, financial condition and results of operations.

As our operations in China are subject to regulations over the Internet, health and wellness industries, value-added telecommunications services, food business, pharmaceutical operations and services, online drug and medical device operations and online trading and e-commerce, any industry-wide adverse regulatory development or policies adopted by the relevant authorities to influence the development of such industries may significantly change the demand for our products and services, impose additional restrictions over our business operations, and otherwise materially and adversely affect our business, financial condition and results of operations.

Adverse regulatory developments in China may subject us to additional regulatory review and expose us to government interference, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in China may impose additional compliance requirements for companies like us with significant China-based operations, all of which could increase our compliance costs, subject us to additional disclosure requirements, and/or suspend or terminate our future securities offerings, making capital-raising more difficult.

As substantially all of our operations are based in China, we are subject to PRC laws relating to, among others, data security and restriction over foreign investments in value-added telecommunications services. The recent regulatory developments in China, in particular with respect to restrictions on China-based companies raising capital offshore, including through the variable interest entities structure, or the VIE structure, and the government-led cybersecurity reviews of certain companies with VIE structure, may lead to additional regulatory review in China over our financing and capital raising activities in the United States. In addition, we may become subject to industry-wide regulations that may be adopted by the relevant PRC authorities, which may have the effect of limiting our product and service offerings, restricting the scope of our operations in China, or causing the suspension or termination of our business operations in China entirely, all of which will materially and adversely affect our business, financial condition and results of operations. We may have to adjust, modify, or completely change our business operations in response to adverse regulatory changes or policy developments, and we cannot assure you that any remedial action adopted by us can be completed in a timely, cost-efficient, or liability-free manner or at all.

On July 30, 2021, in response to the recent regulatory developments in China and actions adopted by the PRC government, the Chairman of the SEC issued a statement asking the SEC staff to seek additional disclosures from offshore issuers associated with China-based operating companies before their registration statements will be declared effective, including detailed disclosure related to VIE structures and whether the VIE and the issuer, when applicable, received or were denied permission from Chinese authorities to list on U.S. exchanges and the risks that such approval could be denied or rescinded. On August 1, 2021, the China Securities Regulatory Commission stated in a statement that it had taken note of the new disclosure requirements announced by the SEC regarding the listings of Chinese companies and the recent regulatory development in China, and that both countries should strengthen communications on regulating China-related issuers. We are subject to a variety of PRC laws, including laws and other obligations regarding cybersecurity and data protection. We also maintain a VIE structure with respect to our operations in China due to restriction over foreign investment in value-added telecommunications services. Although we do not currently engage in any telecommunications services, our VIE, Shanghai Yibo, holds an Internet Content Provider license, or ICP license, and may develop e-commerce platforms for other trading parties. Therefore, we may be subject to tightened regulatory review and exposed to government interference in China. In light of the recent regulatory and policy developments in China and government actions taken by the PRC government, including possible imposition of restrictions and/or approval requirements on China-based companies raising capital offshore, the offering of our securities may be subject to additional disclosure requirements and review that the SEC or other regulatory authorities in the United States may adopt for companies with China-based operations. For details of risks relating to cybersecurity review and our VIE structure, see risks disclosed in the sections headed “—Risks Related to Our Corporate Structure,” “—We are subject to a variety of laws and other obligations regarding cybersecurity and data protection, and any failure to comply with applicable laws and obligations or exposure to government interference actions could have a material and adverse effect on our business, financial condition and results of operations,” and “—The approval of the China Securities Regulatory Commission and other compliance procedures may be required in connection with this offering, and, if required, we cannot predict whether we will be able to obtain such approval.”

We are subject to a variety of laws and other obligations regarding cybersecurity and data protection, and any failure to comply with applicable laws and obligations or exposure to government interference actions could have a material and adverse effect on our business, financial condition and results of operations.

We are subject to PRC laws relating to the collection, use, sharing, retention, security, and transfer of confidential and private information, such as personal information and other data. These laws apply not only to third-party transactions, but also to transfers of information between us, our wholly foreign-owned enterprise in China, or WFOE, our VIE, and the subsidiaries of our VIE and WFOE, and among us, our WFOE, our VIE, and the subsidiaries of our VIE and WFOE, and other parties with which we have commercial relations. These laws and their interpretations and enforcement continue to develop and are subject to change, and the PRC government may adopt other rules and restrictions in the future.

Pursuant to the PRC Cybersecurity Law, which was promulgated by the Standing Committee of the National People’s Congress on November 7, 2016 and took effect on June 1, 2017, personal information and important data collected and generated by a critical information infrastructure operator in the course of its operations in China must be stored in China, and if a critical information infrastructure operator purchases internet products and services that affects or may affect national security, it should be subject to cybersecurity review by the Cyberspace Administration of China, or CAC. Cyber Security Law also establishes more stringent requirements applicable to operators of computer networks, especially to operators of networks which involve critical information infrastructure. Because of its exceptional breadth in scope, ambiguous requirements and broadly defined terminology, we are concerned about the law’s potential impact on our operations in China, particularly in relation to the safeguarding of user information. The Cyber Security Law contains an overarching framework for regulating Internet security, protection of private and sensitive information, and safeguards for national cyberspace security and provisions for the continued government regulation of the Internet and content available in China. The Cyber Security Law emphasizes requirements for network products, services, operations and information security, as well as monitoring, early detection, emergency response and reporting.

Due to the lack of further interpretations, the exact scope of “critical information infrastructure operator” remains unclear. On July 10, 2021, the CAC publicly issued the “Cybersecurity Review Measures” (Revised Draft for Comments) aiming to, upon its enactment, replace the existing Measures for Cybersecurity Censorship. The draft measures extend the scope of cybersecurity reviews to data processing operators engaging in data processing activities that affect or may affect national security, including listing in a foreign country. If the enacted version of the draft measures mandates clearance of cybersecurity review and other specific actions to be completed by companies like us, we face uncertainties as to whether such clearance can be timely obtained, or at all. Our business collects and processes a large quantity of personal, transactional and behavioral data, which could subject us to cybersecurity review.

We cannot assure you that we will not be subject to PRC regulatory inspection and/or review relating to cybersecurity, especially when there remains significant uncertainty as to the scope and manner of the regulatory enforcement and/or the possible government interference that we may be exposed to. If we become subject to cybersecurity inspection and/or review by CAC or other PRC authorities or are required by them to take any specific actions, it could cause suspension or termination of the future offering of our securities, disruptions to our operations, result in negative publicity regarding our company, and divert our managerial and financial resources. We may also be subject to fines or other penalties, which could materially and adversely affect our business, financial condition and results of operations. Further, as the legal and regulatory framework for the protection of information in cyberspace in China continues to evolve, we may be required to adjust our business practices or incur additional operating expenses, which may adversely affect our results of operations and financial condition.

If we fail to anticipate evolving consumer preferences for health and wellness products and/or fail to cater effectively to consumer demands, our ability to attract and retain customers may be materially and adversely affected.

Our ability to attract and retain our consumers depends largely on our ability to offer health and wellness products that they find attractive. The success of our business relies on our ability to anticipate changes in consumer preferences, demographic shifts in our consumer base and broader evolving trends in the industry, and to respond to such changes in a timely and cost-effective manner. If we rely on misleading industry intelligence or consistently misinterpret the consumer data we collect, we may fail to cater to the preferences of our consumers or fail to continue to retain our consumers. Consequently, our business, financial condition and results of operations may be materially and adversely affected.

Our success depends on our ability to maintain relationships with existing brand partners and to develop relationships with new brand partners.

Our success is closely tied to our relationships with our existing brand partners, who supply the products that we sell through various platforms. We also identify and target potential new brand partners whose products complement our established inventory or that represent new opportunities for us to meet consumer demand. Many of our brand partners deal with us on a non-exclusive basis, and many of our brand partner relationships are relatively recent, having been established over the last three to four years. Because of these factors, we face, and expect to continue to face, constant and intense competition for the business of our brand partners from other Chinese distributors in the health and wellness market. Our relationships with our brand partners may weaken and we may lose our market share if our competitors offer their services to them. The e-commerce market is characterized by rapid technological developments and frequent changes in regulation, specifications and other requirements for how our brand partners should sell their merchandise through particular channels. This could negatively affect our ability to retain existing brand partners and attract new brand partners, our future financial and results of operations, and our potential for growth. If we are unable to maintain these relationships or enter into advantageous new arrangements through our targeted approaches to specific potential brand partners, our ability to attract new brand partners may decrease.

In addition, a small number of brand partners contribute a significant portion of our total revenues. For example, in 2020, the single largest brand partner in terms of the revenue contribution of its products accounted for 14% of our total net revenues. In the same period, the ten largest brand partners in terms of the revenue contribution of their products, in the aggregate, accounted for 80% of our total net revenues. Moreover, three of the ten largest brand partners in terms of revenue contribution in 2020 are under the common control of a global food and beverage company. While our relationships with these three brand partners were developed independently and they are each managed by a dedicated operations team, we cannot assure you that failure to maintain a satisfactory relationship with one of these brand partners in the future will not adversely affect our reputation with the other brand partners under common control. Furthermore, the loss of one or more of our largest brand partners may result in a material and adverse effect on our financial condition and results of operation.

In such a rapidly changing market, the needs of our brand partners are also constantly evolving to keep pace with consumer demands. If we fail to respond to the evolving needs of our brand partners, our continuing relationships with existing brand partners, our reputation and the demand for our services may be adversely affected. This may have a material and adverse impact on our business, financial position and results of operations.

We may be unable to compete effectively against stronger and better-resourced e-commerce companies, offline competitors or new entrants to the health and wellness market, and we may lose market share as a result.

The health and wellness market is intensely competitive in China. We may not be able to command the same price for our services and solutions or we may face a decrease in our market share, which may affect our future results of operations and financial condition, and our ability to grow our business. In addition, competition may intensify if our competitors increase their resources and product range and if established companies in other market segments or geographic markets expand into our market segments or geographic markets. If we cannot compete successfully, our business, financial condition and results of operations could be materially and adversely affected.

We face competition in many areas. We compete to attract, engage and retain consumers based on the variety, value and personalization of the products and services we offer, and overall user experience and convenience. We compete to attract and retain brand partners based on our scale of operation and the capability of engaging consumers, the sales and growth solutions offered to brand partners as a result of our consumer and industry analysis and the efficiency of our logistics infrastructure in facilitating the delivery of our brand partners’ products to consumers. We also compete for experienced and effective talent and personnel, who serve critical functions in the development of our products and our ecosystem.

Our ability to compete effectively depends on a number of factors, some of which may be beyond our control, including brand partners choosing to develop in-house e-commerce platforms or infrastructure, offline competitors with a broader product range, e-commerce channels deciding to directly compete with us and consolidations within the Chinese health and wellness industry that may result in stronger competitors.

If we are not able to compete effectively, we may lose market share and face a decrease in consumer engagement and sales, which could materially and adversely affect our business, financial condition and results of operations as well as our reputation.

Some of our current or future competitors may have, or may develop, greater brand recognition, better supplier relationships, larger customer bases or greater financial, technical or marketing resources than us. Any smaller companies or potential new entrants to the Chinese health and wellness market may be acquired by, receive investment from or enter into strategic relationships with well-established and well-financed companies or investors which may enhance their competitive positions. Some of our competitors may be able to secure more favorable terms from suppliers, devote greater resources to marketing and promotional campaigns, adopt more aggressive pricing or inventory policies and devote substantially more resources to their technology and infrastructure systems than us. We cannot be certain that we will be able to compete successfully against current or future competitors, and competitive pressures may have a material adverse effect on our business, financial condition and results of operations.

We incurred a net loss in 2020 and the three months ended March 31, 2021, and we may not achieve or maintain profitability.

We incurred a net loss of US$13.5 million in 2020 and US$6.1 million in the three months ended March 31, 2021. We may not be able to achieve or maintain profitability in the future. Our expenses will likely increase in the future as we develop execute our growth initiatives, such as launching new services, such as offering strategy, marketing, products, digitalization, consumer insights, supply chain and SaaS solutions to assist our business partners deliver customized products and services to consumers.

These efforts may be more costly than we expect and may not result in increased revenues or growth in our business. Any failure to increase our revenues sufficiently to keep pace with our investments and other expenses could prevent us from achieving or maintaining profitability or positive operating cash flow on a consistent basis. If we are unable to successfully address these risks and challenges as we encounter them, our business, financial condition and results of operations could be adversely affected.

We may need additional capital but may not be able to obtain it on acceptable terms, or at all.

In order for us to continue to grow, we need significant amount of working capital to fund our inventory. In addition, we may require additional capital in case of operating losses as well as any investments or acquisitions we may decide to pursue. For example, net cash used in operating activities reached US$40.8 million in 2018 and US$14.2 million in 2019. While we recorded net cash provided by operating activities of US$21.6 million in 2020, we may continue to incur operating cash outflows in the future due to the expansion of our business and the corresponding increase in inventory. See “—If we fail to effectively manage our inventory, our reputation, results of operations and financial condition may be materially and adversely affected.”

If our cash resources are insufficient to satisfy our cash requirements, we may seek to issue additional equity or debt securities, including convertible notes, or obtain new or expanded credit facilities.

Our ability to obtain external financing in the future is subject to a variety of uncertainties, including our future financial condition, results of operations, cash flows, share price performance, liquidity of international capital and lending markets and the PRC governmental regulations over foreign investment and the health and wellness industry. Any debt financing, if available, may involve restrictive covenants and could restrict our operational flexibility and reduce our profitability. In addition, incurring indebtedness would subject us to increased debt service obligations. There can be no assurance that financing would be available in a timely manner or in amounts or on terms acceptable to us, or at all, particularly considering the ongoing COVID-19 pandemic. Any such failure could severely restrict our liquidity as well as have a material adverse effect on our business, financial condition and results of operations. Moreover, any issuance of equity or equity-linked securities could result in significant dilution to the interests of our existing shareholders.

If we are unable to obtain increased financing, any resultant cash flow shortage may materially affect our ability to procure products from our brand partners and meet our financial obligations, which may damage our reputation and brand partner relationships. Such damage to our reputation or relationships would have a material and adverse effect on our business, financial condition and results of operations.

We may not be able to effectively manage the expansion of our business or optimally implement our business strategies.

To realize our mission of providing comprehensive health and wellness solutions to our consumers, we have implemented an expansion strategy and have experienced rapid growth in recent years. However, there is no assurance that we will be able to maintain our historical growth rates in future periods. Our revenue growth may slow or even decline for many reasons, including competition, and industry and economy conditions. We have continued to widen our relationships with existing brand partners to include more offerings, procuring new brand partners with different products, improving our logistic and fulfillment capabilities to support our expanded offering and growing through acquisitions of complementary businesses. We have also continued to strengthen our multi-channel value proposition by leveraging new ways to market and distribute products, including social media platforms, short video platforms and offline promotions. Additionally, we are exploring new business opportunities in providing technology solutions including e-commerce business solutions, digital marketing services and e-commerce third-party operation management services. In particular, we plan to put more emphasis on offering brand partners with technology-centric services to add value and therefore reinforce our relationship. To execute our business initiatives and promote service-oriented business model, we need to upgrade our technology infrastructure and recruit and train more technical staff, which will lead to increased costs and expenses. This expansion has contributed to a heightened level of complexity of our business, in terms of both the type and scale of our operations, which may place a significant strain on our operational, financial and technical resources and increase demands on our management and employees. We cannot assure you that we will be able to continue to manage our growth, improve our profitability or execute our strategies effectively, and any failure to do so may materially and adversely affect our business and prospects.

We are also continuously executing a number of growth initiatives, strategies and operating plans designed to enhance our business, including launching various new services, such as offering strategy, marketing, products, digitalization, consumer insights, supply chain and SaaS solutions to assist our business partners deliver customized products and services to consumers. The anticipated benefits from these efforts are based on assumptions that may prove to be inaccurate. Moreover, we may not be able to successfully complete these growth initiatives, strategies and operating plans and realize all of the benefits that we expect to achieve, such as expanding our product and service offerings, or it may be more costly to do so than we anticipate. In addition, profitability, if any, in the new areas that we expand into may be lower than in our existing business, and we may not be successful enough in these newer areas to recoup our investments in them. If any of these circumstances were to occur, our business, financial condition and results of operations may be materially and adversely affected.

We depend on key management as well as experienced and capable personnel generally, and any failure to attract, motivate or retain our staff could hinder our ability to maintain and grow our business.

Our future success depends substantially upon the continued service of our key executives and other key employees, particularly our co-founders, Ms. Wang and Mr. Zeng. If we lose the services of any member of management or key personnel, we may not be able to locate suitable or qualified replacements, and we may incur additional expenses to recruit and train new staff, which could severely disrupt our business and growth.

The size and scope of our ecosystem also require us to hire and retain a wide range of experienced and capable personnel who can adapt to a dynamic, competitive and challenging business environment. We will need to continue to attract and retain experienced and capable personnel at all levels as we expand our business and operations. Competition for such talent is intense, and the availability of suitable and qualified candidates in China is limited. This high level of competition could compel us to offer higher compensation and other benefits to attract and retain the right candidate. Even if we were to offer higher compensation and other benefits, there is no assurance that these individuals will choose to join us or continue to work for us. Any failure to attract or retain key management and personnel could severely disrupt our business and growth.

We may be subject to claims under consumer protection laws, including health and safety claims and product liability claims, if property or people are harmed by the products sold on our platform.

Due to several high-profile consumer complaint incidents that have occurred in China in recent years and attendant media and advocacy group attention, there has been increased governmental focus in China on consumer protection. Operators of e-commerce marketplaces and platforms are subject to certain provisions of consumer protection laws even where such operator is not the seller of the product or service purchased by the consumer. In addition, if we do not take appropriate remedial action against sellers or service providers for actions they engage in that we know, or should have known, would infringe upon the rights and interests of consumers, we may be held jointly and severally liable with the seller or service provider for such infringement.

Moreover, applicable PRC consumer protection laws hold that trading platforms will be held liable for failing to meet any undertakings such platforms make to consumers regarding products listed on their websites. Furthermore, we are required to report to the State Administration for Market Regulation, or the SAMR, or its local branches any violation of applicable laws, regulations or SAMR rules by sellers or service providers, such as sales of goods without proper license or authorization, and to take appropriate remedial measures, including ceasing to provide services to such sellers or service providers. If claims are brought against us under any of these laws, we could be subject to damages and reputational damage as well as action by regulators, which could have a material adverse effect on our business, financial condition and results of operations.

We do not maintain product liability insurance for products and services transacted on our platform, and any other insurance policies may not cover us, adequately or at all, for any liability we may incur. Even unsuccessful claims could result in the expenditure of funds and management time and resources and could materially reduce our net income and profitability.

If counterfeit products are distributed by us, our reputation and financial results could be materially and adversely affected.

We source health and wellness products from reputable brand partners. However, their measures of safeguarding against counterfeit products may not be adequate. In addition, we engage third-party warehousing and logistics service providers and third-party couriers to conduct product fulfillment, and we may not be able to detect and prevent all potential instances of misconduct or negligence committed by them or by our employees involved in the fulfillment process. If counterfeit products are distributed by us, we may suffer reputational damage. If we are deemed to have participated or assisted in infringement activities associated with counterfeit products, we may be subject to sanctions under applicable laws and regulations, which may include injunctions to cease infringing activities, rectification, compensation, administrative penalties and even criminal liability, depending on the gravity of such misconduct. Furthermore, counterfeit products may be defective or inferior in quality as compared to authentic products and may pose safety risks to consumers. If consumers are injured by counterfeit products distributed by us, we may be subject to lawsuits, severe administrative penalties and criminal liability. See “—We may be subject to claims under consumer protection laws, including health and safety claims and product liability claims, if property or people are harmed by the products sold on our platform.”

If we fail to effectively manage our inventory, our reputation, results of operations and financial condition may be materially and adversely affected.

In order to operate our business effectively and meet our consumers’ demands and expectations, we must maintain a certain level of inventory to ensure prompt deliveries when required. We determine the levels of inventory we hold on the basis of our experience, assessment of consumer demand in a certain period of time and the lead time required to have the inventory in our warehouse. We forecast consumer demand by relying on many factors, including:

•	the purchase history of consumers;

•	performance metrics from our customers, especially third-party e-commerce channels;

•	market intelligence, including intelligence on product innovation and introduction;

•	changes in consumer spending patterns; and

•	event-driven factors, such as cyclical demand for preventative products.

We use such metrics to forecast consumer demand more accurately and thereby optimize our inventory management in terms of product portfolio and volume.

However, forecasts are inherently uncertain, and demand for products can change significantly between the inventory order date and the projected sale date. In addition, the acquisition of certain types of inventory may require significant lead time and prepayment and they may not be returnable. Moreover, while we are in the process of negotiating with new suppliers to have them repurchase unsold items upon termination of agreements, we normally do not have the right to return the unsold items to our suppliers, save for in a limited range of circumstances, such as in the case of quality defects, as set out in our supply agreements.

If we overestimate demand for our products, we may be exposed to increased inventory risks due to accumulated excess inventory. Prolonged periods of excess inventory may lead to pressures on our warehousing system and fulfillment capabilities, increases in inventory holding costs and the risk of inventory obsolescence. In addition, if we fail to manage our inventory effectively, we may experience a decline in inventory values and significant inventory write-downs or write-offs due to product expiration. Moreover, we may be required to lower sale prices in order to reduce inventory levels, which may lead to lower gross margins. Conversely, if we underestimate demand for our products, or if our brand partners fail to supply quality products in a timely manner, we may experience inventory shortages, which might result in lost revenues and diminished consumer satisfaction, which could harm our business and reputation.

Any of the above may materially and adversely affect our results of operations and financial condition. As we plan to continue to expand our product offerings, we may continue to face challenges in effectively managing our inventory.

Any interruption in our product inventory or fulfillment operations may have an adverse impact on our business.

Our ability to process and fulfill orders accurately depends on the efficient operation of our fulfillment and logistics network and our ability to accurately take orders through the various platforms on which we distribute products and our ability to fulfill such orders. Our fulfillment and logistics infrastructure, including our warehousing facilities and transportation services, may be vulnerable to damage or interruption caused by fire, flood, power outage, telecommunications failure, break-ins, earthquake, human error, transportation disruptions and other events. If any of our fulfillment and logistics infrastructures were to be rendered incapable of operations, then we may be unable to fulfill any orders. We do not carry business interruption insurance, and the occurrence of any of the foregoing risks could have a material adverse effect on our business, prospects, financial condition and results of operations.

As a result of the COVID-19 pandemic, our third-party couriers have been unable to consistently fulfill online orders to our customers in a timely manner. We also experienced delays in getting products from our suppliers and incurred higher shipping costs in inbound and outbound shipments, all of which have had an adverse impact on our business. Although domestic logistics and transport services providers have recovered and resumed their ordinary course of business, there has been and may continue to be a significant increase in international freight costs in light of the COVID-19 pandemic, which has had and may continue to have an impact on our fulfillment expenses. See “—Our business, financial position, liquidity and results of operations have been, and are likely to continue to be, materially and adversely affected by the COVID-19 pandemic.”

Our results of operations are subject to fluctuations due to the seasonality of our business and other events.

We have experienced and expect to continue to experience seasonal fluctuations in our financial performance. These seasonal patterns have caused and will continue to cause fluctuations in our results of operations. Historically, we have recorded stronger performance in the fourth quarter, primarily because consumers increase their purchases during e-commerce festivals in China, such as the periods around Singles Day (which is an online sales promotion event that falls on November 11 of each year) and Double Twelves (which is another online sales promotion event that falls on December 12 of each year). In addition, we generally experience a lower level of sales activity in the first quarter due to the Lunar New Year public holiday, during which the volumes of online purchases and logistical operations drop significantly due to vacations and business closures.

In anticipation of increased sales activity prior to shopping festivals, we increase our inventory levels and incur additional expenses such as procuring additional working capital and increasing the size of our workforce on a temporary basis. If our seasonal sales patterns become more pronounced in the future, this may strain our personnel, customer service operations, fulfillment operations and shipment activities and may cause a shortfall in revenues compared to expenses in a given period. As a result, our financial results may be materially and adversely affected. In addition to increasing our own inventory levels, we also rely on our brand partners to increase their inventory levels to match projected seasonal demand. If we and our brand partners do not increase inventory levels for popular products in sufficient amounts or if we are unable to restock popular products from our brand partners in a timely manner, we may fail to fulfill customer demand. This may harm our reputation and damage the trust that consumers have in our business, which is a key part of our business model. As a result, we may experience a material and adverse effect on our financial conditions and results of operations.

Our dependence on a small number of e-commerce channels could materially and adversely affect our business or results of operations.

We depend on a small number of e-commerce channels to sell products to consumers. As a result, we derive a substantial portion of our revenues from activity on these channels. For example, in 2018, 2019 and 2020, sales on Alibaba’s Tmall platform contributed approximately 34%, 21% and 20% of our total net revenues, respectively.

If the sales on e-commerce channels in China do not grow or grow more slowly than we expect, demand for our products would be adversely affected, our revenues would be negatively impacted, and our ability to pursue our growth strategy would be compromised. Moreover, if the e-commerce channels that we rely on are not successful in attracting consumers or their reputations are adversely affected for any reason, we may experience reduced demand for our products.

Our business may be harmed if the e-commerce channels we rely upon decide to make significant changes to their respective business models, policies, systems or plans. Currently, large e-commerce channels influence to a certain extent terms that affect our profitability and financial condition, including the return policies we offer and the sharing of marketing expenses and payables or receivables between the e-commerce channels and us. We may not be able to negotiate such policies or agreements on terms most favorable to us in the future.

In addition, we cannot guarantee that we will be able to access such e-commerce channels in the long term. If we fail to maintain our relationships with such channels, they may decide at any time and for any reason to significantly limit our ability to integrate our solutions with their platforms. Given that online retail in China is dominated by a few large e-commerce channels, we may not be able to adapt or build new relationships on terms favorable to us with any other emerging channels.

Any of the above may adversely affect our revenue, financial condition and results of operations.

We use third-party couriers to deliver orders. If these couriers fail to provide reliable delivery services on commercially acceptable terms, our business and reputation may be materially and adversely affected.

We maintain cooperation arrangements with third-party couriers to deliver our products to our customers. We rely on a select number of third-party delivery services, for example Cainiao, the primary deliverer of cross-border sales through the Tmall platform. In 2018, 2019 and 2020, Cainiao was paid approximately 39%, 32% and 29%, respectively, of our third-party delivery fees, and the goods delivered by Cainiao accounted for approximately 19%, 11% and 13%, respectively, of our revenues in the same periods. As such, we may face adverse consequences if there are interruptions to, or failures in, these third parties’ delivery services. Such interruptions or failures could prevent the timely or proper delivery of our products to consumers, eroding consumer confidence and reducing repeat orders. These interruptions may be due to events that are beyond our control or the control of these delivery companies, such as inclement weather, natural disasters, transportation disruptions, including as a result of public health emergencies, or labor unrest. While we may claim compensation for disruptions under our standard agreements with third-party delivery services, such claims are subject to a complicated review process and we cannot provide assurance that any compensation payments would make up for the lost consumer goodwill. Also, any significant increase in delivery fees charged by these third parties may result in a significant increase in our online distribution expenses. If we fail to find other reliable third-party couriers on commercially acceptable terms, our profitability may be harmed.

In addition, if our third-party couriers fail to comply with applicable PRC rules and regulations, our delivery services may be materially and adversely affected. We may not be able to find alternative delivery companies to provide delivery services in a timely and reliable manner, or at all. Delivery of our products could also be affected or interrupted by the merger, acquisition, insolvency or government shutdown of the delivery companies we engage to make deliveries. If our products are not delivered in proper condition or on a timely basis, our reputation could suffer and we may experience a material adverse effect on our financial condition and results of operations.

We have adopted favorable return policies with certain customers and a higher-than-expected rate of returns could materially and adversely affect our results of operations and financial condition.

In certain instances, we sell the products of our brand partners to third-party e-commerce platforms, which in turn sell those products to consumers. We have adopted contractual product return policies with certain of these third-party e-commerce platforms. These return policies are generally favorable to the third-party e-commerce platforms, and provide in certain cases that products may be returned in unlimited quantities and without cause, albeit subject to a limited return period. If we experience a higher-than-expected rate of returns from these third-party e-commerce platforms, this may result in waste, overstock and monetary loss, which may materially and adversely affect our financial condition and results of operations.

In addition, we may from time to time be required to amend our existing return policies or implement new return policies pursuant to changes in applicable laws and regulations, which may lead to a larger group of customers being able to take advantage of our return policies, potentially resulting in increased costs. If our return policy is misused, we may experience significantly increased costs, which may materially and adversely affect our financial condition and results of operations. If we seek to set limits on such return policies in order to reduce costs, the reaction from our customers may be negative, which may materially and adversely affect our reputation and results of operations.

Any damage to our reputation, including negative publicity against us or our brand partners, may materially and adversely affect our business operations and prospects.

We have cultivated a reputation of trustworthiness and excellence among our brand partners and our consumers. We believe that our reputation is a key reason for consumers to make purchases, and for brand partners who choose us to distribute their products and provide them with market insights and strategies. As a result, we depend on our reputation for the continued success of our business operations and for generating revenue. In the first quarter of 2021, our product sales and financial results were negatively affected by certain negative news concerning one brand product. We cannot assure you that such negative publicity will not occur or adversely affect our results of operations, or that we will be able to maintain our positive reputation in the future. Our reputation may be materially and adversely affected by many factors, many of which are beyond our control, including:

•

negative developments or events relating to our proprietary products or the products of our brand partners which are sold on our platform, or which we provide to third-party e-commerce platforms, including with respect to their efficacy or side effects;

•	lawsuits and regulatory investigations against us or otherwise relating to products associated with us or our industry in general;

•	improper or illegal conduct by our employees or brand partners that is not authorized by us; and

•	adverse publicity associated with us, our products or our industry, whether founded or unfounded.

Any damage to our reputation as a result of these or other factors may cause our products to be perceived unfavorably by consumers, existing or potential brand partners or the Chinese health and wellness market in general, which may materially and adversely affect our reputation, results of operations and financial position.

If our brand partners develop sophisticated knowledge of the Chinese health and wellness market, or increase their in-house e-commerce capabilities, demand for our solutions and services may be materially and adversely affected.

Our brand partners value our solutions and services because of our ability to assist with marketing their products to the Chinese health and wellness market. This ability is founded on our extensive experience in, and local knowledge of, the Chinese health and wellness market, and our technical proficiency in connecting our brand partners to end-consumers in China. If our brand partners significantly develop their local expertise and market knowledge, or choose to sell their products directly through third-party e-commerce platforms, our solutions and services may become less important or attractive to our brand partners, and demand for our solutions and services may decline. This may cause a decrease in customer retention and revenue, materially and adversely affecting our business, financial condition and results of operations.

We may be liable for any false or misleading statements or representations made by the healthcare experts on our platforms.

We may be held liable for any false or misleading statements or representations made by the healthcare experts on our platforms. When these healthcare experts publish health management plans, respond to consumer inquiries and make health and wellness recommendations, they may make false or misleading statements or representations in relation to the suitability, effectiveness, use or potential side effects of such plans or products. These healthcare experts may also be negligent in their observations or fail to specify that their recommendation is general in nature and may not apply to the circumstances of particular consumers. We may not always have appropriate disclaimers in place on our platforms.

We may be subject to legal proceedings and claims from time to time where these statements or representations are found to result in harm to our customers. These claims and legal proceedings may be expensive and time consuming to investigate and defend and may divert resources and management attention from the operation of our business. Although these claims may be unsuccessful, they may harm our reputation and reduce our ability to attract customers and users.

Changes in international trade policies and international barriers to trade, or the escalation of trade tensions, may have an adverse effect on our business and expansion plans.

Recent international trade disputes and the uncertainties created by such disputes may disrupt the transnational flow of goods and significantly undermine the stability of the global and Chinese economy, thereby harming our business.

Changes to trade policies, treaties and tariffs in the jurisdictions in which we operate, or are contemplating operating, or the perception that these changes could occur, could adversely affect the financial and economic conditions in such jurisdictions, as well as our international and cross-border operations, our financial condition and results of operations. The U.S. administration has advocated greater restrictions on trade generally, and has imposed and significantly increased tariffs on certain goods imported into the United States, particularly from China. Such trade developments could materially impact our business as certain of our brand partners are based in the United States, and thus may face increased difficulty in sourcing base ingredients for their products, or cost-effectively developing new products with restricted or more expensive base ingredients. As a result, we may face an increase in our operating costs as our suppliers raise their prices to absorb their increased costs, or an inability to meet the demands of the consumers who purchase from us, and a resulting decrease in our profits.

Increases in tariffs and the prolongation of uncertainty surrounding international trade between the United States and China could have an adverse effect on our ability to source products from certain of our United States-based partners, either at an acceptable cost or at all, to sell in China. If the products of our brand partners become subject to increased tariffs or other trade barriers, the resultant increase in cost or difficulty of importation may force us to find alternative providers of comparable products. We cannot be certain that these alternative providers would be acceptable to Chinese consumers, given that the level of trust in the brands that we supply is a primary driver of purchasing decisions made by Chinese consumers. As a result, we may experience a decrease in demand, and a material and adverse effect on our financial condition and results of operations.

Therefore, any escalation in existing trade tensions or the advent of a trade war, or news and rumors of the escalation of a potential trade war, could affect the supply chains of participants within our ecosystem, increase their and our costs and have a material adverse effect on our business, results of operations and, ultimately, the trading price of our ADSs.

Exchange rate fluctuations may negatively affect our results of operations.

We source our products from brand partners globally. We purchase these products primarily using U.S. dollars, and these products are ultimately sold to the Chinese domestic market, whose participants primarily make their purchases in Renminbi. There is ordinarily a temporal gap between the point at which we purchase products and the point at which we receive payment for the products sold. As a result, we are subject to the fluctuations of the currency exchange markets, particularly in the value of RMB to the U.S. dollar. If the value of Renminbi declines during the temporal gap relative to the U.S. dollar, we may face a lower profit margin, or in some cases a loss, on the products sold. For example, we had an exchange rate loss of US$306.7 thousand and US$393.0 thousand in 2018 and 2019, respectively. We had an exchange rate gain of US$979.1 thousand in 2020.

In addition, substantially all of our operating expenses are denominated in Renminbi, while our financial assets are denominated in U.S. dollars and a significant portion of our debt is denominated in U.S. dollars. We are a holding company and we rely on dividends paid by our operating subsidiaries in China for our cash needs. Any significant revaluation of the Renminbi may materially reduce any dividends payable on our ADSs in U.S. dollars. To the extent that we need to convert U.S. dollars into Renminbi for our operations, appreciation of the Renminbi against the U.S. dollar would have an adverse effect on the Renminbi amount we would receive. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of making payments for dividends on our Class A ordinary shares or ADSs or for other business purposes, appreciation of the U.S. dollar against the Renminbi would have a negative effect on the U.S. dollar amount we would receive. As such, currency fluctuations may materially and adversely affect our financial condition and results of operations.

Any failure to comply with PRC regulations regarding advertising may subject us to civil claims, fines and other legal or administrative sanctions.

PRC advertising laws and regulations require the content of advertisements to be fair, accurate, not misleading and in full compliance with applicable laws. Pursuant to the Interim Administrative Measures for the Examination of Advertisements for Drugs, Medical Devices, Health Food and Formula Food for Special Medical Purposes, promulgated by the SAMR on December 24, 2019, the content of healthcare food advertisements must follow the registration certificate or filing certificate approved by the administration for market regulation or the registered or filed specifications. We have made efforts to ensure our advertisements and related advertising practices are in compliance with applicable regulations. However, we cannot assure you that we have fully complied with the requirements of PRC regulatory authorities or will be able to fully comply with the requirements of PRC regulatory authorities regarding advertising. If we are found in violation of applicable advertising laws and regulations, we may face serious penalties, including fines, revocation of our business licenses and discontinuance of our advertising activities. As a result, we may not be able to publish new advertisements in a timely manner, and our turnover and reputation could be materially affected. Moreover, governmental actions and civil claims may be filed against us for misleading or inaccurate advertising. We may have to spend significant resources in defending against such actions, and these actions may damage our reputation, result in reduced turnover and negatively affect our results of operations.

We may not be able to conduct our marketing activities effectively, properly or at reasonable costs.

We conduct a variety of marketing and brand promotion efforts designed to enhance our brand recognition and increase sales of our products. However, our brand promotion and marketing activities may not be well received and may not result in the levels of sales that we anticipate. Additionally, marketing approaches and tools in the Chinese health and wellness market are continually evolving, which may further require us to experiment with new marketing methods to keep pace with industry developments. Failure to refine our existing marketing approaches or to introduce new marketing approaches in a cost-effective manner may materially and adversely affect our financial condition and results of operations.

We are subject to limitations in promoting our products, which may have an impact on our business operations.

We are subject to certain limitations in promoting products. The healthcare experts we work with and other relevant parties in the provision of our health and wellness content may have to comply with rules and regulations that restrict the promotion or dissemination of certain healthcare-related information, such as information on the professional healthcare services and practice provided by licensed medical practitioners. Such restrictions may affect our ability to further enhance our brand recognition or secure new business opportunities in the future.

There can be no assurance that our existing practices of monitoring our content dissemination process and publication would continue to be effective and would comply fully with laws and regulations. Should there be any change in the relevant rules and regulations, or change of interpretation thereof, we, the healthcare experts we work with and other relevant third parties may be regarded as breaching the relevant rules and regulations and may be subject to regulatory penalties or disciplinary actions, which may materially and adversely affect our business and reputation.

Our own information technology systems and infrastructure could fail or be subject to disruption.

Our platform depends on the efficient and uninterrupted operation of our computer and communications systems. Substantially all of our computer hardware and our cloud computing services are currently located in China. In addition, we retain substantial quantities of data related to transactions, consumer information and other data that enables the operation and management of online stores. Although we have prepared for contingencies through redundancy measures and disaster recovery plans, such preparation may not be sufficient and we do not carry business interruption insurance.

Despite any precautions we take, the occurrence of a natural disaster, such as an earthquake, flood or wildfire, or other unanticipated problems at our facilities in China, including power outages, telecommunications delays or failures, break-ins to our systems or computer viruses, could result in delays or interruptions to our website or other portions of our platform, loss of data and significant business interruption. Any of these events could damage our reputation, significantly disrupt our operations and subject us to liability, which could adversely affect our business, financial condition and results of operations.

Security breaches and attacks against our systems and network, and any potentially resulting breach or failure to otherwise protect confidential and proprietary information could adversely affect our business, reputation, financial condition and results of operations.

Our business generates and processes a large amount of data, and the improper use or disclosure of such data could harm our reputation as well as have a material adverse effect on our business and prospects.

Our business collects and processes a large quantity of personal, transaction and behavioral data. We face risks in the handling and securing of these large volumes of data. In particular, we face a number of challenges relating to data from transactions and other activities on our platform, including:

•	protecting the data in and hosted on our system, including against attacks on our system by outside parties or fraudulent behavior by our employees;

•	addressing concerns related to privacy and sharing, safety, security and other factors; and

•

complying with applicable laws, rules and regulations relating to the collection, use, disclosure or security of personal information, including any requests from regulatory and governmental authorities relating to such data.

Any systems failure or security breach or lapse that results in the release of user data could harm our reputation and brand and, consequently, our business, in addition to exposing us to potential legal liability.

As we expand our operations, we may be subject to additional laws in other jurisdictions where our brand partners, consumers and other participants are located. The laws, rules and regulations of other jurisdictions may impose requirements and penalties that are more stringent than, or conflict with, those under PRC law, compliance with which could require significant resources and costs. Our privacy policies and practices concerning the collection, use and disclosure of user data are located on our websites. Any failure, actual or perceived, by us to comply with our posted privacy policies or with any regulatory requirements or privacy protection-related laws, rules and regulations could result in proceedings or actions against us by governmental entities or others. These proceedings or actions may subject us to significant penalties and negative publicity and require us to change our business practices. Any such occurrence could increase our costs and materially and adversely affect our reputation, financial condition and results of operations.

If the contents we distribute or the online interaction we offer are deemed by the relevant authorities in China to be in the nature of medical rather than non-medical, we may be subject to additional regulations and incur substantial compliance cost, and our business prospects, results of operations and financial condition may be materially and adversely affected.

The distribution of medical information and medical advertisements are subject to PRC regulations. Any website operator that provides medical information services must obtain certain licenses and approvals by relevant authorities before engaging in such businesses in China. We believe it is improbable for PRC governmental authorities to deem the contents distributed by us to be medical information or medical advertisements, and we have not been subject to any regulatory authority’s inquiries or investigations in connection with the content displayed on our platforms. However, if certain information displayed on the online stores that we operate or otherwise distributed by us is considered medical information or medical advertisement by relevant authorities, it will subject us to additional regulations. As a non-medical health and wellness integrated solution provider, we do not possess the required licenses or approvals. Consequently, if required by relevant authorities, we may need to scale back, rearrange or alter the content or information displayed on our platforms.

In addition, online medical consultation in China requires medical service providers to be associated with approved physical hospitals and such providers to obtain regulatory approvals and licenses. We have not yet acquired or established a hospital, and thus are not licensed to provide online medical consultation. If certain consultation services offered by us are considered online medical consultation by relevant authorities, such services may be suspended until we acquire or establish our own hospital and obtain necessary approvals and licenses.

Therefore, if the contents we distribute or the online interaction we offer is deemed to be in the nature of medical, our business model may be affected, and substantial compliance costs may be incurred. As a result, our business prospects, results of operations and financial condition may be adversely affected.

The successful operation of our business depends upon the performance and reliability of the Internet and telecommunications infrastructures in China.

Our business depends on the reliable performance of the Internet and telecommunications infrastructures in China. Almost all access to the Internet is maintained through state-owned telecommunication operators under the administrative control and regulatory supervision of the Ministry of Industry and Information Technology of China. In addition, the national networks in China are connected to the Internet through state-owned international gateways, which are the only channels through which a domestic user can connect to the Internet outside China. We may not have access to equivalent or sufficient alternative networks in the event of disruptions, failures or other problems with China’s Internet infrastructure. As this vital infrastructure is state-owned, we are subject to governmental policy which may disrupt supply, and may have fewer avenues of recourse to remedy any losses caused by disruption pursuant to governmental policy. In addition, the Internet infrastructure in China might not support the demands associated with continued growth in Internet usage.

The failure of telecommunications network operators to provide us with the requisite bandwidth could also interfere with the speed and availability of our websites. We have no control over the costs of the services provided by the national telecommunications operators. If the cost of telecommunications and Internet services rises significantly, or if the telecommunication network in China is disrupted or fails, our gross margins could be adversely affected. Technical limitations on Internet use could also be developed or implemented. For example, restrictions could be implemented on personal Internet use in the workplace in general or access to our platform in particular. This could lead to a reduction of consumer activity or a loss of consumers altogether, which in turn could have an adverse effect on our financial position and results of operations. In addition, if Internet access fees or other charges to Internet users increase, our user traffic might decrease, which in turn could significantly decrease our revenues and have a material and adverse effect on our financial condition and results of operations.

A severe or prolonged downturn in the global or Chinese economy could materially and adversely affect our business and our financial condition.

The global macroeconomic environment is facing challenges, including, amongst other things:

•	uncertainty regarding the impact of the coronavirus epidemic in China and several major economies around the world;

•	ongoing political and economic tensions between the United States and China; and

•	the ongoing uncertainty in the wake of the United Kingdom’s recent exit from the European Union.

Our business and operations are primarily based in China and substantially all of our revenues are derived directly and indirectly from our operations in China. Accordingly, our financial results have been, and are expected to continue to be, affected by the economy in general and the health and wellness market in China in particular. Although the economy in China has grown significantly in the past decades, it is still facing difficulties and has experienced inconsistent growth in recent years. The COVID-19 pandemic has had, and is expected to continue to have, an adverse impact on general economic conditions in China.

Economic conditions in China are sensitive to the global economic conditions described above, the ultimate duration and impact of the COVID-19 pandemic, changes in domestic economic and political circumstances and the expected or perceived overall economic growth rate in China. Any prolonged slowdown in the global or Chinese economy may have an adverse impact on the levels of disposable income of Chinese consumers, and impede the growth of the rising Chinese middle class. As a result, demand for our products, which is strongly driven by members of the Chinese middle class, may be negatively affected. Such a decrease in demand may have a material and adverse impact on our business, results of operations and financial condition.

We may be the subject of anti-competitive, harassing or other detrimental conduct by third parties, including complaints to regulatory agencies, negative blog postings, and the public dissemination of malicious assessments of our business that could harm our reputation and cause us to lose customers and revenues and materially and adversely affect the price of our ADSs.

We may be the target of anti-competitive, harassing or other detrimental conduct by third parties. Such conduct includes complaints, anonymous or otherwise, to regulatory agencies. We may be subject to government or regulatory investigation as a result of such third-party conduct and may be required to expend significant time and incur substantial costs to address such third-party conduct, and there is no assurance that we will be able to conclusively refute each of the allegations within a reasonable period of time, or at all. Additionally, allegations, directly or indirectly against us, may be posted in Internet chat rooms or on blogs or websites by anyone, whether or not associated with us, on an anonymous basis. Consumers value readily available information concerning retailers, manufacturers, and their goods and services and often act on such information without further investigation or authentication and without regard to its accuracy. The availability of information on social media platforms and devices is virtually immediate, as is its impact. Social media platforms and devices immediately publish the content their subscribers and participants post, often without filters or checks on the accuracy of the content posted. Information posted may be inaccurate and adverse to us, and it may harm our financial performance, prospects or business. The harm may be immediate without affording us an opportunity for redress or correction. Our reputation may be negatively affected as a result of the public dissemination of anonymous allegations or malicious statements about our business, which in turn may cause us to lose market share, customers and revenues and adversely affect the price of our ADSs.

Our business may be materially and adversely affected by adverse news, scandals or other incidents associated with the general health and wellness industry.

Incidents that inspire doubt as to the quality or safety of health and wellness products manufactured, distributed or sold by other participants in the general health and wellness industry in China or around the world, particularly those who primarily operate in the e-commerce space, have been, and may continue to be, subject to widespread media attention. Such incidents may damage the reputation of not only the parties involved, but also the health and wellness industry in general, even if such parties or incidents have no relation to us, our management, our employees, our brand partners, our platform or the third-party e-commerce websites through which we also market products. There may also be a decrease in consumer demand for healthcare-related products if these negative incidents diminish the trust of consumers in the Chinese health and wellness market. Such negative publicity, and any resultant decrease in demand for our products and services, may adversely affect our reputation and business operations. In addition, incidents not related to product quality or safety, or other negative publicity or scandals implicating us or our employees, regardless of merit, may also have an adverse impact on our reputation, financial condition and results of operations.

We may not be able to protect our intellectual property rights.

We rely on a combination of trademark, fair trade practice, patent, copyright and trade secret protection laws in China and other jurisdictions in which we hold intellectual property rights, as well as confidentiality procedures and contractual provisions with employees, suppliers and third parties, to protect our intellectual property rights.

Intellectual property protection may not be sufficient in China or in the other jurisdictions in which we hold intellectual property. Confidentiality agreements may be breached by counterparties, and there may not be adequate remedies available to us for any such breach. Accordingly, we may not be able to effectively protect our intellectual property rights or to enforce our contractual rights in China or elsewhere. In addition, policing any unauthorized use of our intellectual property is difficult, time-consuming and costly, and the steps we have taken may be inadequate to prevent the misappropriation of our intellectual property. If we resort to litigation to enforce our intellectual property rights, such litigation could result in substantial costs and a diversion of our managerial and financial resources. We can provide no assurance that we will prevail in such litigation. In addition, our trade secrets may be leaked or otherwise become available to, or be independently discovered by, our competitors. Any failure in protecting or enforcing our intellectual property rights could have a material adverse effect on our business, financial condition and results of operations.

We may be accused of infringing intellectual property rights of third parties and content restrictions of relevant laws.

Third parties may claim that the technology used in the operation of our platforms infringes upon their intellectual property rights. Although we have not previously faced material litigation involving direct claims of infringement by us, the possibility of intellectual property claims against us increases as we expand. Such claims, whether meritorious or not, may result in injunctions against us, payment of damages and expenditure of significant financial and management resources. If we are found to have infringed the intellectual property rights of third parties in the future, we may need to obtain licenses to continue to operate our platforms and such licenses may not be available on terms acceptable to us or at all. These risks are amplified by the increase in the number of third parties whose sole or primary business is to assert such claims.

We may from time to time become party to litigation, other legal or administrative disputes and proceedings that may materially and adversely affect us.

In the course of our ordinary business operations, we may become a party to litigation, legal proceedings, claims, disputes or arbitration proceedings from time to time. For example, in March 2016, we entered into a cooperation framework agreement to establish a joint venture with Shanghai Heng Shou Tang Health Food Co. Ltd., Shanghai Heng Shou Tang Pharmaceutical Co., Ltd. and Mr. Wei Song, or our joint venture partners. As part of the agreement, Shanghai Heng Shou Tang Health Food Co. Ltd. and Shanghai Heng Shou Tang Pharmaceutical Co., Ltd. agreed to contribute their ownership in a number of trademarks to the joint venture. However, only a portion of such trademarks were transferred to us. In October 2018, we filed a civil claim against the joint venture partners in the Shanghai Xuhui People’s Court to enforce the transfer of the remaining trademarks, claim damages in the amount of RMB7.19 million (US$1.05 million) and request that Shanghai Heng Shou Tang Health Food Co. Ltd. and Shanghai Heng Shou Tang Pharmaceutical Co., Ltd. be enjoined from using the brand name “Heng Shou Tang” in all categories. In January 2019, the joint venture partners filed a counterclaim to rescind the agreement and allege damages in the amount of RMB3.25 million (US$472.7 thousand). In July 2019, the Shanghai Xuhui People’s Court ruled that we shall pay damages in the amount of RMB3.25 million (US$472.7 thousand) to the joint venture partners for breaching our contractual obligation to contribute capital to our joint venture, and that the joint venture partners shall continue to perform their contractual obligations by transferring the remaining trademarks to the joint venture and cease to use the brand name “Heng Shou Tang” in all categories Both we and our joint venture partners filed appeals with the Shanghai First Intermediate People’s Court. In November 2019, the Shanghai First Intermediate People’s Court delivered its judgment, which provides, amongst other matters, that we shall not pay damages to our joint venture partners and our joint venture partners shall continue to perform their contractual obligations by transferring the remaining trademarks to our joint venture.

Were any proceedings, claims, disputes or arbitration to arise, these may distract our senior management’s attention and consume our time and other resources. In addition, even if we ultimately succeed in such proceedings, there may be negative publicity created in the course of or surrounding that proceeding, which may materially and adversely affect our reputation. Any settlement or adverse determination may subject us to significant monetary damages or liabilities or suspend or terminate parts of our operations. As a result, our business, financial condition, results of operations and prospects may be materially and adversely affected.

Future strategic alliances, acquisitions or divestments may have a material adverse effect on our business, financial condition and results of operations.

We regularly examine a range of corporate opportunities, including acquisitions and divestments, with a view to determining whether such opportunities will enhance our strategic position and financial performance. We plan to expand our business both geographically and in terms of the products and services that we offer to our customers and brand partners. In pursuit of this strategy, we may enter into strategic alliances, including joint ventures or equity investments, with various third parties to further our business purpose from time to time. For example, on July 23, 2020, we entered into an investment agreement with Anze Premium Health and Beauty Pte. Ltd., or Anze, a company involved in the research and development of Chinese herbal medicine-based health and wellness products. We are committed to paying Anze up to US$30 million, comprising of up to US$15 million for an equity interest in Anze and up to US$15 million for zero coupon notes issued by Anze. As of December 31, 2020, we made investment of US$5.9 million in Anze, representing 11.7% of its equity interest. These alliances could subject us to a number of risks, including risks associated with sharing proprietary information, non-performance by a third party and increased expenses in establishing new strategic alliances, any of which may materially and adversely affect our business. We may have limited ability to monitor or control the actions of these third parties and, to the extent any of these strategic third parties suffers negative publicity or harm to their reputation from events relating to their business, we may also suffer negative publicity or harm to our reputation by virtue of our association with any such third party.

In addition, when appropriate opportunities arise, we may acquire additional assets, products, technologies or businesses that are complementary to our existing business or we may divest certain of our assets. In addition to possible shareholder approval, any proposed acquisition may also require us to obtain approvals and licenses from relevant governmental authorities and to comply with any applicable PRC laws and regulations, which could result in increased delay and costs, and may derail our business strategy if we fail to do so. Any international operations that we absorb as part of any acquisitions may give rise to risks and challenges that could adversely affect our business, such as compliance with international legal and regulatory requirements, further management of fluctuations in currency exchange rates or competition from local incumbents with superior local market knowledge and competitive advantages. Moreover, we cannot be certain that any international expansion efforts can be completed as planned or achieve the intended results, or that any negative results from acquired interests would not affect our business as a whole. Any separation of a divested asset may be complex and costly, and may include separating relevant accounting and data processing systems and management controls, as well as managing relevant relationships with employees, customers, regulators, counterparties, suppliers and other business partners.

Furthermore, past and future acquisitions or divestments and the subsequent integration or separation of new assets and businesses require significant attention from our management and could result in a diversion of resources from our existing business, which in turn could have a material adverse effect on our business operations. Acquired assets or businesses may not generate the financial results we expect. Acquisitions could result in the use of substantial amounts of cash, potentially dilutive issuances of equity securities, the occurrence of significant goodwill impairment charges, amortization expenses for other intangible assets and exposure to potential unknown liabilities of the acquired business. Moreover, the costs of identifying and consummating acquisitions may be significant. Furthermore, our equity investees may generate significant losses, a portion of which will be shared by us in accordance with U.S. GAAP. Any such negative developments could have a material adverse effect on our business, financial condition and results of operations.

Increases in labor costs in China may adversely affect our business and results of operations.

The Chinese economy has been experiencing increases in inflation and labor costs in recent years. As a result, average wages in China are expected to continue to grow. In addition, various PRC laws and regulations designed to enhance labor protection require us to pay certain statutory employee benefits, including pensions, housing funds, medical insurance, work-related injury insurance, unemployment insurance and maternity insurance to designated government agencies for the benefit of our employees. The relevant government agencies may examine whether an employer has made adequate payments of the requisite statutory employee benefits, and those employers who fail to make adequate payments could be subject to late payment fees, fines and/or other penalties. As the interpretation and implementation of these laws and regulations are still evolving, our employment practices may not at all times be deemed to be in compliance with the applicable laws and regulations. If the relevant authorities determine that we should make supplemental social insurance and housing fund contributions and that we are subject to fines and legal sanctions, our business, financial condition and results of operations could be adversely affected. Furthermore, the Labor Contract Law has reinforced the protection of employees who, under the Labor Contract Law, have the right, among others, to have written employment contracts, to enter into employment contracts with no fixed term under certain circumstances, to receive overtime wages and to terminate or alter terms in labor contracts under certain circumstances. The Labor Contract Law sets forth additional restrictions and increases the costs involved with dismissing employees. There can be no assurance that our employment practices will at all times be in full compliance, and we could be subject to penalties or incur significant liabilities in connection with labor disputes or investigations. We expect that our labor costs, including wages and employee benefits, will continue to increase. Unless we are able to pass on these increased labor costs to our customers by increasing the prices of our products and services, our financial condition and results of operations could be adversely affected.

If we fail to maintain proper and effective internal controls, our ability to produce accurate financial statements on a timely basis could be impaired.

As a result of our initial public offering in 2019, we have become subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Nasdaq Stock Market. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal controls over financial reporting. Commencing with our fiscal year ended December 31, 2020, we must perform system and process evaluation and testing of our internal controls over financial reporting to allow management to report on the effectiveness of our internal controls over financial reporting in our Form 20-F filing for that year, as required by Section 404 of the Sarbanes-Oxley Act. In addition, when we cease to be an “emerging growth company” as the term is defined in the Jumpstart Our Business Startups Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. This will require that we incur substantial additional professional fees and internal costs to expand our accounting and finance functions and that we expend significant management efforts. We may experience difficulty in meeting these reporting requirements in a timely manner.

In the course of preparing and auditing our consolidated financial statements for the years ended December 31, 2017, 2018 and 2019, we and our former independent registered public accounting firm identified one material weakness in our internal control over financial reporting as of December 31, 2019. In accordance with U.S. GAAP and financial reporting requirements set forth by the SEC, a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our company’s annual or interim consolidated financial statements will not be prevented or detected on a timely basis. The material weakness, which was first identified in the course of preparing our consolidated financial statements for the year ended December 31, 2018, relates to our lack of sufficient financial reporting and accounting personnel with appropriate knowledge of U.S. GAAP and SEC reporting requirements to formalize key controls over financial reporting and to prepare consolidated financial statements and related disclosures. To remedy this identified material weakness, we have started to undertake steps to strengthen our internal control over financial reporting, including: (1) implementing regular and continuous U.S. GAAP accounting and financial reporting training programs for our accounting and financial reporting personnel; (2) establishing effective oversight and clarifying reporting requirements for non-recurring and complex transactions to ensure consolidated financial statements and related disclosures are accurate, complete and in compliance with SEC reporting requirements; and (3) preparing comprehensive accounting policies, manuals and closing procedures to improve the quality and accuracy of our period-end financial closing process. We also plan to hire more qualified personnel equipped with relevant U.S. GAAP and SEC reporting experience and qualifications to strengthen the financial reporting function. However, these measures have not been fully implemented, and we concluded that the material weakness in our internal control over financial reporting had not been fully remediated as of December 31, 2020. We will continue to implement measures to remediate the material weakness.

In the course of preparing and auditing our consolidated financial statements for the years ended December 31, 2020, pursuant to new information technology methodology, we and our independent registered public accounting firm identified one additional material weakness in our internal control over financial reporting as of December 31, 2020 relating to the information technology general control, in the areas of system security, and access and separation of duties. Following the identification of the material weakness, we plan to take measures to remedy our information technology general control. For details, see “Item 15. Controls and Procedures—Internal Control Over Financial Reporting,” of the 2020 annual report, which is incorporated by reference to this prospectus supplement. However, we cannot assure you that all these measures will be sufficient to remediate our material weakness in time, or at all. Neither we nor our independent registered public accounting firm undertook a comprehensive assessment of our internal control under the Sarbanes-Oxley Act for purposes of identifying and reporting any weakness in our internal control over financial reporting. Had we performed a formal assessment of our internal control over financial reporting or had our independent registered public accounting firm performed an audit of our internal control over financial reporting, additional control weaknesses may have been identified.

In addition, our internal control over financial reporting will not prevent or detect all errors and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud will be detected.

An occurrence of a natural disaster, pandemic or other events could have a material adverse effect on our business, financial condition and results of operations.

Our business could be materially and adversely affected by natural disasters, such as earthquakes, wildfires or floods or other events, such as pandemics, wars, acts of terrorism, states of emergency, environmental accidents, power shortages, labor unrest or communication interruptions. The occurrence of such an event in China or elsewhere could materially disrupt our business and operations. Such events could also cause a temporary closure of the facilities we use for our operations, which would severely disrupt our operations and have a material adverse effect on our business, financial condition and results of operations. Our operations could be disrupted if any of our employees were suspected of having any of the epidemic illnesses, since this could require us to quarantine some or all of such employees or disinfect the facilities used for our operations. In addition, our revenue and profitability could be materially reduced to the extent that a natural disaster or other outbreak harms the global or Chinese economy in general. Our operations could also be severely disrupted if our users or other participants were affected by such natural disasters, pandemics or other events.

For example, the COVID-19 pandemic and the associated business uncertainty and volatility has had an adverse impact on our business, financial condition and results of operations. See “—Our business, financial position, liquidity and results of operations have been, and are likely to continue to be, materially and adversely affected by the COVID-19 pandemic.”

We may not have sufficient insurance coverage.

We have obtained insurance to cover certain potential risks and liabilities, such as property damage. However, insurance companies in China offer limited business insurance products. As a result, we may not be able to acquire any insurance for certain types of risks such as business liability or service disruption insurance for our operations in China, and our coverage may not be adequate to compensate for all losses that may occur, particularly with respect to loss of business or operations. We do not maintain business interruption insurance or product liability insurance, nor do we maintain key-man life insurance. This could leave us exposed to potential claims and losses. Any business disruption, litigation, regulatory action, outbreak of epidemic disease or natural disaster could also expose us to substantial costs and diversion of resources. We cannot assure you that our insurance coverage is sufficient to prevent us from any loss or that we will be able to successfully claim our losses under our current insurance policy on a timely basis, or at all. If we incur any loss that is not covered by our insurance policies, or the compensated amount is significantly less than our actual loss, our business, financial condition and results of operations could be materially and adversely affected.

Failure to renew our current leases or locate desirable alternatives for our leased properties could materially and adversely affect our business.

We lease properties for our offices and the warehousing facilities that we operate. We may not be able to successfully extend or renew such leases upon expiration of the current term on commercially reasonable terms, or at all, and may therefore be forced to relocate our affected operations. This could disrupt our operations and result in significant relocation expenses, which could adversely affect our business, financial condition and results of operations.

In addition, we compete with other businesses for premises at certain locations or of desirable sizes. As a result, even though we could extend or renew our leases, rental payments may significantly increase as a result of the high demand for the leased properties. Moreover, we may not be able to locate desirable alternative sites for our current leased properties as our business continues to grow and failure in relocating our affected operations could adversely affect our business and operations.

Certain of our leasehold interests in leased properties have not been registered with the relevant PRC governmental authorities as required by relevant PRC laws and some of our leased properties have title defects.

We have not registered certain of our lease agreements with the relevant governmental authorities. Under the relevant PRC laws and regulations, we may be required to register and file with the relevant governmental authority executed leases. The failure to register the lease agreements for our leased properties will not affect the validity of these lease agreements, but the competent housing authorities may order us to register the lease agreements in a prescribed period of time and impose a fine ranging from RMB1,000 (US$153) to RMB10,000 (US$1,533) for each non-registered lease if we fail to complete the registration within the prescribed timeframe.

In addition, the actual use of some of our leased properties was inconsistent with the planned use on the property ownership certificates. If relevant governmental authorities require the lessor to correct such inconsistency or request land resumption, we may be unable to continue to lease such properties and as a result we may be forced to relocate the properties and incur additional expenses relating to such relocation. If we fail to find suitable replacement sites in a timely manner or on terms acceptable to us, our business and results of operations could be materially and adversely affected.

The custodians or authorized users of our controlling non-tangible assets, including chops and seals, may fail to fulfill their responsibilities, or misappropriate or misuse these assets.

Under the PRC law, legal documents for corporate transactions, including agreements and contracts are executed using the chop or seal of the signing entity or with the signature of a legal representative whose designation is registered and filed with relevant PRC market regulation administrative authorities.

In order to secure the use of our chops and seals, we have established internal control procedures and rules for using these chops and seals. In any event that the chops and seals are intended to be used, the responsible personnel will submit a formal application, which will be verified and approved by authorized employees in accordance with our internal control procedures and rules. In addition, in order to maintain the physical security of our chops, we generally have them stored in secured locations accessible only to authorized employees. Although we monitor such authorized employees, the procedures may not be sufficient to prevent all instances of abuse or negligence. There is a risk that our employees could abuse their authority, for example, by entering into a contract not approved by us or seeking to gain control of one of our subsidiaries or our affiliated entities or their subsidiaries. If any employee obtains, misuses or misappropriates our chops and seals or other controlling non-tangible assets for whatever reason, we could experience disruption to our normal business operations. We may have to take corporate or legal action, which could involve significant time and resources to resolve and divert management from our operations, and we may not be able to recover our loss due to such misuse or misappropriation if the third party relies on the apparent authority of such employees and acts in good faith.

Risks Related to Our Corporate Structure

If the PRC government finds that the agreements that establish the operating structure for some of our operations in China do not comply with PRC regulations relating to the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations.

Under current PRC laws and regulations, foreign investors are generally not allowed to own more than 50% of the equity interests in a value-added telecommunications services provider (subject to several exceptions) and any such foreign investor must have experience in providing value-added telecommunications services overseas and maintain a good track record.

We are a Cayman Islands holding company and our PRC subsidiaries are considered foreign-invested enterprises, directly or indirectly. Accordingly, none of these PRC subsidiaries is eligible to provide value-added telecommunications services in China. We do not currently provide value-added telecommunications services because our sales of goods purchased by us does not constitute providing value-added telecommunications services. Our VIE, Shanghai Yibo, however, holds an ICP license and may develop e-commerce platforms for other trading parties.

We entered into a series of contractual arrangements with Shanghai Yibo and its shareholders, which enable us to:

•	exercise effective control over Shanghai Yibo;

•	receive substantially all of the economic benefits of Shanghai Yibo; and

•	have an exclusive option to purchase all or part of the equity interests and assets in Shanghai Yibo when and to the extent permitted by PRC law.

Because of these contractual arrangements, we are the primary beneficiary of Shanghai Yibo and hence consolidate its financial results as our VIE. As of the date of this prospectus supplement, we do not generate revenues from our VIE.

In the opinion of Commerce & Finance Law Offices, our PRC counsel, the ownership structure of our VIE, currently does not result in any violation of the applicable PRC laws or regulations currently in effect; and the agreements under the contractual arrangements among ECMOHO Shanghai, our VIE and VIE’s shareholders, are governed by PRC laws or regulations, and are currently valid and binding upon each party to such agreements and enforceable against each party thereto in accordance with their terms and the applicable PRC laws and regulations currently in effect.

However, our PRC counsel also advised us that there are substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations and rules and there can be no assurance that the PRC government will ultimately take a view that is consistent with the opinion of our PRC counsel. If the PRC government finds the agreements that establish our Internet-based business do not comply with PRC government restrictions on foreign investment in the aforesaid business we engage in, we could be subject to severe penalties, including being prohibited from continuing operations.

If we or our VIE is found to be in violation of any existing or future PRC laws or regulations, or fails to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures, including:

•	revoking the business licenses and/or operating licenses of our VIE;

•	shutting down our website, or discontinuing or restricting the conducting of any transactions between certain of our PRC subsidiaries and VIE;

•	imposing fines, confiscating the income from our VIE or imposing other requirements with which we or our VIE may not be able to comply;

•

requiring us to restructure our ownership structure or operations, including terminating the contractual arrangements with our VIE and deregistering the equity pledges of our VIE, which in turn would affect our ability to consolidate, derive economic interests from or exert effective control over our VIE; or

•	prohibiting or restricting our use of the proceeds of our public offering in the United States to finance our business and operations in China.

The imposition of any of these penalties would result in a material adverse effect on our ability to conduct our business. In addition, it is unclear what impact the PRC government actions would have on us and on our ability to consolidate the financial results of our VIE in our consolidated financial statements, if the PRC governmental authorities were to find our legal structure and contractual arrangements to be in violation of PRC laws and regulations. If the imposition of any of these government actions causes us to lose our right to direct the activities of our VIE or our right to receive substantially all the economic benefits and residual returns from our VIE and we are not able to restructure our ownership structure and operations in a satisfactory manner, we would no longer be able to consolidate the financial results of our VIE in our consolidated financial statements. Either of these results, or any other significant penalties that might be imposed on us in this event, would have an adverse effect on our financial condition and results of operations.

Any failure by our VIE or its shareholders to perform their obligations under our contractual arrangements with them would have a material adverse effect on our business.

Although substantially all of our revenues are generated by our PRC and Hong Kong subsidiaries, and substantially all of our assets are held by our PRC and Hong Kong subsidiaries, we have relied and expect to continue to rely on contractual arrangements with Shanghai Yibo and its shareholders to hold our ICP licenses, to enable us to manage value-added telecommunication businesses. These contractual arrangements may not be as effective as direct ownership in providing us with control over our VIE.

If our VIE or its shareholders fail to perform their respective obligations under the contractual arrangements, we may have to incur substantial costs and expend additional resources to enforce such arrangements. We may also have to rely on legal remedies under PRC law, including seeking specific performance or injunctive relief, and claiming damages. We cannot assure you such remedies will be effective. For example, if the shareholders of our VIE were to refuse to transfer their equity interest in our VIE to us or our designee when we exercise the purchase option pursuant to these contractual arrangements, or if they were otherwise to act in bad faith toward us, we may have to take legal actions to compel them to perform their contractual obligations.

All the agreements under our contractual arrangements are governed by PRC law and provide for the resolution of disputes through arbitration in China. Accordingly, these contracts would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. The legal system in China is not as developed as in some other jurisdictions, such as the United States. See “—Risks Related to Doing Business in China—There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations.” Meanwhile, there are very few precedents and little formal guidance as to how contractual arrangements in the context of a VIE should be interpreted or enforced under PRC law, and as a result it may be difficult to predict how an arbitration panel would view such contractual arrangements. As a result, uncertainties in China legal system could limit our ability to enforce these contractual arrangements. Additionally, under PRC law, rulings by arbitrators are final, parties cannot appeal the arbitration results in courts, and if the losing parties fail to carry out the arbitration awards within a prescribed time limit, the prevailing parties may only enforce the arbitration awards in PRC courts through arbitration award recognition proceedings, which would require additional expenses and delay.

In the event we are unable to enforce our contractual arrangements, we may not be able to exert effective control over our VIE or to conduct the relevant businesses. As a result, our business, financial condition, results of operations and prospects would be adversely affected.

We may lose the ability to use assets held by our VIE and its subsidiaries that are material to our business operations if our VIE winds up or becomes subject to a dissolution or liquidation proceeding.

Our VIE and its subsidiaries hold certain assets that are important to our operations, including the ICP license held by our VIE, other permits, domain names and IP rights, among others. Under our contractual arrangements with Shanghai Yibo and its shareholders, the shareholders of Shanghai Yibo may not voluntarily liquidate Shanghai Yibo or approve it to sell, transfer, mortgage or dispose of their assets or legal or beneficial interests exceeding certain threshold in the business in any manner without our prior consent. However, in the event that the shareholders of Shanghai Yibo breach this obligation and voluntarily liquidate Shanghai Yibo, or Shanghai Yibo winds up its operations, or all or part of its assets become subject to liens or rights of third-party creditors, we may be unable to continue some or all of our operations, which could materially and adversely affect our business, financial condition and results of operations. Furthermore, if Shanghai Yibo undergoes an involuntary liquidation proceeding, third-party creditors may claim rights to some or all of its assets and we may not have priority against such third-party creditors on the assets of Shanghai Yibo.

The shareholders of our VIE may have potential conflicts of interest with us, which may materially and adversely affect our business and financial condition.

The shareholders of our VIE, Ms. Zoe Wang and Mr. Leo Zeng, may have potential conflicts of interest with us. These shareholders may breach, or cause our VIE to breach, or refuse to renew, the existing contractual arrangements we have with them and our VIE, which would have a material adverse effect on our ability to effectively control our VIE and receive substantially all the economic benefits from them. For example, the shareholders may be able to cause our agreements with our VIE to be performed in a manner adverse to us by, among other things, failing to remit payments due under the contractual arrangements to us on a timely basis. We cannot assure you that when conflicts of interest arise, any or all of these shareholders will act in the best interests of our company or such conflicts will be resolved in our favor.

We are a “controlled company” within the meaning of the Nasdaq corporate governance requirements, which may result in public investors having less protection than they would if we were not a controlled company.

Our co-founders, Ms. Zoe Wang, who serves as our Chairman and Chief Executive Officer, and Mr. Leo Zeng, who serves as our Chief Operating Officer, collectively hold 87.4% of the total voting rights in our company as of the date of this prospectus supplement, and we are, and expect to continue to be, a “controlled company” as defined under the Nasdaq Stock Market Rules. As a controlled company, we rely on certain exemptions that are available to controlled companies from the Nasdaq corporate governance requirements. Examples of the requirements from which we are exempt include the requirements that: the majority of our board of directors consists of independent directors; our compensation committee be composed entirely of independent directors; and our corporate governance and nominating committee be composed entirely of independent directors.

We are not required to and do not voluntarily meet these requirements. As a result of our use of the “controlled company” exemption, our investors do not have the same protection as they would if we were not a controlled company.

In addition, Ms. Wang and Mr. Zeng have decisive influence in determining the outcome of any corporate transaction or other matter submitted to the shareholders for approval, including mergers, consolidations and the sale of all or substantially all of our assets, election of directors and other significant corporate actions. Without the consent of Ms. Wang and Mr. Zeng, we may be prevented from entering into transactions that could be beneficial to us. The interests of Ms. Wang and Mr. Zeng may differ from the interests of our other shareholders.

PRC regulations of loans to PRC entities and direct investment in PRC entities by offshore holding companies may delay or prevent us from using the proceeds of our public offering to make loans or additional capital contributions to our majority owned subsidiary, Shanghai ECMOHO Health Biotechnology Co. Limited, or ECMOHO Shanghai.

We may transfer funds to our majority owned subsidiary, Shanghai ECMOHO Health Biotechnology Co. Limited, or ECMOHO Shanghai, or finance ECMOHO Shanghai by means of shareholder loans or capital contributions. Any such loans to ECMOHO Shanghai, which is a foreign-invested enterprise, cannot exceed statutory limits, which is the cross-border financing risk weighted balance calculated based on a special formula or the difference between the registered capital and the total investment amount of such subsidiary, and shall be registered with the State Administration of Foreign Exchange, or the SAFE, or its local counterparts. We may not be able to obtain these government registrations or approvals on a timely basis, if at all. If we fail to receive such registrations or approvals, our ability to provide loans or capital contributions to ECMOHO Shanghai in a timely manner may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

SAFE promulgated the Notice on Reforming the Administration of Foreign Exchange Settlement of Capital of Foreign-invested Enterprise, or SAFE Circular 19, effective in June 2015, which launched a nationwide reform of the administration of the foreign exchange settlement of the capital of Foreign-invested Enterprises, or FIEs, and allows FIEs to convert their foreign currency capital contribution into Renminbi funds at their discretion, but continues to prohibit FIEs from using the Renminbi funds converted from their foreign currency capital contribution for expenditure beyond their business scopes, providing entrusted loans or repaying loans between nonfinancial enterprises. SAFE promulgated the Circular on Reforming and Regulating Policies on the Management of the Settlement of Foreign Exchange of Capital Account, or the SAFE Circular 16, effective on June 9, 2016, which reiterates some of the rules set forth in SAFE Circular 19, and also prohibits FIEs from using such Renminbi funds to provide loans to persons other than affiliates unless otherwise permitted under its business scope. Violations of these Circulars could result in severe monetary or other penalties. SAFE Circular 19 and SAFE Circular 16 may significantly limit our ability to use Renminbi converted from the net proceeds of our public offering, which may adversely affect our business, financial condition and results of operations.

On October 23, 2019, the SAFE promulgated the Notice of the State Administration of Foreign Exchange on Further Promoting the Convenience of Cross-border Trade and Investment, or the SAFE Circular 28, which, among other things, allows all foreign-invested companies to use Renminbi converted from foreign currency-denominated capital for equity investments in China, as long as the equity investment is genuine, does not violate applicable laws, and complies with the negative list on foreign investment. However, since the SAFE Circular 28 is newly promulgated, it is unclear how SAFE and competent banks will carry this out in practice.

In light of the various requirements imposed by PRC regulations on loans to and direct investment in PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans by us to our PRC subsidiaries or with respect to future capital contributions by us to our PRC subsidiaries. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds we received from this offering and to capitalize or otherwise fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Contractual arrangements in relation to our VIE may be subject to scrutiny by the PRC tax authorities and they may determine that we or our VIE owes additional taxes, which could negatively affect our financial condition and the value of your investment.

Under applicable PRC laws and regulations, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities. We could face material adverse tax consequences if the PRC tax authorities determine that the contractual arrangements among ECMOHO Shanghai, Shanghai Yibo and the shareholders of Shanghai Yibo were not entered into on an arm’s-length basis in such a way as to result in an impermissible reduction in taxes under applicable PRC laws, rules and regulations, and adjust Shanghai Yibo’s income in the form of a transfer pricing adjustment. A transfer pricing adjustment could, among other things, result in a reduction of expense deductions recorded by Shanghai Yibo for PRC tax purposes, which could in turn increase their tax liabilities. In addition, the PRC tax authorities may impose punitive interest on Shanghai Yibo for the adjusted but unpaid taxes at the rate of 5% over the basic RMB lending rate published by the People’s Bank of China for a period according to the applicable regulations. Our financial position could be materially and adversely affected if our VIE’s tax liabilities increase or if it is required to pay punitive interest.

Our current corporate structure and business operations may be affected by the newly enacted Foreign Investment Law.

On March 15, 2019, the National People’s Congress promulgated the Foreign Investment Law, which became effective on January 1, 2020 and replaced the Sino-Foreign Equity Joint Venture Enterprise Law, the Sino-Foreign Cooperative Joint Venture Enterprise Law and the Foreign Owned Enterprise Law as the legal basis for foreign investment in China. The Foreign Investment Law stipulates three forms of foreign investment, which do not include contractual arrangements. Notwithstanding the above, the Foreign Investment Law provides that a foreign investment includes foreign investors investing in China through “any other methods” under laws, administrative regulations or provisions prescribed by the State Council. It is possible that future laws, administrative regulations or provisions prescribed by the State Council may regard contractual arrangements as a form of foreign investment, at which time it will be uncertain whether contractual arrangements will be deemed to be in violation of the foreign investment access requirements and how such arrangements will be treated by relevant PRC authorities. There is no guarantee that the contractual arrangements in relation to our VIE and our business will not be materially and adversely affected in the future due to changes in PRC laws and regulations. If future laws, administrative regulations or provisions prescribed by the State Council mandate further actions by companies with existing contractual arrangements, we may face substantial uncertainties as to the timely completion of such actions. In those cases, we may be required to unwind the contractual arrangements and/or dispose of our VIE, which could have a material and adverse effect on our business, financial condition and result of operations.

Risks Related to Doing Business in China

The tension in international trade and rising political tension, particularly between the United States and China, may adversely impact our business, financial condition, and results of operations.

Although cross-border business and overseas expansion may not be an area of our current focus, if we plan to expand our business internationally in the future, any unfavorable government policies on international trade, such as capital controls or tariffs, may affect the demand for our products and services, impact our competitive position, or prevent us from being able to conduct business in certain countries. If any new tariffs, legislation, or regulations are implemented, or if existing trade agreements are renegotiated, such changes could adversely affect our business, financial condition, and results of operations. Recently, there have been heightened tensions in international economic relations, such as the one between the United States and China. The U.S. government has recently imposed, and has recently proposed to impose additional, new, or higher tariffs on certain products imported from China to penalize China for what it characterizes as unfair trade practices. China has responded by imposing, and proposing to impose additional, new, or higher tariffs on certain products imported from the United States. Following mutual retaliatory actions for months, on January 15, 2020, the United States and China entered into the Economic and Trade Agreement Between the United States of America and the People’s Republic of China as a phase one trade deal, effective on February 14, 2020.

Although the direct impact of the current international trade tension, and any escalation of such tension, on the e-commerce and health and wellness industries in China is uncertain, the negative impact on general, economic, political and social conditions may adversely impact our business, financial condition and results of operations.

In addition, political tensions between the United States and China have escalated due to, among other things, trade disputes, the COVID-19 outbreak, sanctions imposed by the U.S. Department of Treasury on certain officials of the Hong Kong Special Administrative Region and the central government of the PRC and the executive orders issued by the former U.S. President Donald J. Trump in August 2020 that prohibit certain transactions with certain Chinese companies and their applications. Rising political tensions could reduce levels of trades, investments, technological exchanges and other economic activities between the two major economies, which would have a material adverse effect on global economic conditions and the stability of global financial markets. Any of these factors could have a material adverse effect on our business, prospects, financial condition and results of operations.

Recent joint statement by the SEC and the Public Company Accounting Oversight Board (United States), or the PCAOB, proposed rule changes submitted by Nasdaq, the newly enacted Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to the trading of our ADSs on U.S. stock exchanges.

On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

On May 18, 2020, Nasdaq filed three proposals with the SEC to (1) apply minimum offering size requirement for companies primarily operating in “Restrictive Market,” (2) adopt a new requirement relating to the qualification of management or board of director for Restrictive Market companies, and (3) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditor.

On June 4, 2020, the U.S. President issued a memorandum ordering the President’s working group on financial markets to submit a report to the President within 60 days of the date of the memorandum that should include recommendations for actions that can be taken by the executive branch and by the SEC or PCAOB to enforce U.S. regulatory requirements on Chinese companies listed on U.S. stock exchanges and their audit firms. However, it remains unclear what further actions, if any, the U.S. executive branch, the SEC, and PCAOB will take to address the problem.

On August 6, 2020, the President’s working group released a report recommending that the SEC take steps to implement the five recommendations outlined in the report. In particular, to address companies from jurisdictions that do not provide the PCAOB with sufficient access to fulfill its statutory mandate, the President’s working group recommended enhanced listing standards on U.S. stock exchanges. This would require, as a condition to initial and continued exchange listing, PCAOB access to work papers of the principal audit firm for the audit of the listed company. Companies unable to satisfy this standard as a result of governmental restrictions on access to audit work papers and practices in their jurisdiction may satisfy this standard by providing a co-audit from an audit firm with comparable resources and experience where the PCAOB determines it has sufficient access to audit work papers and practices to conduct an appropriate inspection of the co-audit firm. The report permits the new listing standards to provide for a transition period until January 1, 2022 for listed companies, but would apply immediately to new listings once the necessary rulemakings and/or standard-setting are effective.

On August 10, 2020, the SEC announced that the SEC Chairman had directed the SEC staff to prepare proposals in response to the report of the President’s working group, and that the SEC was soliciting public comments and information with respect to the development of these proposals.

On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act, or the Act. The Act was approved by the U.S. House of Representatives on December 2, 2020. On December 18, 2020, the Act

was signed into public law by the President of the United States. In essence, the Act requires the SEC to prohibit foreign companies from listing securities on U.S. securities exchanges if a company retains a foreign accounting firm that cannot be inspected by the PCAOB for three consecutive years, beginning in 2021. On March 24, 2021, SEC announced that it had adopted interim final amendments to implement congressionally mandated submission and disclosure requirements of the Act. The interim final amendments will apply to registrants that the SEC identifies as having filed an annual report on Forms 10-K, 20-F, 40-F or N-CSR with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB has determined it is unable to inspect or investigate completely because of a position taken by an authority in that jurisdiction.

The enactment of the Act and any additional actions, proceedings, or new rules resulting from these efforts to increase U.S. regulatory access to audit information could cause investors uncertainty for affected issuers and the market price of our ADSs could be adversely affected, and we could be delisted if we and our auditor are unable to meet the PCAOB inspection requirement.

The lack of access to the PCAOB inspection in China prevents the PCAOB from fully evaluating audits and quality control procedures of the auditors based in China. As a result, investors may be deprived of the benefits of such PC AOB inspections. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of these accounting firm’s audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections.

Our auditor, the independent registered public accounting firm that issues the audit report included the 2020 annual report, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States, pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor is headquartered in Manhattan, New York, and has been inspected by the PCAOB on a regular basis with the last inspection in June 2018 and an ongoing inspection that started in October 2020. However, the recent developments would add uncertainties to the trading of our ADSs on U.S. stock exchanges, and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach, or experience as it relates to our audit.

Changes in the political and economic policies of the PRC government may materially and adversely affect our business, financial condition and results of operations and may result in our inability to sustain our growth and expansion strategies.

Most of our operations are conducted in China, and substantially all of our revenue is sourced from China. Accordingly, our financial condition and results of operations are affected to a significant extent by economic, political and legal developments in China.

The PRC economy differs from the economies of most developed countries in many respects, including the extent of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the PRC government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. The PRC government also exercises significant control over China’s economic growth by allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, regulating financial services and institutions and providing preferential treatment to particular industries or companies. For example, on July 24, 2021, China’s official state media, including Xinhua News Agency and China Central Television, announced a broad set of reforms targeting private education companies providing after-school tutoring services and prohibiting foreign investments in institutions providing such after-school tutoring services. As a result, the market value of certain U.S. listed companies with China-based operations in the affected sectors decreased significantly. We cannot assure you that the relevant government authorities in China would not enact similar regulations to further restrict foreign investment in companies providing services related to the sales of health and wellness products or operating e-commerce platforms, or curtail the development of our industry. If such adverse regulations or policies are adopted in China, the development of China’s health and wellness industry may be halted, and the demand for our products and services will significantly decrease, and you may lose all or part of your investment in our securities.

While the PRC economy has experienced significant growth in the past four decades, growth has been uneven, both geographically and among various sectors of the economy. In addition, the COVID-19 pandemic has had a severe and negative impact on the Chinese economy. The Chinese economy contracted in the first quarter of calendar year 2020 and economic growth is likely to be weak in the foreseeable future. Any severe or prolonged slowdown in the rate of growth of the Chinese economy may adversely affect our operations in China, our growth strategy and may have a materially adverse impact on our business, financial condition and results of operations.

Various measures implemented by the PRC government to encourage economic growth and guide the allocation of resources may benefit the overall PRC economy, but may also have a negative effect on us. Our financial condition and results of operations could be materially and adversely affected by government control over capital investments or changes in tax regulations that are applicable to us. In addition, the PRC government has implemented in the past certain measures, including interest rate increases, to control the pace of economic growth. These measures may cause decreased economic activity, which in turn could lead to a reduction in demand for our services and consequently have a material adverse effect on our businesses, financial condition and results of operations. Additionally, the PRC government may promulgate laws, regulations or policies that seek to impose stricter scrutiny over, or revamp, the current regulatory regime in certain industries, which could have a material and adverse effect on the future growth of the affected industries and the companies operating in such industries.

There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations.

Most of our operations are conducted in China, and are governed by PRC laws, rules and regulations. Our PRC subsidiaries are subject to laws, rules and regulations applicable to foreign investment in China. The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions may be cited for reference but have limited precedential value.

In 1979, the PRC government began to promulgate a comprehensive system of laws, rules and regulations governing economic matters in general. The overall effect of legislation over the past four decades has significantly enhanced the protections afforded to various forms of foreign investment in China. However, China has not developed a fully integrated legal system, and recently enacted laws, rules and regulations may not sufficiently cover all aspects of economic activities in China or may be subject to significant degrees of interpretation by PRC regulatory agencies. In particular, because these laws, rules and regulations are relatively new, and because of the limited number of published decisions and the nonbinding nature of such decisions, and because the laws, rules and regulations often give the relevant regulator significant discretion in how to enforce them, the interpretation and enforcement of these laws, rules and regulations involve uncertainties and can be inconsistent and unpredictable. In addition, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all, and which may have a retroactive effect. As a provider of an e-commerce platform for health and wellness products, we are subject to legal and regulatory requirements applicable to the Internet industry, including Internet access and the distribution of products, services, news, information, audio-video programs and other content through the Internet, and health and wellness industries, as well as various PRC regulations governing value-added telecommunications services, food business, pharmaceutical operations and services, online drug and medical device operations and online trading and e-commerce. Due to the complexity of the legal regime regulating our business operations, we may not be aware of our violation of these policies and rules applicable to us until after the occurrence of the violation, nor can we accurately assess the impact of violations of applicable regulation due to discretionary enforcement actions taken by relevant authorities.

Any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. These uncertainties may impede our ability to enforce the contracts we have entered into and could materially and adversely affect our business, financial condition and results of operations.

We may be adversely affected by the complexity, uncertainties and changes in PRC regulation of healthcare industry and Internet-related businesses, and any lack of requisite approvals, licenses or permits applicable to our business may have a material adverse effect on our business and results of operations.

Our business is subject to governmental supervision and regulation by the relevant PRC governmental authorities, including but not limited to the MOFCOM, the MIIT, the National Medical Products Administration of the PRC, or the NMPA, the NHC and SAMR and their counterparts. Together, these governmental authorities promulgate and enforce regulations that cover many aspects of the operation of food and pharmaceutical businesses, medical and healthcare services and Internet-related businesses, including foreign ownership of, and the licensing and permit requirements pertaining to, companies in such business. The laws and regulations related to medical and healthcare services and Internet-related businesses are evolving rapidly, and their interpretation and enforcement involve significant uncertainties. As a result, in certain circumstances it may be difficult to determine what actions or omissions may be deemed to be in violation of applicable laws and regulations. Under PRC laws, an entity must obtain the food operation license from SAMR or its counterpart for conducting healthcare-related products wholesale and retail business, the pharmaceutical operation license from the NMPA or its counterpart for conducting pharmaceutical wholesale and retail business, and the value-added telecommunications services operating licenses from the MIIT or its counterpart for either online information services or third-party e-commerce platforms. We have made great efforts to obtain all applicable licenses and permits necessary to our main business. However, the interpretation and application of existing PRC laws, regulations and policies and possible new laws, regulations or policies relating to the pharmaceutical operation, medical and healthcare services, and Internet-related businesses have created substantial uncertainties regarding the legality of existing and future foreign investments in, and the businesses and activities of, pharmaceutical operation and Internet-related business industry in China, including our business, we cannot assure you that we have obtained all the permits or licenses required for conducting our business or will be able to maintain our existing licenses or obtain new ones. For example, the address on some of our Food Operation Permits is inconsistent with our actual operating address. If the PRC government considers that we were operating without the proper approvals, licenses or permits or promulgates new laws and regulations that require additional approvals or licenses or imposes additional restrictions on the operation of any part of our business, it has the power, among other things, to levy fines, confiscate our income, revoke our business licenses, and require us to discontinue our relevant business or impose restrictions on the affected portion of our business. Any of these actions by the PRC government may have a material adverse effect on our business and results of operations.

The approval of the China Securities Regulatory Commission and other compliance procedures may be required in connection with this offering, and, if required, we cannot predict whether we will be able to obtain such approval.

The M&A Rules requires an overseas special purpose vehicle that are controlled by PRC companies or individuals formed for the purpose of seeking a public listing on an overseas stock exchange through acquisitions of PRC domestic companies using shares of such special purpose vehicle or held by its shareholders as considerations to obtain the approval of the China Securities Regulatory Commission, or the CSRC, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. However, the application of the M&A Rules remains unclear. If CSRC approval is required, it is uncertain whether it would be possible for us to obtain the approval. Any failure to obtain or delay in obtaining CSRC approval for this offering would subject us to sanctions imposed by the CSRC and other PRC regulatory agencies.

While the application of the M&A Rules remains unclear, we believe, based on the advice of our PRC counsel, Commerce & Finance Law Offices, that the CSRC approval is not required in the context of this offering because (1) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings under the prospectus are subject to the M&A Rules; (2) when we set up our offshore holding structure, ECMOHO Shanghai, currently our major PRC subsidiary, was a then existing foreign-invested entity and not a PRC domestic company as defined under the M&A Rules, and the acquisition by ECMOHO (Hong Kong) Health Technology Limited of the equity in ECMOHO Shanghai was not subject to the M&A Rules; and (3) no provision in the M&A Rules clearly classifies the contractual arrangements among ECMOHO Shanghai, our VIE and the shareholders of our VIE, as a type of transaction subject to the M&A Rules. However, uncertainties still exist as to how the M&A Rules will be interpreted and implemented, and the opinion of our PRC counsel is subject to any new laws, rules, and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that the relevant PRC government agencies, including the CSRC, would reach the same conclusion as our PRC counsel. If the CSRC or other PRC regulatory body subsequently determines that we need to obtain the CSRC’s approval for this offering or if the CSRC or any other PRC government authorities promulgates any interpretation or implements rules that would require us to obtain CSRC or other governmental approvals for this offering, we may face adverse actions or sanctions by the CSRC or other PRC regulatory agencies, which may include fines and penalties on our operations in China, limitations on our operating privileges in China, delays in or restrictions on the repatriation of the proceeds from this offering into the PRC, restrictions on or prohibition of the payments or remittance of dividends by our subsidiaries in China, or other actions that could have a material and adverse effect on our business, reputation, financial condition, results of operations, prospects, as well as the trading price of the ADSs. The CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt this offering before the settlement and delivery of the ADSs that we are offering. Consequently, if you engage in market trading or other activities in anticipation of and prior to the settlement and delivery of the ADSs we are offering, you would be doing so at the risk that the settlement and delivery may not occur. In addition, if the CSRC or other regulatory agencies later promulgate new rules or explanations requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements.

The General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severe and Lawful Crackdown on Illegal Securities Activities, which was available to the public on July 6, 2021. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies. These opinions proposed to take effective measures, such as promoting the construction of relevant regulatory systems, to deal with the risks and incidents facing China-based overseas-listed companies and the demand for cybersecurity and data privacy protection. Moreover, the CAC issued the Measures of Cybersecurity Review (Revised Draft for Comments) on July 10, 2021, which requires certain operators who wish to list abroad to file a cybersecurity review with the Office of Cybersecurity Review, such as operators with personal information of more than one million users. The aforementioned policies and any related implementation rules to be enacted may subject us to additional compliance requirement in the future. As these opinions were recently issued, official guidance and interpretation of the opinions remain unclear in several respects at this time. We have not obtained the approval from either the CSRC or the Office of Cybersecurity Review for this offering, and as advised by our PRC counsel, Commerce & Finance Law Offices, we do not believe that such approval is necessary under these circumstances or for the time being. We cannot assure you, however, that the regulators will not take a contrary view or will not subsequently require us to undergo the approval procedures and subject us to penalties for non-compliance. Therefore, we cannot assure you that we will remain fully compliant with all new regulatory requirements of these opinions or any future implementation rules on a timely basis, or at all.

PRC regulations regarding acquisitions impose significant regulatory approval and review requirements, which could make it more difficult for us to pursue growth through acquisitions.

Under the PRC Anti-Monopoly Law, companies undertaking acquisitions relating to businesses in China must notify MOFCOM in advance of any transaction where the parties’ revenues in the China market exceed certain thresholds and the buyer would obtain control of, or decisive influence over, the target, while under the M&A Rules, the approval of MOFCOM must be obtained in circumstances where overseas companies established or controlled by PRC enterprises or residents acquire domestic companies affiliated with such PRC enterprises or residents. Applicable PRC laws, rules and regulations also require certain merger and acquisition transactions to be subject to security review. Due to the level of our revenues, our proposed acquisition of control of, or decisive influence over, any company with revenues within China of more than RMB400 million in the year prior to any proposed acquisition would be subject to MOFCOM merger control review. As a result, many of the transactions we may undertake could be subject to MOFCOM merger review. Complying with the requirements of the relevant regulations to complete such transactions could be time-consuming, and any required approval processes, including approval from MOFCOM, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share. In addition, MOFCOM has not accepted antitrust filings for any transaction involving parties that adopt a variable interest entity structure. If MOFCOM’s practice remains unchanged, our ability to carry out our investment and acquisition strategy may be materially and adversely affected and there may be significant uncertainty as to whether we will be able to complete large acquisitions in the future in a timely manner or at all.

PRC regulations relating to investments in offshore companies by PRC residents may subject our PRC-resident beneficial owners or our PRC subsidiaries to liability or penalties, limit our ability to inject capital into our PRC subsidiaries or limit our PRC subsidiaries’ ability to increase their registered capital or distribute profits.

SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or the SAFE Circular 37, on July 4, 2014, which replaced the former circular commonly known as “SAFE Circular 75” promulgated by SAFE on October 21, 2005. SAFE Circular 37 requires PRC residents to register with local branches of SAFE in connection with their direct establishment or indirect control of an offshore entity, for the purpose of overseas investment and financing, with such PRC residents’ legally owned assets or equity interests in domestic enterprises or offshore assets or interests, referred to in SAFE Circular 37 as a “special purpose vehicle.” SAFE Circular 37 further requires amendment to the registration in the event of any significant changes with respect to the special purpose vehicle, such as increase or decrease of capital contributed by PRC individuals, share transfer or exchange, merger, division or other material event. In the event that a PRC shareholder holding interests in a special purpose vehicle fails to fulfill the required SAFE registration, the PRC subsidiaries of that special purpose vehicle may be prohibited from making profit distributions to the offshore parent and from carrying out subsequent cross-border foreign exchange activities, and the special purpose vehicle may be restricted in its ability to contribute additional capital into its PRC subsidiary. Moreover, failure to comply with the various SAFE registration requirements described above could result in liability under PRC law for evasion of foreign exchange controls.

We have notified substantial beneficial owners of ordinary shares who we know are PRC residents of their filing obligation, and are aware that Ms. Zoe Wang and Mr. Leo Zeng have each completed the necessary registration with the local SAFE branch or qualified banks as required by SAFE Circular 37. However, we may not at all times be aware of the identities of all of our beneficial owners who are PRC residents. To our knowledge, some of our beneficial owners who are PRC residents have not completed the necessary registration as required by SAFE Circular 37. We do not have control over our beneficial owners and cannot assure you that all of our PRC-resident beneficial owners will comply with SAFE Circular 37 and subsequent implementation rules. The failure of our beneficial owners who are PRC residents to register or amend their SAFE registrations in a timely manner pursuant to SAFE Circular 37 and subsequent implementation rules, or the failure of future beneficial owners of our company who are PRC residents to comply with the registration procedures set forth in SAFE Circular 37 and subsequent implementation rules, may subject such beneficial owners or our PRC subsidiaries to fines and legal sanctions. Furthermore, since SAFE Circular 37 was recently promulgated and it is unclear how this regulation, and any future regulation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant PRC governmental authorities, we cannot predict how these regulations will affect our business operations or future strategy. Failure to register or comply with relevant requirements may also limit our ability to contribute additional capital to our PRC subsidiaries and limit our PRC subsidiaries’ ability to distribute dividends to our company. These risks may have a material adverse effect on our business, financial condition and results of operations.

Any failure to comply with PRC regulations regarding our employee equity incentive plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions.

Pursuant to SAFE Circular 37, PRC residents who participate in share incentive plans in overseas non-publicly listed companies may submit applications to SAFE or its local branches for the foreign exchange registration with respect to offshore special purpose companies. Our directors, executive officers and other employees who are PRC citizens or who have resided in China for a continuous period of not less than one year and who have been granted restricted shares, RSUs or options may follow SAFE Circular 37 to apply for the foreign exchange registration before our company becomes an overseas listed company. We and our directors, executive officers and other employees who are PRC citizens or who have resided in China for a continuous period of not less than one year and who have been granted restricted shares, RSUs or options will be subject to the Notice on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plan of Overseas Publicly Listed Company, issued by SAFE in February 2012, according to which, employees, directors, supervisors and other management members participating in any stock incentive plan of an overseas publicly listed company who are PRC citizens or who are non-PRC citizens residing in China for a continuous period of not less than one year, subject to limited exceptions, are required to register with SAFE through a domestic qualified agent, which could be a PRC subsidiary of such overseas listed company, and complete certain other procedures. Failure to complete the SAFE registrations may subject them to fines and legal sanctions and may also limit their ability to make payment under our equity incentive plans or receive dividends or sales proceeds related thereto, or our ability to contribute additional capital into our wholly foreign-owned enterprises in China and limit our wholly foreign-owned enterprises’ ability to distribute dividends to us. We also face regulatory uncertainties that could restrict our ability to adopt additional equity incentive plans for our directors and employees under PRC law.

In addition, the State Administration for Taxation has issued circulars concerning employee share options or restricted shares. Under these circulars, employees working in China who exercise share options, or whose restricted shares or RSUs vest, will be subject to PRC individual income tax. The PRC subsidiaries of an overseas listed company have obligations to file documents related to employee share options or restricted shares with relevant tax authorities and to withhold individual income taxes of those employees related to their share options, restricted shares or RSUs. Although we currently withhold income tax from our PRC employees in connection with their exercise of options and the vesting of their restricted shares and RSUs, if the employees fail to pay, or the PRC subsidiaries fail to withhold, their income taxes according to relevant laws, rules and regulations, the PRC subsidiaries may face sanctions imposed by the tax authorities or other PRC governmental authorities.

We rely to a significant extent on dividends and other distributions on equity paid by our principal operating subsidiaries to fund offshore cash and financing requirements.

We are a holding company and rely to a significant extent on dividends and other distributions on equity paid by our principal operating subsidiaries and on remittances from our variable interest entity, for our offshore cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders, fund inter-company loans, service any debt we may incur outside China and pay our expenses. The laws, rules and regulations applicable to our PRC subsidiaries and certain other subsidiaries permit payments of dividends only out of their retained earnings, if any, determined in accordance with applicable accounting standards and regulations.

Under PRC laws, rules and regulations, each of our subsidiaries incorporated in China is required to set aside at least 10% of its after-tax profits each year, after making up for previous years’ accumulated losses, if any, to fund certain statutory reserves, until the aggregate amount of such fund reaches 50% of its registered capital. As a result of these laws, rules and regulations, our subsidiaries incorporated in China are restricted in their ability to transfer a portion of their respective net assets to their shareholders as dividends. In addition, registered share capital and capital reserve accounts are also restricted from withdrawal in China, up to the amount of net assets held in each operating subsidiary. As of December 31, 2019 and 2020, these restricted assets totaled US$34.6 million and US$24.8 million, respectively.

Limitations on the ability of the variable interest entity to make remittance to the wholly foreign-owned enterprise to pay dividends to us could limit our ability to access cash generated by the operations of our variable interest entity, including to make investments or acquisitions that could be beneficial to our businesses, pay dividends to our shareholders or otherwise fund and conduct our business.

We may be treated as a resident enterprise for PRC tax purposes under the PRC Enterprise Income Tax Law, and we may therefore be subject to PRC income tax on our global income.

Under the PRC Enterprise Income Tax Law and its implementing rules, enterprises established under the laws of jurisdictions outside China with “de facto management bodies” located in China may be considered PRC tax resident enterprises for tax purposes and may be subject to the PRC enterprise income tax at the rate of 25% on their global income. “De facto management body” refers to a managing body that exercises substantive and overall management and control over the production and business, personnel, accounting books and assets of an enterprise. The SAT issued the Notice Regarding the Determination of Chinese-Controlled Offshore-Incorporated Enterprises as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies, or the Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a Chinese-controlled offshore-incorporated enterprise is located in China. Although Circular 82 only applies to offshore enterprises controlled by PRC enterprises, not those controlled by individuals or foreign enterprises, the determining criteria set forth in Circular 82 may reflect the SAT’s general position on how the “de facto management body” test should be applied in determining the tax resident status of offshore enterprises, regardless of whether they are controlled by PRC enterprises. If we were to be considered a PRC resident enterprise, we would be subject to PRC enterprise income tax at the rate of 25% on our global income, and our profitability and cash flow may be materially reduced as a result of our global income being taxed under the Enterprise Income Tax Law. We believe that none of our entities outside China is a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.”

Dividends payable to our foreign investors and gains on the sale of our ADSs or Class A ordinary shares by our foreign investors may be subject to PRC tax.

Under the Enterprise Income Tax Law and its implementation regulations issued by the State Council, a 10% PRC withholding tax is applicable to dividends payable to investors that are non-resident enterprises, which do not have an establishment or place of business in China or which have such establishment or place of business but the dividends are not effectively connected with such establishment or place of business, to the extent such dividends are derived from sources within China. Any gain realized on the transfer of ADSs or Class A ordinary shares by such investors is also subject to PRC tax at a current rate of 10% which in the case of dividends will be withheld at source if such gain is regarded as income derived from sources within China. If we are deemed a PRC resident enterprise, dividends paid on our Class A ordinary shares or ADSs, and any gain realized from the transfer of our Class A ordinary shares or ADSs, may be treated as income derived from sources within China and may as a result be subject to PRC taxation. Furthermore, if we are deemed a PRC resident enterprise, dividends payable to individual investors who are non-PRC residents and any gain realized on the transfer of ADSs or Class A ordinary shares by such investors may be subject to PRC tax at a current rate of 20%. Any PRC tax liability may be reduced under applicable tax treaties. However, it is unclear whether holders of our ADSs or Class A ordinary shares would be able to claim the benefit of income tax treaties or agreements entered into between China and other countries or areas if we are considered a PRC resident enterprise. If dividends payable to our non-PRC investors or gains from the transfer of our ADSs or Class A ordinary shares by such investors are subject to PRC tax, the value of your investment in our ADSs or Class A ordinary shares may decline significantly.

We and our shareholders face uncertainties with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

On February 3, 2015, the SAT issued the Announcement on Several Issues Concerning the Enterprise Income Tax on Indirect Transfer of Assets by Non-Resident Enterprises, or the SAT Circular 7. The SAT Circular 7 extends its tax jurisdiction to transactions involving the transfer of taxable assets through offshore transfer of a foreign intermediate holding company. In addition, SAT Circular 7 has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. SAT Circular 7 also brings challenges to both foreign transferor and transferee (or other person who is obligated to pay for the transfer) of taxable assets. On October 17, 2017, the SAT issued the Announcement on Issues Relating to Withholding at Source of Income Tax of Non-resident Enterprises, or the SAT Circular 37, which came into effect on December 1, 2017. The SAT Circular 37 further clarifies the practice and procedure of the withholding of non-resident enterprise income tax.

Where a non-resident enterprise transfers taxable assets indirectly by disposing of the equity interests of an overseas holding company, which is an Indirect Transfer, the non-resident enterprise as either transferor or transferee, or the PRC entity that directly owns the taxable assets, may report such Indirect Transfer to the relevant tax authority. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such Indirect Transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. Both the transferor and the transferee may be subject to penalties under PRC tax laws if the transferee fails to withhold the taxes and the transferor fails to pay the taxes.

We face uncertainties as to the reporting and other implications of certain past and future transactions where PRC taxable assets are involved, such as offshore restructuring, sale of the shares in our offshore subsidiaries and investments. Our company may be subject to filing obligations or taxed if our company is transferor in such transactions, and may be subject to withholding obligations if our company is transferee in such transactions, under SAT Circular 7 and/or SAT Circular 37. For transfer of shares in our company that do not qualify for the public securities market safe harbor by investors who are non-PRC resident enterprises, our PRC subsidiaries may be requested to assist in the filing under SAT Circular 7 and/or SAT Circular 37. As a result, we may be required to expend valuable resources to comply with SAT Circular 7 and/or SAT Circular 37 or to request the relevant transferors from whom we purchase taxable assets to comply with these circulars, or to establish that our company should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

Restrictions on currency exchange may limit our ability to utilize our revenue effectively.

A portion of our revenue is denominated in Renminbi. The Renminbi is currently convertible under the “current account,” which includes dividends, trade and service-related foreign exchange transactions, but not under the “capital account,” which includes foreign direct investment and loans, including loans we may secure from our onshore subsidiaries or variable interest entity. Currently, our PRC subsidiaries, which are wholly foreign-owned enterprises, may purchase foreign currency for settlement of “current account transactions,” including payment of dividends to us, without the approval of SAFE by complying with certain procedural requirements. However, the relevant PRC governmental authorities may limit or eliminate our ability to purchase foreign currencies in the future for current account transactions. Since a portion of our future revenue will be denominated in Renminbi, any existing and future restrictions on currency exchange may limit our ability to utilize revenue generated in Renminbi to fund our business activities outside of the PRC or pay dividends in foreign currencies to our shareholders, including holders of our ADSs. Foreign exchange transactions under the capital account remain subject to limitations and require approvals from, or registration with, SAFE and other relevant PRC governmental authorities. This could affect our ability to obtain foreign currency through debt or equity financing for our subsidiaries and our VIE.

It may be difficult for overseas regulators to conduct investigation or collect evidence within China.

Shareholder claims or regulatory investigation that are common in the United States generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to providing information needed for regulatory investigations or litigation initiated outside China. Although the authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such cooperation with the securities regulatory authorities in the Unities States may not be efficient in the absence of mutual and practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, or Article 177, which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. While detailed interpretation of or implementation rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigation or evidence collection activities within China may further increase difficulties faced by you in protecting your interests.

Failure to make adequate contributions to various employee benefit plans and withhold individual income tax on employees’ salaries as required by PRC regulations may subject us to penalties.

Companies operating in China are required to participate in various government-mandated employee benefit contribution plans, including certain social insurance, housing funds and other welfare-oriented payment obligations, and to contribute to the plans in amounts equal to certain percentages of salaries, including bonuses and allowances, of our employees up to a maximum amount specified by the local government from time to time at locations where we operate our businesses. The requirement of employee benefit contribution plans has not been implemented consistently by the local governments in China given the different levels of economic development in different locations. Companies operating in China are also required to withhold individual income tax on employees’ salaries based on the actual salary of each employee upon payment. We may be subject to late fees and fines in relation to the underpaid employee benefits and under-withheld individual income tax, and, if so, our financial condition and results of operations may be adversely affected.

Risks Related to This Offering

The trading price of our ADSs may be volatile, which could result in substantial losses to you.

The trading price of our ADSs is volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, like the performance and fluctuation in the market prices or the underperformance or deteriorating financial results of other listed companies based in China. The securities of some of these companies have experienced significant volatility since their initial public offerings, including, in some cases, substantial price declines in the trading prices of their securities. The trading performances of other Chinese companies’ securities after their offerings, including technology companies and transaction service platforms, may affect the attitudes of investors toward Chinese companies listed in the United States, which consequently may impact the trading performance of our ADSs, regardless of our actual operating performance. In addition, any negative news or perceptions about inadequate corporate governance practices or fraudulent accounting, corporate structure or matters of other Chinese companies may also negatively affect the attitudes of investors towards Chinese companies in general, including us, regardless of whether we have conducted any inappropriate activities. Furthermore, securities markets may from time to time experience significant price and volume fluctuations that are not related to our operating performance, such as the large decline in share prices in the United States, China and other jurisdictions in late 2008, early 2009, the second half of 2011 and in 2015, including as a result of concerns over the impact of the COVID-19 pandemic, which may have a material adverse effect on the trading price of our ADSs.

In addition to the above factors, the price and trading volume of our ADSs may be highly volatile due to multiple factors, including the following:

•	regulatory developments affecting us or our industry;

•	announcements of studies and reports relating to the quality of our credit offerings or those of our competitors;

•	changes in the economic performance or market valuations of other transaction service platforms;

•	actual or anticipated fluctuations in our quarterly results of operations and changes or revisions of our expected results;

•	changes in financial estimates by securities research analysts;

•	conditions in the market for health and wellness products;

•	announcements by us or our competitors of new product and service offerings, acquisitions, strategic relationships, joint ventures, capital raisings or capital commitments;

•	additions to or departures of our senior management;

•	fluctuations of exchange rates between the Renminbi and the U.S. dollar;

•	release or expiry of lock-up or other transfer restrictions on our outstanding shares or ADSs; and

•	sales or perceived potential sales of additional Class A ordinary shares or ADSs.

Substantial future sales or perceived potential sales of our ADSs, Class A ordinary shares or other equity securities in the public market could cause the price of our ADSs to decline significantly.

Sales of our ADSs, Class A ordinary shares or other equity securities in the public market, or the perception that these sales could occur, could cause the market price of our ADSs to decline significantly. As of the date of this prospectus supplement, we have 86,401,883 Class A ordinary shares outstanding, including 59,335,616 Class A ordinary shares represented by ADSs. All of our ADSs are freely transferable by persons other than our “affiliates” without restriction or additional registration under the U.S. Securities Act of 1933, as amended, or the Securities Act.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the market price for our ADSs and trading volume could decline.

It is our policy not to offer guidance on earnings. The trading market for our ADSs depends in part on the research and reports that securities or industry analysts publish about us or our business. If research analysts do not establish and maintain adequate research coverage or if one or more of the analysts who cover us downgrade our ADSs or publish inaccurate or unfavorable research about our business, the market price for our ADSs would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which, in turn, could cause the market price or trading volume for our ADSs to decline significantly.

Our dual-class share structure with different voting rights limits our investors’ ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A ordinary shares and holders of our ADSs may view as beneficial.

We have a dual-class share structure such that our ordinary shares consist of Class A ordinary shares and Class B ordinary shares. In respect of matters requiring the votes of shareholders, holders of Class A ordinary shares are entitled to one vote per share, while holders of Class B ordinary shares are entitled to 10 votes per share. One (1) of our ADSs represents four (4) of our Class A ordinary shares. Each Class B ordinary share is convertible into one Class A ordinary share at any time by the holder thereof, while Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances.

As of the date of this prospectus supplement, Ms. Zoe Wang and Mr. Leo Zeng beneficially own all of our issued and outstanding Class B ordinary shares. These Class B ordinary shares constitute approximately 40.7% of our total issued and outstanding share capital and 87.4% of the aggregate voting power of our total issued and outstanding share capital as of the date of this prospectus supplement, due to the disparate voting powers associated with our dual-class share structure. See “Item 6. Directors, Senior Management and Employees—E. Share Ownership” of the 2020 annual report, which is incorporated by reference in this prospectus supplement. As a result of the dual-class share structure and the concentration of ownership, holders of Class B ordinary shares have considerable influence over matters such as decisions regarding mergers, consolidations and the sale of all or substantially all of our assets, election of directors and other significant corporate actions. Such holders may take actions that are not in the best interest of us or our other shareholders. This concentration of ownership may discourage, delay or prevent a change in control of our company, which could have the effect of depriving our other shareholders of the opportunity to receive a premium for their shares as part of a sale of our company and may reduce the price of our ADSs. This concentrated control limits our investors’ ability to influence corporate matters and could discourage others from pursuing any potential merger, takeover or other change of control transactions that holders of Class A ordinary shares and holders of our ADSs may view as beneficial.

There can be no assurance that we will not be a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. holders of our ADSs or ordinary shares.

A non-U.S. corporation will be a passive foreign investment company, or PFIC, for any taxable year if either (1) at least 75% of its gross income for such year consists of certain types of “passive” income; or (2) at least 50% of the value of its assets (generally determined on the basis of a quarterly average) during such year is attributable to assets that produce passive income or are held for the production of passive income, or the asset test. Based on our historical, current and expected value of our assets and the composition of our income and assets (taking into account our historical and current market capitalization, expected cash proceeds from this offering and our anticipated use of proceeds), we do not believe that we were a PFIC for our taxable year ended December 31, 2020 and we do not expect to be a PFIC for the current taxable year or the foreseeable future. However, no assurance can be given as to whether we will be a PFIC in the current taxable year or the foreseeable future because the determination of whether we are or will become a PFIC is a fact-intensive inquiry made on an annual basis that depends, in part, upon the composition of our income and assets. Fluctuations in the market price of our ADSs may cause us to become a PFIC for the current or subsequent taxable years because the value of our assets for the purpose of the asset test may be determined by reference to the market price of our ADSs (which may be volatile). The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets, including the cash raised in this offering.

If we were to be or become a PFIC for any taxable year during which a U.S. Holder holds our ADSs or ordinary shares, certain adverse U.S. federal income tax consequences could apply to such U.S. Holder. See “Taxation—Material United States Federal Income Tax Considerations—Passive Foreign Investment Company Rules.”

As a foreign private issuer, we are permitted to, and we will continue to, rely on exemptions from certain Nasdaq corporate governance standards applicable to domestic U.S. issuers. This may afford less protection to holders of our Class A ordinary shares and holders of the ADSs than they would enjoy if we were a domestic U.S. company.

We are exempted from certain corporate governance requirements of Nasdaq by virtue of being a foreign private issuer. We are required to provide a brief description of the significant differences between our corporate governance practices and the corporate governance practices required to be followed by domestic U.S. companies listed on the Nasdaq Stock Market. The standards applicable to us are considerably different than the standards applied to domestic U.S. issuers. We have relied on and plan to continue to rely on home country practice with respect to our corporate governance. Specifically, we do not (i) have a majority of the board be independent; (ii) have a compensation committee or a nominating and corporate governance committee consisting entirely of independent directors; or (iii) have an audit committee be composed of at least three members. These practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq corporate governance requirements.

As a foreign private issuer, we are exempt from certain disclosure requirements under the Exchange Act, which may afford less protection to our shareholders than they would enjoy if we were a domestic U.S. company.

Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

•	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of securities registered under the Exchange Act;

•

the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•	the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We intend to continue to publish our results on a quarterly basis as press releases, distributed pursuant to the rules and regulations of the Nasdaq Stock Market. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC is less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, our investors may not be afforded the same protections or information that would be made available to our investors were they investing in a U.S. domestic issuer.

As an emerging growth company, we are exempt from certain reporting requirements.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various requirements applicable to other public companies that are not emerging growth companies, including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act so long as we are an emerging growth company.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. We have elected not to “opt out” of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we will adopt the new or revised standard at the time private companies adopt the new or revised standard and will do so until such time that we either (1) irrevocably elect to “opt out” of such extended transition period or (2) no longer qualify as an emerging growth company. As a result, our results of operations and financial statements may not be comparable to the results of operations and financial statements of other companies who have adopted the new or revised accounting standards.

You may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited because we are incorporated under Cayman Islands law, we conduct substantially all of our operations in China and most of our directors and all of our executive officers reside outside the United States.

We are incorporated in the Cayman Islands and conduct substantially all of our operations in China through our wholly foreign-owned enterprises and our variable interest entity. Most of our directors and all of our executive officers reside outside the United States and a substantial portion of their assets are located outside of the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the Cayman Islands or in China in the event that you believe that your rights have been infringed under the securities laws of the United States or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and China may render you unable to enforce a judgment against our assets or the assets of our directors and officers. There is no statutory recognition in the Cayman Islands of judgments obtained in the United States or China, although the courts of the Cayman Islands will generally recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits.

Our corporate affairs are governed by our memorandum and articles of association, as amended and restated from time to time, and by the Companies Act (2021 Revision) (as amended) and common law of the Cayman Islands. The rights of shareholders to take legal action against us and our directors, actions by minority shareholders and the fiduciary responsibilities of our directors are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, which provides persuasive, but not binding, authority in a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States and provides significantly less protection to investors. In addition, shareholders in Cayman Islands companies may not have standing to initiate a shareholder derivative action in U.S. federal courts.

In addition, we conduct substantially all of our business operations in China, and most of our directors and all of our executive officers reside outside the United State. The SEC, U.S. Department of Justice, or the DOJ, and other authorities often have substantial difficulties in bringing and enforcing actions against non-U.S. companies and non-U.S. persons, including company directors and officers, in certain emerging markets, including China. Additionally, our public shareholders may have limited rights and few practical remedies in emerging markets where we operate, as shareholder claims that are common in the United States, including class action based on securities law and fraud claims, generally are difficult or impossible to pursue as a matter of law or practicality in many emerging markets, including China. For example, in China, there are significant legal and other obstacles for the SEC, the DOJ and other U.S. authorities to obtaining information needed for shareholder investigations or litigation. Although the competent authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, the regulatory cooperation with the securities regulatory authorities in the United States has not been efficient in the absence of a mutual and practical cooperation mechanism. According to Article 177 of the PRC Securities Law which became effective in March 2020, no foreign securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. Accordingly, without the consent of the PRC securities regulator and the other competent governmental authorities, no organization or individual may provide the documents and materials relating to securities business activities to foreign securities regulators.

As a result, our public shareholders may have more difficulty in protecting their interests through actions against us, our management, our directors or our major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

You, as holders of our ADSs, may have fewer rights than holders of our Class A ordinary shares and must act through the depositary to exercise those rights.

Holders of ADSs do not have the same rights of our shareholders and may only exercise the voting rights with respect to the underlying Class A ordinary shares in accordance with the provisions of the deposit agreement. Under our memorandum and articles of association, the minimum notice period required to convene a general meeting is seven days. When a general meeting is convened, you may not receive sufficient notice of a shareholders’ meeting to permit you to withdraw your Class A ordinary shares to allow you to cast your vote with respect to any specific matter. In addition, the depositary and its agents may not be able to send voting instructions to you or carry out your voting instructions in a timely manner. We will make all reasonable efforts to cause the depositary to extend voting rights to you in a timely manner, but we cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your ADSs. Furthermore, the depositary and its agents will not be responsible for any failure to carry out any instructions to vote, for the manner in which any vote is cast or for the effect of any such vote. As a result, you may not be able to exercise your right to vote and you may lack recourse if your ADSs are not voted as you requested. In addition, in your capacity as an ADS holder, you will not be able to call a shareholders’ meeting.

You may be subject to limitations on transfer of your ADSs.

Your ADSs are transferable on the books of the depositary. However, the depositary may close its transfer books at any time or from time to time when it deems expedient in connection with the performance of its duties. In addition, the depositary may refuse to deliver, transfer or register transfers of ADSs generally when our books or the books of the depositary are closed, or at any time if we or the depositary deems it advisable to do so because of any requirement of law or of any government or governmental body, or under any provision of the deposit agreement, or for any other reason.

You may not receive distributions on our Class A ordinary shares or any value for such Class A ordinary shares if it is illegal or impractical to make them available to you.

The depositary of our ADSs has agreed to pay you the cash dividends or other distributions it or the custodian for our ADSs receives on our Class A ordinary shares or other deposited securities after deducting its fees and expenses. You will receive these distributions in proportion to the number of our Class A ordinary shares that your ADSs represent. However, the depositary is not responsible for making such payments or distributions if it is unlawful or impractical to make a distribution available to any holders of ADSs. For example, it would be unlawful to make a distribution to a holder of ADSs if it consists of securities that require registration under the Securities Act but that are not properly registered or distributed pursuant to an applicable exemption from registration. The depositary is not responsible for making a distribution available to any holders of ADSs if any government approval or registration required for such distribution cannot be obtained after reasonable efforts made by the depositary. We have no obligation to take any other action to permit the distribution of our ADSs, Class A ordinary shares, rights or anything else to holders of our ADSs. This means that you may not receive the distributions we make on our Class A ordinary shares or any value for them if it is illegal or impractical for us to make them available to you. These restrictions may materially reduce the value of your ADSs.

Your rights to pursue claims against the depositary as a holder of ADSs are limited by the terms of the deposit agreement and the deposit agreement may be amended or terminated without your consent.

Under the deposit agreement, any action or proceeding against or involving us or the depositary, arising out of or based upon the deposit agreement or the transactions contemplated thereby or by virtue of owning the

ADSs (including any such action or proceeding that may arise under the U.S. federal securities laws), may only be instituted in a state or federal court in the city of New York, and you, as a holder of our ADSs, will have irrevocably waived any objection which you may have to the laying of venue of any such proceeding, and irrevocably submitted to the exclusive jurisdiction of such courts in any such action or proceeding. Such exclusive jurisdiction may, among other things, discourage lawsuits against or involving us or the depositary, lead to increased costs to bring a claim or limit your ability to bring a claim in a judicial forum you find favorable. Also, we may amend or terminate the deposit agreement without your consent. If you continue to hold your ADSs after an amendment to the deposit agreement, you will be deemed to have agreed to be bound by the deposit agreement as amended, unless such amendment is found to be invalid under any applicable laws, including the U.S. federal securities laws.

ADSs holders may not be entitled to a jury trial with respect to claims arising under the deposit agreement, which could result in less favorable outcomes to the plaintiffs in any such action.

The deposit agreement governing the ADSs representing our Class A Ordinary Shares provides that, to the fullest extent permitted by applicable law, ADSs holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws. The waiver to right to a jury trial of the deposit agreement is not intended to be deemed a waiver by any holder or beneficial owner of ADSs of our or the depositary’s compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder.

If we or the depositary oppose a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. The enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by the United States Supreme Court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of New York, which govern the deposit agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether a party knowingly, intelligently and voluntarily waived the right to a jury trial. We believe that this is the case with respect to the deposit agreement and the ADSs. It is advisable that you consult legal counsel regarding the jury waiver provision before investing in the ADSs.

If you or any other holders or beneficial owners of ADSs bring a claim against us or the depositary in connection with matters arising under the deposit agreement or the ADSs, including claims under federal securities laws, you or such other holder or beneficial owner may not be entitled to a jury trial with respect to such claims, which may have the effect of limiting and discouraging lawsuits against us and/or the depositary. If a lawsuit is brought against us and/or the depositary under the deposit agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in a different outcome than a trial by jury would have had, including results that could be less favorable to the plaintiffs in any such action.

Nevertheless, if this jury trial waiver is not permitted by applicable law, an action could proceed under the terms of the deposit agreement with a jury trial. No condition, stipulation or provision of the deposit agreement or our ADSs serves as a waiver by any holder or beneficial owner of ADSs or by us or the depositary of compliance with any provision of the U.S. federal securities laws and the rules and regulations promulgated thereunder.

Cayman Islands economic substance requirements may have an effect on our business and operations.

Pursuant to the International Tax Cooperation (Economic Substance) Act (2020 Revision) (as amended) of the Cayman Islands, or the ES Act, that came into force on January 1, 2019, a “relevant entity” is required to satisfy the economic substance test set out in the ES Act. A “relevant entity” includes an exempted company incorporated in the Cayman Islands as is our company. Based on the current interpretation of the ES Act, we believe that our company, ECMOHO Limited, is a pure equity holding company since it only holds equity participation in other entities and only earns dividends and capital gains. Accordingly, for so long as our company, ECMOHO Limited. is a “pure equity holding company,” it is only subject to the minimum substance requirements, which require us to (1) comply with all applicable filing requirements under the Companies Act, Cap. 22 (Act 3 of 1961, as consolidated and revised) of the Cayman Islands; and (2) has adequate human resources and adequate premises in the Cayman Islands for holding and managing equity participations in other entities. However, we cannot assure you that we will not be subject to more requirements under the ES Act. Uncertainties over the interpretation and implementation of the ES Act may have an adverse impact on our business and operations.

We will continue to incur increased costs as a result of being a public company, particularly when we cease to qualify as an “emerging growth company,” which may strain our resources.

As a public company, we incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act, as well as rules subsequently implemented by the SEC and the Nasdaq Stock Market, imposes various requirements on the corporate governance practices of public companies. We qualify as an “emerging growth company” pursuant to the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected not to “opt out” of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we will adopt the new or revised standard at the time private companies adopt the new or revised standard and will do so until such time that we either (1) irrevocably elect to “opt out” of such extended transition period or (2) no longer qualify as an emerging growth company.

Compliance with these rules and regulations has increased and will continue to increase our legal and financial compliance costs and has made and will continue to make some corporate activities more time-consuming and costly. When we are no longer an “emerging growth company,” we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the other rules and regulations of the SEC. In addition, we have incurred additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We expect these rules and regulations to increase our legal and financial compliance costs, but we cannot predict or estimate the additional costs we may incur or the timing of such costs.

In the past, shareholders of a public company often brought securities class action suits against the company following periods of instability in the market price of that company’s securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations, which could harm our results of operations and require us to incur significant expenses to defend the suit. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

We have not determined a specific use for a portion of the net proceeds from this offering, and we may use these proceeds in ways with which you may not agree.

We have not determined a specific use for a portion of the net proceeds of this offering, and our management will have considerable discretion in deciding how to apply these proceeds. You will not have the opportunity to assess whether the proceeds are being used appropriately before you make your investment decision. You must rely on the judgment of our management regarding the application of the net proceeds of this offering. We cannot assure you that the net proceeds will be used in a manner that will improve our results of operations or increase the price of our ADSs, nor that these net proceeds will be placed only in investments that generate income or appreciate in value.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the information incorporated by reference herein and therein may contain forward-looking statements that involve risks and uncertainties. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Sections of this prospectus supplement and the accompanying prospectus (including statements incorporated by reference herein and therein) entitled “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” among others, discuss factors which could adversely impact our business and financial performance.

You can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to:

•

developments in, or changes to, laws, regulations, governmental policies, incentives, taxation and regulatory and policy environment affecting our operations, in particular in the e-commerce industry and non-medical health and wellness market in China;

•	the expected growth of the e-commerce industry or the non-medical health and wellness market in China;

•	our ability to manage the expansion of our business and implement our business strategies;

•	our ability to maintain and develop favorable relationships with e-commerce channels, brand partners, content generators and other third parties involved in our ecosystem;

•	our ability to anticipate changes in customer preferences;

•	our ability to compete effectively;

•	the impact of the COVID-19 pandemic on the PRC economy, our key brand partners in the United States and Europe and our operations and financial performance.

The forward-looking statements made in prospectus supplement, the accompanying prospectus or the information incorporated by reference herein relate only to events or information as of the date on which the statements are made in such document. Except as required by U.S. federal securities law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus supplement, the accompanying prospectus, and the information incorporated by reference herein, along with any exhibits thereto, completely and with the understanding that our actual future results may be materially different from what we expect. Other sections of this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein include additional factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

This prospectus and any prospectus supplement, and the information incorporated by reference herein may also contain estimates, projections and statistical data that we obtained from industry publications and reports generated by government or third-party providers of market intelligence. Although we have not independently verified the data, we believe that the publications and reports are reliable. However, the statistical data and estimates in these publications and reports are based on a number of assumptions and if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. In addition, due to the rapidly evolving nature of the e-commerce industry and the non-medical health and wellness market in China, projections or estimates about our business and financial prospects involve significant risks and uncertainties. You should not place undue reliance on these forward-looking statements.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately US$8.1 million, or approximately US$9.2 million if the underwriter exercises the option to purchase additional ADSs in full, based on the public offering price of US$0.90 per ADS, after deducting estimated offering expenses payable by us. We expect to use (1) approximately US$4.0 million, or 50% of the net proceeds from this offering primarily for investment in our SaaS platform to refine our SaaS application, and (2) approximately US$4.0 million, or 50% of the net proceeds from this offering general corporate purposes and working capital.

The amounts and timing of any expenditures will vary depending on the amount of cash generated by our operations, and the rate of growth, if any, of our business, and our plans and business conditions. The foregoing represents our intentions as of the date of this prospectus supplement based upon our current plans and business conditions to use and allocate the net proceeds of this offering.

However, our management will have significant flexibility and discretion in applying the net proceeds of this offering. Unforeseen events or changed business conditions may result in application of the proceeds of this offering in a manner other than as described in this prospectus supplement.

To the extent that the net proceeds we receive from this offering are not immediately applied for the above purposes, we plan to invest the net proceeds in bank deposits.

In utilizing the proceeds from this offering, as an offshore holding company, we are permitted under PRC laws and regulations to provide funding to our PRC subsidiaries only through loans or capital contributions and to our affiliated entities only through loans, subject to applicable government registration and approvals. Subject to satisfaction of applicable government reporting, registration and approval requirements, we may extend intercompany loans to our wholly foreign-owned subsidiary in China or make additional capital contributions to our wholly-foreign-owned subsidiary to fund its capital expenditures or working capital. For an increase of registered capital of our wholly foreign-owned subsidiary, we need to submit a report of such modification information to the Ministry of Commerce or its local counterparts through the Enterprise Registration System. If we provide funding to our wholly foreign-owned subsidiary through loans, the total amount of such loans may not exceed either (1) the difference between the entity’s total investment as approved by the foreign investment authorities and its registered capital, or (2) such amount as calculated based on certain benchmarks, including capital or net assets and the cross-border financing leverage ratio. Such loans must be registered with local counterpart of SAFE within 15 days immediately following the execution of the loan agreement as required by the SAFE regulations. We cannot assure you that we will be able to obtain these government registrations or approvals on a timely basis, if at all. Any failure will delay or prevent us from applying the net proceeds from this offering to our PRC subsidiaries and affiliated entities. See “Risk Factors—PRC regulations of loans to PRC entities and direct investment in PRC entities by offshore holding companies may delay or prevent us from using the proceeds of our public offering to make loans or additional capital contributions to our majority owned subsidiary, Shanghai ECMOHO Health Biotechnology Co. Limited, or ECMOHO Shanghai.”

DIVIDEND POLICY

Our board of directors has complete discretion on whether to distribute dividends, subject to certain requirements of Cayman Islands law. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend either out of profits or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

We do not have any present plan to pay any cash dividends on our ordinary shares in the foreseeable future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

We are a holding company incorporated in the Cayman Islands. We may rely on dividends from our subsidiaries in China for our cash requirements, including any payment of dividends to our shareholders. PRC regulations may restrict the ability of our PRC subsidiaries to pay dividends to us.

If we pay any dividends on our ordinary shares, we will pay those dividends which are payable in respect of the Class A ordinary shares underlying our ADSs to the depositary, as the registered holder of such Class A ordinary shares, and the depositary then will pay such amounts to our ADS holders in proportion to Class A ordinary shares underlying the ADSs held by such ADS holders, subject to the terms of the deposit agreement, including the fees and expenses payable thereunder. Cash dividends on our Class A ordinary shares, if any, will be paid in U.S. dollars.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2020 presented on:

•	an actual basis; and

•

a pro forma basis to reflect (1) the issuance of 4,000,000 Class A ordinary shares pursuant to the grant of restricted share units under our 2018 Omnibus Incentive Plan in February 2021, (2) the issuance of 1,040,000 Class A ordinary shares pursuant to the grant of restricted share units under the 2021 Plan in July 2021, and (3) the issuance and sale of 40,000,000 Class A ordinary shares in the form of 10,000,000 ADSs in this offering at the public offering price of US$0.90 per ADS, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, assuming the underwriter does not exercise their over-allotment option.

You should read this table together with “Item 5. Operating and Financial Review and Prospects” of the 2020 annual report and our consolidated financial statements and note included in the information incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of December 31, 2020
	Actual	Pro Forma
		(Unaudited)
	(in US$)
Class A ordinary shares (US$0.00001 par value, 4,924,849,600 authorized, 69,361,883 issued and outstanding as of December 31, 2020 and 4,924,849,600 authorized, 114,401,883 issued and outstanding on a pro forma basis as of December 31, 2020)	693	1,144
Class B ordinary shares (US$0.00001 par value, 71,355,616 authorized, issued and outstanding as of December 31, 2020 and 71,355,616 authorized, issued and outstanding on a pro forma as of December 31, 2020)	714	714
Additional paid-in capital	108,369,688	116,507,382
Accumulated deficit	(32,855,049)	(32,855,049)
Accumulated other comprehensive income	4,037,628	4,037,628
Total shareholders’ equity	79,553,674	87,691,819
Total capitalization	79,553,674	87,691,819

As of the date of this prospectus, there has been no material change to our capitalization as set forth above.

DILUTION

If you invest in the ADSs, your interest will be diluted to the extent of the difference between the public offering price US$0.90 per ADS and our net tangible book value US$1.87 per ADS after this offering. Dilution results from the fact that the public offering price per ordinary share is substantially in excess of the book value per ordinary share attributable to the existing shareholders for our presently outstanding shares. Because the Class A ordinary shares and Class B ordinary shares have the same dividend and other rights, except for voting and conversion rights, the dilution is presented based on all issued and outstanding ordinary shares, including Class A ordinary shares and Class B ordinary shares.

Our net tangible book value as of December 31, 2020 was approximately US$76.6 million, or US$0.54 per ordinary share and US$2.18 per ADS. Dilution is determined by subtracting as adjusted net tangible book value per ordinary share, after giving effect to the additional proceeds we will receive from this offering, from the public offering price per ordinary share.

Without taking into account any other changes in such net tangible book value after December 31, 2020, other than to give effect to the issuance and sale of 10,000,000 ADSs in this offering at the public offering price of US$0.90 per ADS, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us and assuming that the underwriter does not exercise the option to purchase 1,281,057 additional ADSs, our as adjusted net tangible book value as of December 31, 2020 would have been US$0.47 per outstanding ordinary share, including ordinary shares underlying our outstanding ADSs, or US$1.87 per ADS. This represents an immediate decrease in net tangible book value of US$0.08 per ordinary share, or US$0.30 per ADS, to existing shareholders and an immediate increase in net tangible book value of US$0.24 per ordinary share, or US$0.97 per ADS, to investors purchasing ADSs in this offering. The as adjusted information discussed above is illustrative only. The following table illustrates such dilution:

	Per Ordinary Share		Per ADS
Public offering price	US$	0.23	US$	0.90
Net tangible book value as of December 31, 2020	US$	0.54	US$	2.18
As adjusted net tangible book value after giving effect to this offering as of December 31, 2020	US$	0.47	US$	1.87
Decrease in net tangible book value attributable to this offering	US$	0.08	US$	0.30
Amount of increase in net tangible book value to new investors in the offering	US$	0.24	US$	0.97

The following table summarizes, on an as adjusted basis as of December 31, 2020, the differences between the existing shareholders as of December 31, 2020 and the new investors with respect to the number of ordinary shares (in the form of ADSs or ordinary shares) purchased from us in this offering, the total consideration paid and the average price per ordinary share paid and per ADS at the public offering price of US$0.90 per ADS before deducting underwriting discounts and commissions and estimated offering expenses payable by us. The total number of ordinary shares does not include ordinary shares underlying the ADSs issuable upon the exercise of the option to purchase additional ADSs which we granted to the underwriter.

	Ordinary shares purchased		Total consideration		Average price per ordinary share	Average price per ADS
	Number	Percent	Amount	Percent
			(US$ million)		(US$)	(US$)
Existing shareholders	140,717,499	77.9%	99	91.7%	0.70	2.81

New investors	40,000,000	22.1%	9	8.3%	0.23	0.90

Total	180,717,499	100.0%	108	100.0%	0.60	2.39

TAXATION

The following summary of the material Cayman Islands, PRC and U.S. federal income tax consequences of an investment in our ADSs or Class A ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus supplement, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our ADSs or Class A ordinary shares, such as the tax consequences under U.S. state and local tax laws or under the tax laws of jurisdictions other than the Cayman Islands, the People’s Republic of China and the United States. To the extent that the discussion relates to matters of Cayman Islands tax law, it represents the opinion of Walkers (Hong Kong), our counsel as to Cayman Islands law, and to the extent it relates to PRC tax law, it represents the opinion of Commerce & Finance Law Offices, our counsel as to PRC law.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or after execution brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties applicable to payments to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of the shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the Class A ordinary shares, nor will gains derived from the disposal of the shares be subject to Cayman Islands income or corporation tax.

No stamp duty is payable in respect of the issue of the shares or on an instrument of transfer in respect of a share.

People’s Republic of China Taxation

Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established under the laws of jurisdictions outside of the PRC with a “de facto management body” within China is considered a resident enterprise and will be subject to the enterprise income tax at the rate of 25% on its global income. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control over and overall management of the business, productions, personnel, accounts and properties of an enterprise. In April 2009, the SAT issued a circular, known as Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the SAT’s general position on how the “de facto management body” test should be applied in determining the tax resident status of all offshore enterprises. According to Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China only if all of the following conditions are met: (1) the senior management and core management departments in charge of daily operations are located mainly within China; (2) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in China; (3) the enterprise’s primary assets, accounting books, company seals, and board and shareholder resolutions, are located or maintained in China; and (4) at least 50% of voting board members or senior executives habitually reside in China.

We do not believe that our Cayman Islands holding company meets all of the conditions above. Our Cayman Islands holding company is a company incorporated outside China. As a holding company, its key assets are its ownership interests in its subsidiaries, and its key assets are located, and its records (including the resolutions of its board of directors and the resolutions of its shareholders) are maintained, outside the PRC. In addition, we are not aware of any offshore holding companies with a similar corporate structure as ours ever having been deemed a PRC resident enterprise by the PRC tax authorities. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” There can be no assurance that the PRC government will ultimately take a view that is consistent with us.

If the PRC tax authorities determine that our Cayman Islands holding company is a PRC resident enterprise for enterprise income tax purposes, we may be required to withhold a 10% withholding tax from dividends we pay to our shareholders that are non-resident enterprises, including the holders of the ADSs. In addition, non-resident enterprise shareholders (including the ADS holders) may be subject to a 10% PRC tax on gains realized on the sale or other disposition of ADSs or ordinary shares, if such income is treated as sourced from within China. It is unclear whether our non-PRC individual shareholders (including the ADS holders) would be subject to any PRC tax on dividends or gains obtained by such non-PRC individual shareholders in the event we are determined to be a PRC resident enterprise. If any PRC tax were to apply to such dividends or gains, it would generally apply at a rate of 20% unless a reduced rate is available under an applicable tax treaty. However, it is also unclear whether non-PRC shareholders of our Cayman Islands holding company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that our Cayman Islands holding company is treated as a PRC resident enterprise.

Provided that our Cayman Islands holding company is not deemed to be a PRC resident enterprise, holders of the ADSs and ordinary shares who are not PRC residents will not be subject to PRC income tax on dividends distributed by us or gains realized from the sale or other disposition of our shares or ADSs. However, under SAT Circular 7, where a non-resident enterprise conducts an “indirect transfer” by transferring taxable assets, including, in particular, equity interests in a PRC resident enterprise, indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise, being the transferor, or the transferee or the PRC entity which directly owned such taxable assets may report to the relevant tax authority such indirect transfer. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferor obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. We and our non-PRC resident investors may be at risk of being required to file a return and being taxed under SAT Circular 7, and we may be required to expend valuable resources to comply with SAT Circular 7, or to establish that we should not be taxed under this circular. See “Risk Factors—Risks Related to Doing Business in China—We and our shareholders face uncertainties with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.”

Material United States Federal Income Tax Considerations

The following discussion is a summary of material United States federal income tax considerations relating to the ownership and disposition of the ADSs or ordinary shares by a U.S. Holder, as defined below, that acquires the ADSs in this offering and holds the ADSs or ordinary shares as “capital assets” (generally, property held for investment) under Section 1221 of the United States Internal Revenue Code of 1986, as amended, or the Code. This discussion is based upon existing United States federal income tax law as of the date of this prospectus supplement, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service, or the IRS, with respect to any United States federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (such as, for example, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, broker-dealers, traders in securities that elect mark-to-market treatment, partnerships or other pass-through entities for U.S. federal income tax purposes and their partners or investors, tax-exempt organizations (including private foundations), investors who are not U.S. Holders, investors that own (directly, indirectly, or constructively) ADSs or ordinary shares representing 10% or more of our stock (by vote or by value), investors that hold their ADSs or ordinary shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction, or investors that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not address any state, local, or non-United States tax considerations, the alternative minimum tax, or the Medicare contribution tax on net investment income. Each potential investor is urged to consult its tax advisor regarding the United States federal, state, local and non-United States income and other tax considerations of an investment in the ADSs or ordinary shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of the ADSs or ordinary shares that is, for United States federal income tax purposes, (1) an individual who is a citizen or resident of the United States, (2) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (3) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (4) a trust (a) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (b) that has otherwise elected to be treated as a United States person under the Code.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of the ADSs or ordinary shares, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships and partners of a partnership holding the ADSs or ordinary shares are urged to consult their tax advisors regarding an investment in the ADSs or ordinary shares.

The discussion below assumes the deposit agreement and any related agreement will be complied with in accordance with its terms.

For United States federal income tax purposes, a U.S. Holder of ADSs will generally be treated as the beneficial owner of the underlying shares represented by the ADSs. Accordingly, deposits or withdrawals of ordinary shares for ADSs will generally not be subject to United States federal income tax.

Passive Foreign Investment Company Considerations

A non-United States corporation, such as our company, will be classified as a “passive foreign investment company,” or PFIC, for United States federal income tax purposes, if, in the case of any particular fiscal year, either (1) 75% or more of its gross income for such year consists of certain types of “passive” income or (2) 50% or more of its average quarterly assets during such year is attributable to assets that produce or are held for the production of passive income. For this purpose, cash is categorized as a passive asset and the company’s unbooked intangibles associated with active business activities may generally be classified as active assets. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other non-United States corporation in which we own, directly or indirectly, more than 25% (by value) of the stock.

The determination of whether we will be or become a PFIC will depend upon the composition of our income (which may differ from our historical results and current projections) and assets and the value of our assets from time to time, including, in particular the value of our goodwill and other unbooked intangibles (which may depend upon the market value of the ADSs or ordinary shares from time-to-time and may be volatile). In estimating the value of our goodwill and other unbooked intangibles, we have taken into account our anticipated market capitalization following the close of this offering, which may fluctuate. In addition, although the law in this regard is unclear, we treat our affiliated entities as being owned by us for United States federal income tax purposes, not only because we exercise effective control over the operation of such entities but also because we are entitled to substantially all of their economic benefits, and, as a result, we consolidate their results of operations in our consolidated financial statements. Assuming that we are the owner of our affiliated entities for United States federal income tax purposes, based upon the current and anticipated value of our assets and the composition of our income and assets (taking into account the expected proceeds from this offering) and projections as to the value of the ADSs and ordinary shares following the offering, we do not presently expect to be classified as a FPIC for the current taxable year ending December 31, 2021, and we do not believe that we were a PFIC for our taxable year ended December 31, 2020. Among other matters, if our market capitalization is less than anticipated or subsequently declines, we may be classified as a PFIC for the current or future fiscal years. It is also possible that the IRS, may challenge our classification or valuation of our goodwill and other unbooked intangibles, which may result in our company being, or becoming classified as, a PFIC for the current or one or more future fiscal years.

The determination of whether we will be or become a PFIC may also depend, in part, on how, and how quickly, we use our liquid assets and the cash raised in this offering. Under circumstances where we retain significant amounts of liquid assets including cash raised in this offering, or if our affiliated entities were not treated as owned by us for United States federal income tax purposes, our risk of being classified as a PFIC may substantially increase. Because there are uncertainties in the application of the relevant rules and PFIC status is a factual determination made annually after the close of each fiscal year, there can be no assurance that we will not be a PFIC for the current fiscal year ending December 31, 2021 or any future fiscal year or that the IRS will not take a contrary position. If we were classified as a PFIC for any year during which a U.S. Holder held the ADSs or ordinary shares, we generally would continue to be treated as a PFIC for all succeeding years during which such U.S. holder held the ADSs or ordinary shares.

The discussion below under “Dividends” and “Sale or other disposition of ADSs or ordinary shares” is written on the basis that we will not be classified as a PFIC for United States federal income tax purposes. The United States federal income tax rules that apply if we are classified as a PFIC for the current fiscal year or any subsequent fiscal year are discussed below under “Passive foreign investment company rules.”

Dividends

Subject to the PFIC rules described below, any cash distributions (including the amount of any PRC tax withheld) paid on the ADSs or ordinary shares out of our current or accumulated earnings and profits, as determined under United States federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder, in the case of ordinary shares, or by the depositary bank, in the case of ADSs. Because we do not intend to determine our earnings and profits on the basis of United States federal income tax principles, any distribution will generally be treated as a “dividend” for United States federal income tax purposes. Under current law, a non-corporate recipient of dividend income will generally be subject to tax on dividend income from a “qualified foreign corporation” at the lower rates applicable to “qualified dividend income” rather than the marginal tax rates generally applicable to ordinary income, provided that certain holding period and other requirements are met.

A non-United States corporation (other than a corporation that is classified as a PFIC for the fiscal year in which the dividend is paid or the preceding fiscal year) will generally be considered to be a qualified foreign corporation (1) if it is eligible for the benefits of a comprehensive tax treaty with the United States which the Secretary of Treasury of the United States determines is satisfactory for purposes of this provision and which includes an exchange of information program, or (2) with respect to any dividend it pays on stock (or ADSs in respect of such stock) which is readily tradable on an established securities market in the United States. The ADSs are listed on the Nasdaq. We believe, but cannot assure you, that the ADSs will be readily tradable on an established securities market in the United States and that we will be a qualified foreign corporation with respect to dividends paid on the ADSs. Since we do not expect that our ordinary shares will be listed on established securities markets, it is unclear whether dividends that we pay on our ordinary shares that are not backed by ADSs currently meet the conditions required for the reduced tax rate. There can be no assurance that the ADSs will continue to be considered readily tradable on an established securities market in later years. In the event we are deemed to be a PRC resident enterprise under the Enterprise Income Tax Law (see “—People’s Republic of China Taxation”), we may be eligible for the benefits of the Agreement Between the Government of the United States of America and the Government of the People’s Republic of China for the Avoidance of Double Taxation and the Prevention of Tax Evasion with Respect to Taxes on Income, or the United States-PRC income tax treaty (which the Secretary of the Treasury of the United States has determined is satisfactory for this purpose), in which case we would be treated as a qualified foreign corporation with respect to dividends paid on our ordinary shares (regardless of whether such shares are backed by ADSs) or ADSs. U.S. Holders are urged to consult their tax advisors regarding the availability of the reduced tax rate on dividends in their particular circumstances. Dividends received on the ADSs or ordinary shares will not be eligible for the dividends received deduction allowed to qualifying corporations under the Code.

For United States foreign tax credit purposes, dividends paid on the ADSs or ordinary shares will generally be treated as income from foreign sources and will generally constitute passive category income. In the event that we are deemed to be a PRC resident enterprise under the Enterprise Income Tax Law, a U.S. Holder may be subject to PRC withholding taxes on dividends paid, if any, on the ADSs or ordinary shares. A U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any foreign withholding taxes imposed on dividends received on the ADSs or ordinary shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction for United States federal income tax purposes in respect of such withholding, but only for a year in which such holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex. U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Sale or Other Disposition of ADSs or Ordinary Shares

Subject to the PFIC rules discussed below, a U.S. Holder will generally recognize capital gain or loss, if any, upon the sale or other disposition of ADSs or ordinary shares in an amount equal to the difference between the amount realized upon the disposition and the holder’s adjusted tax basis in such ADSs or ordinary shares. Any capital gain or loss will be long-term capital gain or loss if the ADSs or ordinary shares have been held for more than one year and will generally be United States source gain or loss for United States foreign tax credit purposes. Long-term capital gains of non-corporate U.S. Holders are currently eligible for reduced rates of taxation. In the event that we are treated as a PRC resident enterprise under the Enterprise Income Tax Law of the PRC, and gain from the disposition of the ADSs or ordinary shares is subject to tax in China (see “—People’s Republic of China Taxation”), such gain may be treated as PRC source gain for foreign tax credit purposes under the United States-PRC income tax treaty. The deductibility of a capital loss may be subject to limitations. U.S. Holders are urged to consult their tax advisors regarding the tax consequences if a foreign tax is imposed on a disposition of the ADSs or ordinary shares, including the availability of the foreign tax credit under their particular circumstances.

Passive Foreign Investment Company Rules

If we are classified as a PFIC for any fiscal year during which a U.S. Holder holds the ADSs or ordinary shares, unless the U.S. Holder makes one of certain elections (as described below), the U.S. Holder will, except as discussed below, be subject to special tax rules that have a penalizing effect, regardless of whether we remain a PFIC, on (1) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a fiscal year to a U.S. Holder that is greater than 125% of the average annual distributions paid in the three preceding fiscal years or, if shorter, the U.S. Holder’s holding period for the ADSs or ordinary shares), and (2) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, of ADSs or ordinary shares.

Under the PFIC rules: (1) the excess distribution and/or gain will be allocated ratably over the U.S. Holder’s holding period for the ADSs or ordinary shares; (2) the amount of the excess distribution or gain allocated to the fiscal year of distribution or gain and to any fiscal years in the U.S. Holder’s holding period prior to the first fiscal year in which we are classified as a PFIC (each such fiscal year, a pre-PFIC year) will be taxable as ordinary income; and (3) the amount of the excess distribution or gain allocated to each prior fiscal year, other than the current fiscal year of distribution or gain or a pre-PFIC year, will be subject to tax at the highest tax rate in effect applicable to the individuals or corporations, as appropriate, for that other fiscal year, and will be increased by an additional tax equal to interest on the resulting tax deemed deferred with respect to each such other fiscal year.

If we are a PFIC for any fiscal year during which a U.S. Holder holds the ADSs or ordinary shares and any of our non-United States subsidiaries or other corporate entities in which we own equity interests is also a PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. Each U.S. Holder is advised to consult its tax advisors regarding the application of the PFIC rules to any of our lower-tier PFICs.

If we are a PFIC for any fiscal year during which a U.S. Holder holds the ADSs or ordinary shares, we will continue to be treated as a PFIC with respect to such U.S. Holder for all succeeding years during which the U.S. Holder holds the ADSs or ordinary shares, unless we were to cease to be a PFIC and the U.S. Holder makes a “deemed sale” election with respect to the ADSs or ordinary shares. If such election is made, the U.S. Holder will be deemed to have sold the ADSs or ordinary shares it holds at their fair market value and any gain from such deemed sale would be subject to the rules described in the preceding two paragraphs. After the deemed sale election, so long as we do not become a PFIC in a subsequent fiscal year, the ADSs or ordinary shares with respect to which such election was made will not be treated as shares in a PFIC and, as a result, the U.S. Holder will not be subject to the rules described above with respect to any “excess distribution” the U.S. Holder receives from us or any gain from an actual sale or other disposition of the ADSs or ordinary shares. Each U.S. Holder is strongly urged to consult its tax advisors as to the possibility and consequences of making a deemed sale election if we are and then cease to be a PFIC and such an election becomes available to the U.S. Holder.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to the ADSs, provided that the ADSs are “regularly traded” (as specially defined) on Nasdaq, which is a qualified exchange or other market for these purposes. No assurances may be given regarding whether the ADSs will qualify, or will continue to be qualified, as being regularly traded in this regard. If a mark-to-market election is made, the U.S. Holder will generally (1) include as ordinary income for each fiscal year that we are a PFIC the excess, if any, of the fair market value of ADSs held at the end of the fiscal year over the U.S. Holder’s adjusted tax basis in such ADSs and (2) deduct as an ordinary loss the excess, if any, of the U.S. Holder’s adjusted tax basis in the ADSs over the fair market value of such ADSs held at the end of the fiscal year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the ADSs would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes an effective mark-to-market election, in each year that we are a PFIC any gain recognized upon the sale or other disposition of the ADSs will be treated as ordinary income and any loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. Because our ordinary shares are not listed on a stock exchange, U.S. Holders will not be able to make a mark-to-market election with respect to our ordinary shares.

If a U.S. Holder makes a mark-to-market election in respect of a corporation classified as a PFIC and such corporation ceases to be classified as a PFIC, the U.S. Holder will not be required to take into account the mark-to-market gain or loss described above during any period that such corporation is not classified as a PFIC.

Because a mark-to-market election cannot be made for any lower-tier PFICs that a PFIC may own, a U.S. Holder who makes a mark-to-market election with respect to the ADSs may continue to be subject to the general PFIC rules with respect to such U.S. Holder’s indirect interest in any of our non-United States subsidiaries or other corporate entities in which we own equity interests that is classified as a PFIC.

We do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections, which, if available, would result in tax treatment different from the general tax treatment for PFICs described above.

As discussed above under “Dividends,” dividends that we pay on the ADSs or ordinary shares will not be eligible for the reduced tax rate that applies to qualified dividend income if we are classified as a PFIC for the fiscal year in which the dividend is paid or the preceding fiscal year. In addition, if a U.S. Holder owns the ADSs or ordinary shares during any fiscal year that we are a PFIC, the holder must file an annual information return with the IRS. Each U.S. Holder is urged to consult its tax advisor concerning the United States federal income tax consequences of purchasing, holding, and disposing ADSs or ordinary shares if we are or become a PFIC, including the possibility of making a mark-to-market election and the unavailability of the qualified electing fund election.

Information Reporting and Backup Withholding

Certain U.S. Holders are required to report information to the IRS relating to an interest in “specified foreign financial assets” (as defined in the Code), including shares issued by a non-United States corporation, for any year in which the aggregate value of all specified foreign financial assets exceeds $50,000 (or a higher dollar amount prescribed by the IRS), subject to certain exceptions (including an exception for shares held in custodial accounts maintained with a United States financial institution). These rules also impose penalties if a U.S. Holder is required to submit such information to the IRS and fails to do so.

In addition, U.S. Holders may be subject to information reporting to the IRS and backup withholding with respect to dividends on and proceeds from the sale or other disposition of the ADSs or ordinary shares. Information reporting will apply to payments of dividends on, and to proceeds from the sale or other disposition of, ordinary shares or ADSs by a paying agent within the United States to a U.S. Holder, other than U.S. Holders that are exempt from information reporting and properly certify their exemption. A paying agent within the United States will be required to withhold at the applicable statutory rate, currently 24%, in respect of any payments of dividends on, and the proceeds from the disposition of, ordinary shares or ADSs within the United States to a U.S. Holder (other than U.S. Holders that are exempt from backup withholding and properly certify their exemption) if the holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with applicable backup withholding requirements. U.S. Holders who are required to establish their exempt status generally must provide a properly completed IRS Form W-9.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s United States federal income tax liability. A U.S. Holder generally may obtain a refund of any amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS in a timely manner and furnishing any required information. Each U.S. Holder is advised to consult with its tax advisor regarding the application of the United States information reporting rules to their particular circumstances.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated August 3, 2021, between us and Aegis Capital Corp. (the “underwriter” or “Aegis”) as the exclusive underwriter of this offering, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase from us the number of ADSs shown opposite its name below:

Underwriter	Number of ADSs
Aegis Capital Corp.	10,000,000
Total	10,000,000

The underwriting agreement provides that the obligations of the underwriter are subject to certain conditions precedent such as the receipt by the underwriter of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriter will purchase all of the ADSs if any of them are purchased. We have agreed to indemnify the underwriter against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriter may be required to make in respect thereof.

The underwriter is offering the ADSs subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by its counsel and other conditions specified in the underwriting agreement. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

We have granted the underwriter an over-allotment option. This option, which is exercisable for 45 days after the closing of this offering, permits the underwriter to purchase up to an aggregate of 1,281,057 additional ADSs (equal to approximately 12.8% of the number of the ADSs offered hereby) at the public offering price per share, less underwriting discounts, solely to cover over-allotments, if any. If the underwriter exercises this option in whole or in part, then the underwriter will be severally committed, subject to the conditions described in the underwriting agreement, to purchase the additional ordinary shares in proportion to their respective commitments set forth in the prior table.

Underwriting Discounts and Reimbursement

The underwriter has advised us that it proposes to offer the ADSs to the public at the public offering price per share set forth on the cover page of this prospectus supplement. The underwriter may offer ADSs to securities dealers at that price less a concession of not more than US$0.0315 per ADS. After the offering, the public offering price, concession and reallowance to dealers may be reduced by the underwriter. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

The following table summarizes the underwriting discounts and proceeds, before expenses, to us assuming no exercise and full exercise by the underwriter of its over-allotment option, respectively:

		Total
	Per ADS	Without Option	With Option
Public offering price	$0.900	$9,000,000.00	$10,152,951.30
Underwriting discounts (7.0%)	$0.063	$630,000.00	$710,706.59
Proceeds, before expenses, to us	$0.837	$8,370,000.00	$9,442,244.71

In addition, we have also agreed to pay all expenses in connection with the offering, including the following expenses: (a) all filing fees and expenses relating to the registration of the shares with SEC; (b) all FINRA public offering filing fees; (c) all fees and expenses relating to the listing of our equity or equity-linked securities on Nasdaq; (d) all fees, expenses and disbursements relating to the registration or qualification of the shares under the “blue sky” securities laws of such states and other jurisdictions as Aegis may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of our “blue sky” counsel, which will be Aegis’s counsel) unless such filings are not required; (e) all fees, expenses and disbursements relating to the registration, qualification or exemption of the shares under the securities laws of such foreign jurisdictions as Aegis may reasonably designate; (f) the costs of all mailing and printing of the offering documents; (g) transfer and/or stamp taxes, if any, payable upon the transfer of shares from us to the underwriter; and (h) the fees and expenses of our accountants; and (i) a maximum of $50,000 for fees and expenses including “road show,” diligence, and reasonable legal fees and disbursements for the underwriter’s legal counsel.

We estimate the expenses of this offering payable by us, not including underwriting discounts, including amounts for which we agreed to reimburse the underwriter for certain of its expenses, will be approximately US$231,855.

Lock-Up Agreements

We, and each of our directors and executive officers, have agreed for a period of 90 days, after the date of the lock-up agreements, subject to certain exceptions, without the prior written consent of the underwriter, not to directly or indirectly:

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issue (in the case of us), offer, sell, or otherwise transfer or dispose of, directly or indirectly, any shares of our capital stock or any securities convertible into or exercisable or exchangeable for the shares of our capital stock; or

•

in the case of us, file or caused to be filed any registration statement with the SEC relating to the offering of any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock except for (i) the adoption of an equity incentive plan and the grant of awards or equity pursuant to any equity incentive plan, and the filing of a registration statement on Form S-8 and the issuance of equity securities pursuant to the 2021 Plan; provided, however, that any sales by parties to the lock-ups shall be subject to the lock-up agreements and (ii) this issuance of shares in connection with an acquisition of assets or equity securities of another company, or a strategic relationship which may include the sale of equity securities; provided, that none of such shares shall be saleable in the public market until the expiration of the 90-day period described above.

Securities Issuance Standstill

We have agreed, for a period of ninety (90) days after the closing date of this offering, that it will not, without the prior written consent of the underwriter, issue, enter into any agreement to issue or announce the issuance or proposed issuance of ordinary shares or ordinary share equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which we (i) issue or sell any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional Class A ordinary shares or ADSs either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the ADSs or Class A ordinary shares at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to our business or the market for the ADSs or Class A ordinary shares or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit, whereby we may issue securities at a future determined price.

Right of First Refusal

Pursuant to the terms of the underwriting agreement, for a period of twelve (12) months after the closing of this offering, subject to certain exceptions set forth in the underwriting agreement, we granted the underwriter the right of first refusal to act as sole book-running manager for each and every future public equity offering during such twelve (12) months period. Prior to executing any engagement letter with any other investment bank, we shall first notify the underwriter of our intention to pursue any such offering, including the material terms thereof, by providing the underwriter written notice. If the underwriter fails to accept in writing any such proposal, then the underwriter will have no claim or right with respect to any such offering contained in any our notice. If (i) we present the material terms of an engagement letter for (a) a firm commitment deal from an investment bank or (b) a firm commitment bought deal of at least US$20 million, on more favorable terms to us that the underwriter decides not to match (a “Qualified Financing”) and (ii) the underwriter declines to exercise its right of first refusal, then the right of first refusal will terminate at the closing of such Qualified Financing on the terms as were first presented to the underwriter.

Electronic Offer, Sale and Distribution of Shares

A prospectus in electronic format may be made available on the websites maintained by the underwriter or one or more of selling group members. The underwriter may agree to allocate a number of shares to selling group members for sale to its online brokerage account holders. Internet distributions will be allocated by the underwriter and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into this prospectus supplement, has not been approved or endorsed by us, and should not be relied upon by investors.

Stabilization

The underwriter has advised us that it, pursuant to Regulation M under the Exchange Act, and certain persons participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the shares at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the underwriter’ option to purchase additional shares in this offering. The underwriter may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares.

“Naked” short sales are sales in excess of the option to purchase additional shares. The underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of our shares in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of shares on behalf of the underwriter for the purpose of fixing or maintaining the price of the shares. A syndicate covering transaction is the bid for or the purchase of shares on behalf of the underwriter to reduce a short position incurred by the underwriter in connection with the offering. Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our shares or preventing or retarding a decline in the market price of our shares. As a result, the price of our shares may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriter to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the shares originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we nor the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our shares. The underwriter is not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

The underwriter may also engage in passive market making transactions in our shares on Nasdaq in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of our shares in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Other Relationships

The underwriter and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and certain of its affiliates may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they would receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriter and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. The underwriter and certain of its respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the shares offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The shares offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any shares offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

We are being represented by Wilson Sonsini Goodrich & Rosati, Professional Corporation with respect to U.S. federal securities law and New York State law in connection with this offering. The underwriter is being represented by Kaufman & Canoles with respect to certain legal matters as to United States federal securities and New York State law. The validity of the Class A ordinary shares represented by the ADSs offered in this offering and other certain legal matters as to Cayman Islands law will be passed upon for us by Walkers (Hong Kong). Certain legal matters as to PRC law will be passed upon for us by Commerce & Finance Law Offices. Wilson Sonsini Goodrich & Rosati, Professional Corporation may rely upon Walkers (Hong Kong) with respect to matters governed by Cayman Islands law and Commerce & Finance Law Offices with respect to matters governed by PRC law.

EXPERTS

The financial statements as of and for the year ended December 31, 2020, which are incorporated in this prospectus supplement by reference to the annual report on Form 20-F for the year ended December 31, 2020, have been so incorporated in reliance on the report of Friedman LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The financial statements as of December 31, 2019 and for each of the two years in the period ended December 31, 2019, which are incorporated in this prospectus supplement by reference to the annual report on Form 20-F for the year ended December 31, 2020, have been so incorporated in reliance on the report of PricewaterhouseCoopers Zhong Tian LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The registered business address of Friedman LLP is One Liberty Plaza, 165 Broadway, 21st Floor, New York, New York 10006.

The registered business address of PricewaterhouseCoopers Zhong Tian LLP is 6/F DBS Bank Tower, 1318, Lu Jia Zui Ring Road, Pudong New Area, Shanghai, the People’s Republic of China.

EXPENSES OF THE OFFERING

The following table sets forth the aggregate expenses to be paid by us in connection with the offering. All amounts shown are estimates, except for the SEC registration fee and the filing fee of the Financial Industry Regulatory Authority, or FINRA.

SEC registration fee	US$	5,455.00
Audit fees and expenses	US$	53,400.00
Legal fees and expenses	US$	100,000.00
FINRA filing fee	US$	8,000.00
Printing costs	US$	15,000.00

Total	US$	181,855.00

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-3 (No. 333-257200), including exhibits, schedules and amendments filed with, or incorporated by reference in, such registration statement, under the Securities Act with respect to underlying shares represented by the ADSs, to be sold in this offering. This prospectus supplement and the accompanying prospectus, which constitute a part of the registration statement, does not contain all of the information contained in the registration statement. You should read the registration statement on Form F-3 and its exhibits and schedules for further information with respect to us and the ADSs.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and Section 16 short swing profit reporting for our officers and directors and for holders of more than 10% of our Class A ordinary shares. All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov or inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 or visit the SEC website for further information on the operation of the public reference rooms. We also maintain a website at www.ecmoho.com, but information on our website, however, is not, and should not be deemed to be, a part of this prospectus supplement, the accompanying prospectus or any prospectus supplement. You should not regard any information on our website as a part of this prospectus supplement, the accompanying prospectus or any prospectus supplement.

This prospectus supplement is part of a registration statement we have filed with the SEC. This prospectus supplement omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus supplement, the accompanying prospectus and any prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus supplement and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus supplement and information incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below:

•	our annual report on Form 20-F for the fiscal year ended December 31, 2020 filed with the SEC on April 30, 2021;

•	our current reports on Form 6-K furnished with the SEC on May 13, 2021 and June 3, 2021;

•

the description of the securities contained in our registration statement on Form 8-A initially filed with the SEC on November 1, 2019 (File No. 001-39121) pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, together with all amendments and reports filed for the purpose of updating that description; and

•

with respect to each offering of the securities under this prospectus, all our subsequent annual reports on Form 20-F and any report on Form 6-K that indicates that it is being incorporated by reference that we file or furnish with the SEC on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of the offering by means of this prospectus.

Our annual report for the fiscal year ended December 31, 2020 filed with the SEC on April 30, 2021 contains a description of our business and audited consolidated financial statements with reports by independent auditors. The consolidated financial statements are prepared and presented in accordance with U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus supplement or the accompanying prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus supplement or the accompanying prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:

3rd Floor, 1000 Tianyaoqiao Road

Xuhui District

Shanghai, 200030

The People’s Republic of China

+ 86-21-6417-2213

You should rely only on the information that we incorporate by reference or provide in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

Subject to Completion, dated June 21, 2021

ECMOHO Limited

Class A Ordinary Shares

Class A Ordinary Shares represented by American Depositary Shares

Preferred Shares

Debt Securities

Warrants

Units

We may from time to time in one or more offerings offer and sell Class A ordinary shares, including Class A ordinary shares represented by American Depositary Shares, or ADSs, preferred shares, debt securities, warrants, either individually or as units composed of one or more of the other securities, of an aggregate offering price of up to US$50,000,000.

The ADSs are listed on the NASDAQ Global Market under the symbol “MOHO.” The last reported sale price of the ADSs on June 16, 2021 was US$1.47 per ADS.

Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our ordinary shares in any 12-month period so long as the aggregate market value of our outstanding ordinary shares held by non-affiliates remains below US$75,000,000. The aggregate market value of our outstanding Class A ordinary shares held by non-affiliates, or public float, as of June 16, 2021, was approximately US$26.1 million, which was calculated based on 71,051,963 Class A ordinary shares held by non-affiliates and the per ADS price of US$1.47, which was the closing price of our ADSs on June 16, 2021. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Each time we sell these securities, we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities offered. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any prospectus supplement before you invest in any of these securities.

We may offer and sell the securities from time to time at fixed prices, at market prices or at negotiated prices, to or through underwriters, to other purchasers, through agents, or through a combination of these methods, on a continuous or delayed basis. See “Plan of Distribution.” If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

Our ordinary shares consist of Class A ordinary shares and Class B ordinary shares. Each Class A ordinary share is entitled to one vote, and each Class B ordinary share is entitled to 10 votes on all matters subject to vote at general meetings of our company. Each Class B ordinary share is convertible into one Class A ordinary share at any time at the option of the holder thereof, while Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Upon any sale, transfer, assignment or disposition of Class B ordinary shares by a holder to any person or entity which is not an affiliate of such holder, or upon a change of ultimate beneficial ownership of any Class B ordinary share to any person or entity who is not an affiliate of such holder, each of such Class B ordinary shares shall be automatically and immediately converted into one Class A ordinary share. See “Description of Share Capital.”

Investing in these securities involves risks. See the “Risk Factors” section contained in the applicable prospectus supplement and the documents we incorporate by reference in this prospectus to read about factors you should consider before investing in these securities.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the disclosures in this prospectus, including any prospectus supplement and documents incorporated by reference. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2021

I

ABOUT THIS PROSPECTUS

You should read this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference.”

In this prospectus, unless otherwise indicated or unless the context otherwise requires,

•	“ADSs” refers to American depositary shares, each representing four Class A ordinary shares;

•	“brand partners” refers to owners of non-proprietary brands (represented in our brand portfolio), each of which is managed by a dedicated operations team;

•

“China” or “PRC” refers to the People’s Republic of China, excluding, for the purposes of this prospectus only, Taiwan, the Hong Kong Special Administrative Region and the Macao Special Administrative Region;

•

“ECMOHO,” “we,” “us,” “our company” or “our” refers to ECMOHO Limited, a Cayman Islands exempted company with limited liability (or its predecessors as the context requires), and its subsidiaries, consolidated affiliated entities (including our variable interest entity) and their respective subsidiaries;

•	“Renminbi” or “RMB” refers to the legal currency of China;

•	“U.S. GAAP” refers to generally accepted accounting principles in the United States; and

•	“US$,” “dollars” or “U.S. dollars” refers to the legal currency of the United States.

This prospectus is part of a registration statement on Form F-3 that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a shelf registration process permitted under the Securities Act. By using a shelf registration statement, we may sell any of our securities to the extent permitted in this prospectus and the applicable prospectus supplement, from time to time in one or more offerings on a continuous or delayed basis. This prospectus only provides you with a summary description of these securities. Each time we sell the securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below:

•	our annual report on Form 20-F for the fiscal year ended December 31, 2020 filed with the SEC on April 30, 2021;

•	our current report on Form 6-K furnished with the SEC on May 13, 2021;

•

the description of the securities contained in our registration statement on Form 8-A initially filed with the SEC on November 1, 2019 (File No. 001-39121) pursuant to Section  12 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, together with all amendments and reports filed for the purpose of updating that description; and

•

with respect to each offering of the securities under this prospectus, all our subsequent annual reports on Form 20-F and any report on Form 6-K that indicates that it is being incorporated by reference that we file or furnish with the SEC on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of the offering by means of this prospectus.

Our annual report for the fiscal year ended December 31, 2020 filed with the SEC on April 30, 2021 contains a description of our business and audited consolidated financial statements with reports by independent auditors. The consolidated financial statements are prepared and presented in accordance with U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

3rd Floor, 1000 Tianyaoqiao Road

Xuhui District

Shanghai, 200030

The People’s Republic of China

+ 86-21-6417-2213

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement, and the information incorporated by reference herein may contain forward-looking statements that involve risks and uncertainties. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Sections of this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly the sections entitled “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” among others, discuss factors which could adversely impact our business and financial performance.

You can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements about:

•	the continued growth of the e-commerce industry or the non-medical health and wellness market in China;

•	our ability to manage the expansion of our business and implement our business strategies;

•	our ability to maintain and develop favorable relationships with e-commerce channels, brand partners, content generators and other third parties involved in our ecosystem;

•	our ability to anticipate changes in customer preferences;

•	our ability to compete effectively;

•	relevant government policies and regulations relating to our industry; and

•	the impact of the COVID-19 pandemic on the PRC economy, our major brand partners in the United States and Europe and our operations and financial performance.

The forward-looking statements made in this prospectus or any prospectus supplement, or the information incorporated by reference herein relate only to events or information as of the date on which the statements are made in such document. Except as required by U.S. federal securities law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and any prospectus supplement, and the information incorporated by reference herein, along with any exhibits thereto, completely and with the understanding that our actual future results may be materially different from what we expect. Other sections of this prospectus, prospectus supplement and the documents incorporated by reference herein include additional factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

This prospectus and any prospectus supplement, and the information incorporated by reference herein may also contain estimates, projections and statistical data that we obtained from industry publications and reports generated by government or third-party providers of market intelligence. Although we have not independently verified the data, we believe that the publications and reports are reliable. However, the statistical data and estimates in these publications and reports are based on a number of assumptions and if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. In addition, due to the rapidly evolving nature of the e-commerce industry and the non-medical health and wellness market in China, projections or estimates about our business and financial prospects involve significant risks and uncertainties. You should not place undue reliance on these forward-looking statements.

OUR COMPANY

We are one of China’s leading integrated solution providers in the rapidly growing non-medical health and wellness market. As an integrated solution provider, we have connected the supply chain of the industry, including upstream brand partners and midstream channels, with in consumers in the PRC. Leveraging our operational experiences and technology and data analytics, we empower market participants in the non-medical health and wellness market by providing strategies, consumer insights, inventory management and channel management services to global brand partners, maintaining a platform for experts and KOLs to reach and monetize their fan base, providing consistent and reliable supply of products and expertly curated content to small and mid-sized businesses, and supplying quality products and trustworthy content to consumers.

We generate revenues through product sales to consumers and retailers, and provision of services primarily to brand partners. We carefully select products that suit consumer needs from upstream brand partners and sell these products to consumers through a variety of channels, including online flagship stores that we operate on third-party e-commerce platforms, such as Tmall and JD.com, authorized flagship stores of our brand partners. To a lesser extent, we also sell products directly to consumers through Douyin. We also sell our brand partners’ and our proprietary brands’ products to third-party e-commerce platforms, and other small and medium-sized online and offline retailers. In addition, we provide our brand and retail partners with solutions on strategies, marketing, products, digitalization, consumer insights, supply chain and SaaS tailored to their needs and charge fixed project-based service fees or commissions. We also regularly conduct research on China’s health and wellness market and provide the analysis result to our brand partners.

Our principal executive offices are located at 3rd Floor, 1000 Tianyaoqiao Road, Xuhui District, Shanghai, 200030, the People’s Republic of China. Our telephone number at this address is +86 21 6417 2213. Our registered office in the Cayman Islands is at Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman, KY1-9008, Cayman Islands. Our website is at www.ecmoho.com. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, New York 10168.

RISK FACTORS

Investing in the securities involves risk. You should carefully consider the risk factors and uncertainties described under the heading “Item 3. Key Information—D. Risk Factors” in our most recently filed annual report on Form 20-F , which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act, and, if applicable, in any accompanying prospectus supplement or documents incorporated by reference before investing in any of the securities that may be offered or sold pursuant to this prospectus. These risks and uncertainties could materially affect our business, results of operations or financial condition and cause the value of the securities to decline. You could lose all or part of your investment.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities we offer as set forth in the applicable prospectus supplement(s).

DESCRIPTION OF THE SECURITIES

We may issue, offer and sell from time to time, in one or more offerings, the following securities:

•	Class A ordinary shares, including Class A ordinary shares represented by ADSs;

•	preferred shares;

•	debt securities;

•	warrants; and.

•	units.

The following is a description of the terms and provisions of our Class A ordinary shares, the ADSs, preferred shares, debt securities, warrants and units, which we may offer and sell using this prospectus. These summaries are not meant to be a complete description of each security. We will set forth in the applicable prospectus supplement a description of the preferred shares, debt securities, warrants, and units, in certain cases, the Class A ordinary shares (including Class A ordinary shares represented by ADSs) that may be offered under this prospectus. The terms of the offering of securities, the offering price and the net proceeds to us, as applicable, will be contained in the prospectus supplement and other offering material relating to such offering. The supplement may also add, update or change information contained in this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each security. You should carefully read this prospectus and any prospectus supplement before you invest in any of our securities.

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company with limited liability and our affairs are governed by our third amended and restated memorandum and articles of association, and the Companies Act (As Revised) of the Cayman Islands, which is referred to as the Companies Act below, and the common law of the Cayman Islands.

As of the date of this prospectus, the total number of ordinary shares outstanding is 144,717,499, comprising (i) 73,361,883 Class A ordinary shares of par value US$0.00001, and (ii) 71,355,616 Class B ordinary shares of par value US$0.00001, but excluding ordinary shares issuable upon the exercise of outstanding share options, vested but not yet issued restricted shares and ordinary shares reserved for future issuance under our share incentive plans.

The following are summaries of material provisions of our currently effective memorandum and articles of association as of the date of this prospectus and the Companies Act insofar as they relate to the material terms of our ordinary shares. You should read our third amended and restated memorandum and articles of association, which was filed as an exhibit to our annual report on Form 20-F for the fiscal year ended December 31, 2020 filed with the SEC on April 30, 2021. For information on how to obtain copies of our current memorandum and articles of association, see “Where You Can Find More Information About Us.”

Ordinary Shares

Our ordinary shares are divided into Class A ordinary shares and Class B ordinary shares. Holders of our Class A ordinary shares and holders of our Class B ordinary shares have the same rights except for voting rights. Each Class A ordinary share entitles the holder thereof to one (1) vote on all matters subject to vote at our general meetings, and each Class B ordinary share entitles the holder thereof to ten (10) votes on all matters subject to vote at our general meetings. Our ordinary shares are issued in registered form and are issued when registered in our register of members.

Conversion

Our Class B ordinary shares are convertible at any time by the holder thereof into Class A ordinary shares on a one-for-one basis, while Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances.

Dividends

The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. Under the laws of the Cayman Islands, our company may declare and pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights

Our Class A ordinary shares and Class B ordinary shares vote together as a single class on all matters submitted to a vote of our shareholders, except as may otherwise be required by law or provided for in our third amended and restated memorandum and articles of association. In respect of matters requiring shareholders’ vote, each Class A ordinary share is entitled to one vote, and each Class B ordinary share is entitled to ten votes. At any general meeting a resolution put to the vote of the meeting shall be decided by way of a poll.

A quorum required for a meeting of shareholders consists of one or more shareholders at least holding or representing by proxy at least a majority of the votes of the issued shares or, if a corporation or other non-natural person, by its duly authorized representative. Advance notice of at least seven calendar days is required for the convening of our annual general meeting and other shareholders meetings.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting. A special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the outstanding shares at a meeting. Our third amended and restated memorandum and articles of association provide that a special resolution shall be required to approve any amendments to any provisions of our memorandum and restated articles of association. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Companies Act and our third amended and restated memorandum and articles of association.

General Meetings of Shareholders

As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our third amended and restated memorandum and articles of association provide that we may (but are not obliged to) hold a general meeting of the company, and the general meeting shall be held at such time and place as may be determined by our directors.

Shareholders’ general meetings may be convened by the chairman or a majority of our board of directors. Advance notice of at least seven (7) calendar days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of one or more shareholders present or by proxy, representing not less than a majority of all votes attaching to all of our shares in issue and entitled to vote.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our third amended and restated memorandum and articles of association provide that upon the requisition of shareholders representing in aggregate not less than 10% of the votes attaching to the outstanding shares of our company entitled to vote at general meetings, our board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting.

Transfer of Ordinary Shares

Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in writing, and shall be executed by or on behalf of the transferor, and if the directors so requires, signed by the transferee.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which the company has a lien.

The registration of transfers may be suspended, and the register closed at such times and for such periods, not exceeding 30 days in any year, as our board of directors may from time to time determine.

Liquidation

On the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the amount paid up on the shares held by them. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up on the shares held by them, respectively.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Ordinary Shares

We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors. Our company may also repurchase any of our shares on such terms and in such manner as have been agreed by our board of directors and our shareholders. Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding other than shares held as treasury shares or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares

If at any time, our share capital is divided into different classes of shares, the rights attached to any class of shares (unless otherwise provided by the terms of issue of the shares of that class), whether or not our company is being wound-up, may be varied with the consent in writing of the holders of not less than two-thirds of the issued shares of that class or with the sanction of a resolution passed at a separate meeting of the holders of the shares of the class by the holders of a two-thirds majority of the votes cast at such a meeting. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Issuance of Additional Shares

Our third amended and restated memorandum and articles of association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our third amended and restated memorandum and articles of association also authorizes our board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series.

Our board of directors may issue preference shares without action by our shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Election and Removal of Directors

Unless otherwise determined by the board of directors, our memorandum and articles provide that our board consists of not less than five directors. There are no provisions relating to retirement of directors upon reaching any age limit.

An appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between us and the director, if any; but no such term shall be implied in the absence of express provision. Each director whose term of office expires shall be eligible for re-election at a meeting of the shareholders or re-appointment by the board of directors. Our directors have the power to appoint any person as a director either to fill a casual vacancy on the board or as an addition to the existing board.

A director may be removed with or without cause by a shareholder resolution which has been passed by at least a simple majority of the votes cast by the shareholders having a right to attend and vote at such meeting.

Inspection of Books and Records

Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records.

However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

Anti-Takeover Provisions

Some provisions of our third amended and restated memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

•

authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders; and

•	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our third amended and restated memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Exempted Company

We are an exempted company with limited liability under the Companies Act of the Cayman Islands. The Companies Act in the Cayman Islands distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

•	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

•	an exempted company’s register of members is not open to inspection;

•	an exempted company does not have to hold an annual general meeting;

•	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•	an exempted company may register as a limited duration company; and

•	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount, if any, unpaid by the shareholder on the shares of our company, provided that our third amended and restated memorandum and articles of association contains a declaration that the liability of the member is so limited.

Differences in Corporate Law

The Companies Act is modeled after that of England and Wales but does not follow recent statutory enactments in England. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States.

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Title of Organizational Documents	Memorandum and Articles of Association	Certificate of Incorporation and Bylaws

Duties of Directors

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company—a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party.

A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of the company and its stockholders. The duty of care requires that directors act in an informed and deliberative manner and inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of the corporation’s employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the stockholders.

Limitations on Personal Liability of Directors	The Companies Act has no equivalent provision to Delaware law regarding the limitation of director’s liability. However, as a	Subject to the limitations described below, a certificate of incorporation may provide for the elimination or limitation of the

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	matter of public policy, Cayman Islands law will not allow the limitation of a director’s liability to the extent that the liability is a consequence of the director committing a crime or of the director’s own fraud, dishonesty or willful default.	personal liability of a director for money damages to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Such provision cannot limit liability for breach of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, unlawful payment of dividends or unlawful stock repurchase or redemption. In addition, an exculpatory provision with terms described in the previous sentence cannot limit liability for any act or omission occurring prior to the date when such provision becomes effective.

Indemnification of Directors, Officers, Agents and Others

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Our third amended and restated memorandum and articles of association permit indemnification of officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such officers and directors, other than by reason of such officer’s or director’s own dishonesty, willful default or fraud, in or about the conduct of our business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his or her duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any

A corporation has the power to indemnify any director, officer, employee, or agent of the corporation who was, is or is threatened to be made a party to an action, suit or proceeding who acted in good faith and in a manner they believed to be in the best interests of the corporation, and if with respect to a criminal proceeding, had no reasonable cause to believe his or her conduct would be unlawful, against amounts actually and reasonably incurred. Additionally, under the Delaware General Corporation Law, a Delaware corporation must indemnify its present or former directors and officers against expenses (including attorneys’ fees) actually and reasonably incurred to the extent that the officer or director has been successful on the merits or otherwise in defense of any action, suit or proceeding brought against him or her by reason of the fact that he or she is or was a director or officer of the corporation.

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costs, expenses, losses or liabilities incurred by such officer and director in defending (whether successfully or otherwise) any civil proceedings concerning us or our affairs in any court whether in the Cayman Islands or elsewhere. In addition, we have entered into indemnification agreements with our directors and senior executive officers that provide such persons with additional indemnification beyond that provided in our memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Interested Directors	Under our third amended and restated memorandum and articles of association, directors who are in any way, whether directly or indirectly, interested in a contract or proposed contract with our company must declare the nature of their interest at a meeting of the board of directors. Subject to the applicable NASDAQ Listing Rules and disqualification by the chairman of the relevant board meeting, a director may vote in respect of any contract or proposed contract notwithstanding his or her interest.	Under Delaware law, a transaction in which a director has an interest is not void or voidable solely because such interested director is present at or participates in the meeting that authorizes the transaction if: (1) the material facts as to such interested director’s relationship or interests are disclosed or are known to the board of directors and the board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum; (2) such material facts are disclosed or are known to the stockholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the stockholders; or (3) the transaction is fair as to the

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corporation as of the time it is authorized, approved or ratified by the board of directors, a committee of the board, or the stockholders. Under Delaware law, a director could be held liable for any transaction in which such director derived an improper personal benefit.

Voting Requirements

As a matter of Cayman Islands law, certain matters must be approved by special resolution of the shareholders, including amending or adopting memorandum or articles of association of a Cayman Islands company, reduction of share capital, change of name, authorization of a plan of merger, voluntary winding up of the company or the recalling of the voluntary liquidation of the company.

The Companies Act requires that a special resolution be passed by a majority of at least two-thirds or such higher percentage as set forth in the articles of association, of shareholders being entitled to vote and do vote in person or by proxy at a general meeting, or by unanimous written consent of shareholders entitled to vote at a general meeting. Our third amended and restated memorandum and articles of association require that a special resolution be passed by a majority of not less than two-thirds of shareholders being entitled to vote and do vote in person or by proxy at a general meeting, or by unanimous written consent of shareholders entitled to vote at a general meeting.

The Companies Act defines “special resolutions” only. A company’s articles of association can therefore tailor the definition

Under Delaware law, each stockholder is entitled to one vote for each share of capital stock held by such stockholder as of the applicable record date, unless otherwise provided in a corporation’s certificate of incorporation. Except as otherwise provided under the Delaware General Corporation Law or by the corporation’s certificate of incorporation or bylaws, under Delaware law, all matters brought before a meeting of stockholders at which a quorum is present (other than the election of directors) require the affirmative vote of the majority of the shares present in person or represented by proxy and entitled to vote at that meeting. Certain matters for stockholder approval, including the approval of certain merger agreements, certain amendments to the certificate of incorporation, and the sale, lease, or exchange of all or substantially all of the corporation’s assets will require approval of the holders of a majority of the outstanding capital stock. The certificate of incorporation may also include a provision requiring supermajority approval by the directors or stockholders for any corporate action.

In addition, under Delaware law, certain business combinations involving interested stockholders of publicly traded corporations

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	of “ordinary resolutions” as a whole, or with respect to specific provisions. Our third amended and restated memorandum and articles of association provide that an ordinary resolution is a resolution (1) passed by a simple majority of such shareholders as, being entitled to do so, vote in person (or, where proxies are allowed, by proxy) at a general meeting. Where a poll is taken, regard shall be had in computing a majority to the number of votes to which each shareholder is entitled or (2) approved in writing by all of the shareholders entitled to vote at a general meeting in one or more instruments each signed by one or more of the shareholders. The effective date of the resolution so adopted shall be the date on which the instrument (or the last of such instruments, if more than one) is executed.	may require approval by a supermajority of the non-interested stockholders.

Voting for Directors	Our third amended and restated memorandum and articles of association provide that our directors may be appointed by a resolution of our board of directors or by an ordinary resolution of our shareholders to fill a casual vacancy on the board of directors or as an addition to the board of directors.	Under Delaware law, unless otherwise specified in the certificate of incorporation or bylaws of the corporation, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Cumulative Voting

There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands.

Our third amended and restated memorandum and articles of association do not provide for cumulative voting.

Under the Delaware law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it.

Directors’ Powers Regarding Bylaws	Our third amended and restated memorandum and articles of association may only be amended by a special resolution of the shareholders of the company.	The certificate of incorporation may grant the directors the power to adopt, amend or repeal bylaws.

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Nomination and Removal of Directors and Filling Vacancies on Board

Nomination and removal of directors and filling of board vacancies are governed by the terms of the articles of association. Our third amended and restated memorandum and articles of association provide that directors may be removed with or without cause, by an ordinary resolution of our shareholders.

In addition, a director’s office shall be vacated if the director (1) becomes bankrupt or makes any arrangement or composition with his creditors; (2) is found to be or becomes of unsound mind or dies; (3) resigns his office by notice in writing to the company; (4) becomes unable to serve; (5) is removed from office pursuant to any other provisions of our third amended and restated memorandum and articles of association.; or (6) is prohibited by any applicable law or listing rules of applicable securities exchanges from being a director.

Stockholders may generally nominate directors if they comply with any applicable advance notice provisions and other procedural requirements in company bylaws.

Holders of a majority of the shares then entitled to vote at an election of directors may remove a director with or without cause, except in certain cases involving a classified board or if the company uses cumulative voting. Unless otherwise provided for in the certificate of incorporation or bylaws, directorship vacancies may be filled by a majority of the directors elected or then in office, or by the stockholders.

Mergers and Similar Arrangements	The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (1) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company and (2) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the

Under Delaware law, with certain exceptions, a merger, a consolidation, or a sale, lease or exchange of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. However, unless required by its certificate of incorporation, approval is not required by the holders of the outstanding stock of a constituent corporation surviving a merger if:

•  the merger agreement does not amend in any respect its certificate of incorporation;

•  each share of its stock outstanding prior to the merger will be an identical

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directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (i) a special resolution of the shareholders of each constituent company and (ii) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Dissenting shareholders have the right to be paid the fair value of their shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) if they follow the required procedures, subject to certain exceptions. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

share of stock following the merger; and

•  either no shares of the surviving corporation’s common stock and no shares, securities or obligations convertible into such stock will be issued or delivered pursuant to the merger, or the authorized unissued shares or treasury shares of the surviving corporation’s common stock to be issued or delivered pursuant to the merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered pursuant to the merger do not exceed 20% of the shares of the surviving corporation’s common stock outstanding immediately prior to the effective date of the merger.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors (representing 75% by value) with whom the arrangement is to be made, and who must, in addition, represent three-fourths in value of each such class of shareholders or

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creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

•  the statutory provisions as to the required majority vote have been met;

•  the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•  the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

•  the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

When a takeover offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to

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succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, or if a tender offer is made and accepted, the dissenting shareholder would have no rights comparable to appraisal rights, save that objectors to a takeover offer may apply to the Grand Court of the Cayman Islands for various orders that the Grand Court of the Cayman Islands has a broad discretion to make, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholder Suits

In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when:

•  an act which is illegal or ultra vires;

•  the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

•  an act which constitutes a fraud on the minority where the wrongdoers are themselves in control of the company.

Class actions and derivative actions generally are available to stockholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court generally has discretion to permit a winning plaintiff to recover attorneys’ fees incurred in connection with such action.

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Inspection of Corporate Records

Shareholders of a Cayman Islands exempted company have no general right under Cayman Islands law to inspect or obtain copies of the register of members or other corporate records (other than the memorandum and articles of association and the register of mortgages and charges) of the company. However, these rights may be provided in the company’s articles of association.

Holders of our ordinary shares do not have general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, our directors are empowered to allow our shareholders to inspect our list of shareholders and to receive annual audited financial statements.

Under Delaware law, stockholders of a Delaware corporation have the right during normal business hours to inspect for any proper purpose, and to obtain copies of lists of stockholders and other books and records of the corporation and its subsidiaries, if any, to the extent the books and records of such subsidiaries are available to the corporation. A complete list of the stockholders entitled to vote at a stockholders’ meeting generally must be available for stockholder inspection at least ten days before the meeting.

Shareholder Proposals and Calling of Special Shareholder Meetings	Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our third amended and restated memorandum and articles of association allow our shareholders holding not less than ten percent of our voting share capital to requisition a extraordinary meeting of the shareholders, in which case the directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting; however, other than this right to requisition a shareholders’ meeting, our third amended and restated memorandum and articles of association do not provide our shareholders with any other right to put any proposals before annual general meetings or extraordinary

Unless provided in the corporation’s certificate of incorporation or bylaws, Delaware law does not include a provision restricting the manner in which stockholders may bring business before a meeting.

Delaware law permits the board of directors or any person who is authorized under a corporation’s certificate of incorporation or bylaws to call a special meeting of stockholders.

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general meetings not called by such shareholders.

As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our third amended and restated memorandum and articles of association provide that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors.

Approval of Corporate Matters by Written Consent	Cayman Islands law and our third amended and restated memorandum and articles of association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.	Delaware law provides that, unless otherwise provided in the certificate of incorporation, stockholders may take action by written consent signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of stockholders.

Dissolution; Winding Up

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Under the Companies Act of the Cayman Islands, our company may be dissolved, liquidated or wound up by special resolution, or

Under Delaware law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by stockholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. A Delaware corporation may also be dissolved

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	by an ordinary resolution on the basis that our company is unable to pay its debt as they become due.	by decree or judgment of a Delaware court in certain circumstances.

Variation of Rights of Shares	Under our third amended and restated memorandum and articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class only with the consent in writing of the holders of not less than two-thirds of the issued shares of the relevant Class, or with the sanction of a resolution passed at a separate meeting of the holders of the shares of such Class by a two-thirds majority of the votes cast at such a meeting.	Under Delaware law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.

Dividends and Stock Repurchases	The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. In addition, our shareholders may declare dividends by ordinary resolution, but no dividend shall exceed the amount recommended by our directors. Our third amended and restated memorandum and articles of association provide that the directors may, before recommending or declaring any dividend, set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall, in the absolute discretion of the directors, be applicable for meeting contingencies or for equalizing dividends or for any other purpose to which those funds may be properly applied. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall	The Delaware General Corporation Law provides that, subject to any restrictions in a corporation’s certificate of incorporation, dividends may be declared from the corporation’s surplus, or, if there is no surplus, from its net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year, and Delaware common law also imposes a solvency requirement with respect to the payment of dividends. Dividends may not be declared out of net profits, however, if the corporation’s capital has been diminished to an amount less than the aggregate amount of all capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets is repaired. Furthermore, applicable Delaware statutory and common law generally provides that a corporation may redeem or

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	due in the ordinary course of business.	repurchase its shares only if the redemption or repurchase would not impair the capital of the corporation and only if the corporation is solvent at the time of the redemption or repurchase, and the redemption or repurchase would not render the corporation insolvent.

Transactions with Interested Shareholders	Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.	The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation or bylaws that is approved by its shareholders, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

Citibank, N.A. acts as the Depositary for the ADSs. Citibank’s depositary offices are located at 388 Greenwich Street, New York, New York 10013. ADSs represent ownership interests in securities that are on deposit with the Depositary. ADSs may be represented by certificates that are commonly known as American Depositary Receipts or ADRs. The Depositary typically appoints a custodian to safekeep the securities on deposit. In this case, the custodian is Citibank, N.A.—Hong Kong, located at 9/F, Citi Tower, One Bay East, 83 Hoi Bun Road, Kwun Tong, Kowloon, Hong Kong.

We are providing you with a summary description of the material terms of the ADSs and of your material rights as an owner of ADSs. Please remember that summaries by their nature lack the precision of the information summarized and that the rights and obligations of an owner of ADSs will be determined by reference to the terms of the Deposit Agreement and not by this summary. We have appointed Citibank as the Depositary pursuant to a deposit agreement. We urge you to review the Deposit Agreement in its entirety. The deposit agreement, which contains the form of ADR, has been filed with the SEC as an exhibit to a registration statement on Form F-6, as amended, initially filed with the SEC on October 10, 2019 (File No. 333-234148). The portions of this summary description that are italicized describe matters that may be relevant to the ownership of ADSs but that may not be contained in the Deposit Agreement.

Each ADS represents the right to receive, and to exercise the beneficial ownership interests in, four Class A ordinary shares that are on deposit with the Depositary and/or custodian. An ADS also represents the right to receive, and to exercise the beneficial interests in, any other property received by the Depositary or the custodian on behalf of the owner of the ADS but that has not been distributed to the owners of ADSs because of legal restrictions or practical considerations. We and the Depositary may agree to change the ADS-to-Share ratio by amending the Deposit Agreement. This amendment may give rise to, or change, the depositary fees payable by ADS owners. The custodian, the Depositary and their respective nominees will hold all deposited property for the benefit of the holders and beneficial owners of ADSs. The deposited property does not constitute the proprietary assets of the Depositary, the custodian or their nominees. Beneficial ownership in the deposited property will under the terms of the Deposit Agreement be vested in the beneficial owners of the ADSs. The Depositary, the custodian and their respective nominees will be the record holders of the deposited property represented by the ADSs for the benefit of the holders and beneficial owners of the corresponding ADSs. A beneficial owner of ADSs may or may not be the holder of ADSs. Beneficial owners of ADSs will be able to receive, and to exercise beneficial ownership interests in, the deposited property only through the registered holders of the ADSs, the registered holders of the ADSs (on behalf of the applicable ADS owners) only through the Depositary, and the Depositary (on behalf of the owners of the corresponding ADSs) directly, or indirectly, through the custodian or their respective nominees, in each case upon the terms of the Deposit Agreement.

If you become an owner of ADSs, you will become a party to the deposit agreement and therefore will be bound to its terms and to the terms of any ADR that represents your ADSs. The deposit agreement and the ADR specify our rights and obligations as well as your rights and obligations as an owner of ADSs and those of the Depositary. As an ADS holder you appoint the Depositary to act on your behalf in certain circumstances. The deposit agreement and the ADRs are governed by New York law. However, our obligations to the holders of Class A ordinary shares will continue to be governed by the laws of the Cayman Islands, which may be different from the laws in the United States.

In addition, applicable laws and regulations may require you to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. You are solely responsible for complying with such reporting requirements and obtaining such approvals. Neither the depositary bank, the custodian, us or any of their or our respective agents or affiliates shall be required to take any actions whatsoever on your behalf to satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.

As an owner of ADSs, we will not treat you as one of our shareholders and you will not have direct shareholder rights. The Depositary will hold on your behalf the shareholder rights attached to the Class A ordinary shares underlying your ADSs. As an owner of ADSs you will be able to exercise the shareholders rights for the Class A ordinary shares represented by your ADSs through the Depositary only to the extent contemplated in the Deposit Agreement. To exercise any shareholder rights not contemplated in the Deposit Agreement you will, as an ADS owner, need to arrange for the cancellation of your ADSs and become a direct shareholder.

The manner in which you own the ADSs (e.g., in a brokerage account vs. as registered holder, or as holder of certificated vs. uncertificated ADSs) may affect your rights and obligations, and the manner in which, and extent to which, the Depositary’s services are made available to you. As an owner of ADSs, you may hold your ADSs either by means of an ADR registered in your name, through a brokerage or safekeeping account, or through an account established by the Depositary in your name reflecting the registration of uncertificated ADSs directly on the books of the Depositary (commonly referred to as the “direct registration system”). The direct registration system reflects the uncertificated (book-entry) registration of ownership of ADSs by the Depositary. Under the direct registration system, ownership of ADSs is evidenced by periodic statements issued by the Depositary to the holders of the ADSs. The direct registration system includes automated transfers between the Depositary and The Depository Trust Company (“DTC”), the central book-entry clearing and settlement system for equity securities in the United States. If you decide to hold your ADSs through your brokerage or safekeeping account, you must rely on the procedures of your broker or bank to assert your rights as ADS owner. Banks and brokers typically hold securities such as the ADSs through clearing and settlement systems such as DTC. The procedures of such clearing and settlement systems may limit your ability to exercise your rights as an owner of ADSs. Please consult with your broker or bank if you have any questions concerning these limitations and procedures. All ADSs held through DTC will be registered in the name of a nominee of DTC. This summary description assumes you have opted to own the ADSs directly by means of an ADS registered in your name and, as such, we will refer to you as the “holder.” When we refer to “you,” we assume the reader owns ADSs and will own ADSs at the relevant time.

The registration of the Class A ordinary shares in the name of the Depositary or the custodian shall, to the maximum extent permitted by applicable law, vest in the Depositary or the custodian the record ownership in the applicable Class A ordinary shares with the beneficial ownership rights and interests in such Class A ordinary shares being at all times vested with the beneficial owners of the ADSs representing the Class A ordinary shares. The Depositary or the custodian shall at all times be entitled to exercise the beneficial ownership rights in all deposited property, in each case only on behalf of the holders and beneficial owners of the ADSs representing the deposited property.

Dividends and Other Distributions

As a holder of ADSs, you generally have the right to receive the distributions we make on the securities deposited with the custodian. Your receipt of these distributions may be limited, however, by practical considerations and legal limitations. Holders of ADSs will receive such distributions under the terms of the Deposit Agreement in proportion to the number of ADSs held as of the specified record date, after deduction of the applicable fees, taxes and expenses.

Distributions of Cash

Whenever we make a cash distribution for the securities on deposit with the custodian, we will deposit the funds with the custodian. Upon receipt of confirmation of the deposit of the requisite funds, the Depositary will arrange for the funds received in a currency other than U.S. dollars to be converted into U.S. dollars and for the distribution of the U.S. dollars to the holders, subject to the laws and regulations of the Cayman Islands.

The conversion into U.S. dollars will take place only if practicable and if the U.S. dollars are transferable to the United States. The Depositary will apply the same method for distributing the proceeds of the sale of any property (such as undistributed rights) held by the custodian in respect of securities on deposit.

The distribution of cash will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the Deposit Agreement. The Depositary will hold any cash amounts it is unable to distribute in a non-interest bearing account for the benefit of the applicable holders and beneficial owners of ADSs until the distribution can be effected or the funds that the Depositary holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States.

Distributions of Shares

Whenever we make a free distribution of Class A ordinary shares for the securities on deposit with the custodian, we will deposit the applicable number of Class A ordinary shares with the custodian. Upon receipt of confirmation of such deposit, the Depositary will either distribute to holders new ADSs representing the Class A ordinary shares deposited or modify the ADS-to- Class A ordinary shares ratio, in which case each ADS you hold will represent rights and interests in the additional Class A ordinary shares so deposited. Only whole new ADSs will be distributed. Fractional entitlements will be sold and the proceeds of such sale will be distributed as in the case of a cash distribution.

The distribution of new ADSs or the modification of the ADS-to- Class A ordinary shares ratio upon a distribution of Class A ordinary shares will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the Deposit Agreement. In order to pay such taxes or governmental charges, the Depositary may sell all or a portion of the new Class A ordinary shares so distributed.

No such distribution of new ADSs will be made if it would violate a law (e.g., the U.S. securities laws) or if it is not operationally practicable. If the Depositary does not distribute new ADSs as described above, it may sell the Class A ordinary shares received upon the terms described in the Deposit Agreement and will distribute the proceeds of the sale as in the case of a distribution of cash.

Distributions of Rights

Whenever we intend to distribute rights to subscribe for additional Class A ordinary shares, we will give prior notice to the Depositary and we will assist the Depositary in determining whether it is lawful and reasonably practicable to distribute rights to subscribe for additional ADSs to holders.

The Depositary will establish procedures to distribute rights to subscribe for additional ADSs to holders and to enable such holders to exercise such rights if it is lawful and reasonably practicable to make the rights available to holders of ADSs, and if we provide all of the documentation contemplated in the Deposit Agreement (such as opinions to address the lawfulness of the transaction). You may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new ADSs upon the exercise of your rights. The Depositary is not obligated to establish procedures to facilitate the distribution and exercise by holders of rights to subscribe for new Class A ordinary shares other than in the form of ADSs.

The Depositary will not distribute the rights to you if:

•	We do not timely request that the rights be distributed to you or we request that the rights not be distributed to you; or

•	We fail to deliver satisfactory documents to the Depositary; or

•	It is not reasonably practicable to distribute the rights.

The Depositary will sell the rights that are not exercised or not distributed if such sale is lawful and reasonably practicable. The proceeds of such sale will be distributed to holders as in the case of a cash distribution. If the Depositary is unable to sell the rights, it will allow the rights to lapse.

Elective Distributions

Whenever we intend to distribute a dividend payable at the election of shareholders either in cash or in additional shares, we will give prior notice thereof to the Depositary and will indicate whether we wish the elective distribution to be made available to you. In such case, we will assist the Depositary in determining whether such distribution is lawful and reasonably practicable.

The Depositary will make the election available to you only if it is reasonably practicable and if we have provided all of the documentation contemplated in the Deposit Agreement. In such case, the Depositary will establish procedures to enable you to elect to receive either cash or additional ADSs, in each case as described in the Deposit Agreement.

If the election is not made available to you, you will receive either cash or additional ADSs, depending on what a shareholder in the Cayman Islands would receive upon failing to make an election, as more fully described in the Deposit Agreement.

Other Distributions

Whenever we intend to distribute property other than cash, Class A ordinary shares or rights to subscribe for additional Class A ordinary shares, we will notify the Depositary in advance and will indicate whether we wish such distribution to be made to you. If so, we will assist the Depositary in determining whether such distribution to holders is lawful and reasonably practicable.

If it is reasonably practicable to distribute such property to you and if we provide to the Depositary all of the documentation contemplated in the Deposit Agreement, the Depositary will distribute the property to the holders in a manner it deems practicable.

The distribution will be made net of fees, expenses, taxes and governmental charges payable by holders under the terms of the Deposit Agreement. In order to pay such taxes and governmental charges, the Depositary may sell all or a portion of the property received.

The Depositary will not distribute the property to you and will sell the property if:

•	We do not request that the property be distributed to you or if we request that the property not be distributed to you; or

•	We do not deliver satisfactory documents to the Depositary; or

•	The Depositary determines that all or a portion of the distribution to you is not reasonably practicable.

The proceeds of such a sale will be distributed to holders as in the case of a cash distribution.

Redemption

Whenever we decide to redeem any of the securities on deposit with the custodian, we will notify the Depositary in advance. If it is practicable and if we provide all of the documentation contemplated in the Deposit Agreement, the Depositary will provide notice of the redemption to the holders.

The custodian will be instructed to surrender the shares being redeemed against payment of the applicable redemption price. The Depositary will convert into U.S. dollars upon the terms of the Deposit Agreement the redemption funds received in a currency other than U.S. dollars and will establish procedures to enable holders to receive the net proceeds from the redemption upon surrender of their ADSs to the Depositary. You may have to pay fees, expenses, taxes and other governmental charges upon the redemption of your ADSs. If less than all ADSs are being redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as the Depositary may determine.

Changes Affecting Class A ordinary shares

The Class A ordinary shares held on deposit for your ADSs may change from time to time. For example, there may be a change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of such Class A ordinary shares or a recapitalization, reorganization, merger, consolidation or sale of assets of the Company.

If any such change were to occur, your ADSs would, to the extent permitted by law and the Deposit Agreement, represent the right to receive the property received or exchanged in respect of the Class A ordinary shares held on deposit. The Depositary may in such circumstances deliver new ADSs to you, amend the Deposit Agreement, the ADRs and the applicable registration statement(s) on Form F-6, call for the exchange of your existing ADSs for new ADSs and take any other actions that are appropriate to reflect as to the ADSs the change affecting the Shares. If the Depositary may not lawfully distribute such property to you, the Depositary may sell such property and distribute the net proceeds to you as in the case of a cash distribution.

Issuance of ADSs upon Deposit of Class A ordinary shares

After the closing of the offer, the Depositary may create ADSs on your behalf if you or your broker deposit Class A ordinary shares with the custodian. The Depositary will deliver these ADSs to the person you indicate only after you pay any applicable issuance fees and any charges and taxes payable for the transfer of the Class A ordinary shares to the custodian. Your ability to deposit Class A ordinary shares and receive ADSs may be limited by U.S. and Cayman Islands legal considerations applicable at the time of deposit.

The issuance of ADSs may be delayed until the Depositary or the custodian receives confirmation that all required approvals have been given and that the Class A ordinary shares have been duly transferred to the custodian. The Depositary will only issue ADSs in whole numbers.

When you make a deposit of Class A ordinary shares, you will be responsible for transferring good and valid title to the Depositary. As such, you will be deemed to represent and warrant that:

•	The Class A ordinary shares are duly authorized, validly issued, fully paid, non-assessable and legally obtained.

•	All preemptive (and similar) rights, if any, with respect to such Class A ordinary shares have been validly waived or exercised.

•	You are duly authorized to deposit the Class A ordinary shares.

•

The Class A ordinary shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the ADSs issuable upon such deposit will not be, “restricted securities” (as defined in the Deposit Agreement).

•	The Class A ordinary shares presented for deposit have not been stripped of any rights or entitlements.

If any of the representations or warranties are incorrect in any way, we and the Depositary may, at your cost and expense, take any and all actions necessary to correct the consequences of the misrepresentations.

Transfer, Combination and Split Up of ADRs

As an ADR holder, you are entitled to transfer, combine or split up your ADRs and the ADSs evidenced thereby. For transfers of ADRs, you will have to surrender the ADRs to be transferred to the Depositary and also must:

•	ensure that the surrendered ADR is properly endorsed or otherwise in proper form for transfer;

•	provide such proof of identity and genuineness of signatures as the Depositary deems appropriate;

•	provide any transfer stamps required by the State of New York or the United States; and

•	pay all applicable fees, charges, expenses, taxes and other government charges payable by ADR holders pursuant to the terms of the Deposit Agreement, upon the transfer of ADRs.

To have your ADRs either combined or split up, you must surrender the ADRs in question to the Depositary with your request to have them combined or split up, and you must pay all applicable fees, charges and expenses payable by ADR holders, pursuant to the terms of the Deposit Agreement, upon a combination or split up of ADRs.

Withdrawal of Class A ordinary shares Upon Cancellation of ADSs

As a holder, you will be entitled to present your ADSs to the Depositary for cancellation and then receive the corresponding number of underlying Class A ordinary shares at the custodian’s offices. Your ability to withdraw the Class A ordinary shares held in respect of the ADSs may be limited by U.S. and Cayman Islands law considerations applicable at the time of withdrawal. In order to withdraw the Class A ordinary shares represented by your ADSs, you will be required to pay to the Depositary the fees for cancellation of ADSs and any charges and taxes payable upon the transfer of the Class A ordinary shares. You assume the risk for delivery of all funds and securities upon withdrawal. Once canceled, the ADSs will not have any rights under the Deposit Agreement.

If you hold ADSs registered in your name, the Depositary may ask you to provide proof of identity and genuineness of any signature and such other documents as the Depositary may deem appropriate before it will cancel your ADSs. The withdrawal of the Class A ordinary shares represented by your ADSs may be delayed until the Depositary receives satisfactory evidence of compliance with all applicable laws and regulations. Please keep in mind that the Depositary will only accept ADSs for cancellation that represent a whole number of securities on deposit.

You will have the right to withdraw the securities represented by your ADSs at any time except for:

•

Temporary delays that may arise because (i) the transfer books for the Class A ordinary shares or ADSs are closed, or (ii) Class A ordinary shares are immobilized on account of a shareholders’ meeting or a payment of dividends.

•	Obligations to pay fees, taxes and similar charges.

•	Restrictions imposed because of laws or regulations applicable to ADSs or the withdrawal of securities on deposit.

The Deposit Agreement may not be modified to impair your right to withdraw the securities represented by your ADSs except to comply with mandatory provisions of law.

Voting Rights

As a holder, you generally have the right under the Deposit Agreement to instruct the Depositary to exercise the voting rights for the Class A ordinary shares represented by your ADSs.

At our request, the Depositary will distribute to you any notice of shareholders’ meeting received from us together with information explaining how to instruct the Depositary to exercise the voting rights of the securities represented by ADSs. In lieu of distributing such materials, the Depositary may distribute to holders of ADSs instructions on how to retrieve such materials upon request.

If the Depositary timely receives voting instructions from a holder of ADSs, it will endeavor to vote the securities (in person or by proxy) represented by the holder’s ADSs in accordance with such voting instructions. Securities for which no voting instructions have been received will not be voted (except as otherwise contemplated in the Deposit Agreement). Please note that the ability of the Depositary to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit. We cannot assure you that you will receive voting materials in time to enable you to return voting instructions to the Depositary in a timely manner.

Fees and Charges

As an ADS holder, you will be required to pay the following fees under the terms of the deposit agreement:

Service	Rate	By Whom Paid
(1) Issuance of ADSs (e.g., an issuance upon a deposit of Shares, upon a change in the ADS(s)-to-Share(s) ratio, or for any other reason), excluding issuances as a result of distributions described in paragraph (4) below.	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) issued.	Person for whom ADSs are issued.

(2) Cancellation of ADSs (e.g., a cancellation of ADSs for Delivery of deposited Shares, upon a change in the ADS(s)-to-Share(s) ratio, or for any other reason).	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) cancelled.	Person for whom ADSs are being cancelled.

(3) Distribution of cash dividends or other cash distributions (e.g., upon a sale of rights and other entitlements).	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held.	Person to whom the distribution is made.

(4) Distribution of ADSs pursuant to (i) stock dividends or other free stock distributions, or (ii) an exercise of rights to purchase additional ADSs.	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held.	Person to whom the distribution is made.

(5) Distribution of securities other than ADSs or rights to purchase additional ADSs (e.g., spin-off shares).	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held.	Person to whom the distribution is made.

(6) ADS Services.	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held on the applicable record date(s) established by the Depositary.	Person holding ADSs on the applicable record date(s) established by the Depositary.

(7) Registration of ADS Transfers (e.g., upon a registration of the transfer of registered ownership of ADSs, upon a transfer of ADSs into DTC and vice versa, or for any other reason).	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) transferred.	Person for whom or to whom ADSs are transferred.

(8) Conversion of ADSs of one series for ADSs of another series (e.g., upon conversion of Partial Entitlement ADSs for Full Entitlement ADSs, or upon conversion of Restricted ADSs into freely transferable ADSs, and vice versa).	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) converted.	Person for whom ADSs are converted or to whom the converted ADSs are delivered.

As an ADS holder you will also be responsible to pay certain charges such as:

•	taxes (including applicable interest and penalties) and other governmental charges;

•

the registration fees as may from time to time be in effect for the registration of Class A ordinary shares on the share register and applicable to transfers of Class A ordinary shares to or from the name of the custodian, the depositary bank or any nominees upon the making of deposits and withdrawals, respectively;

•	certain cable, telex and facsimile transmission and delivery expenses;

•

the fees, expenses, spreads, taxes and other charges of the depositary bank and/or service providers (which may be a division, branch or affiliate of the depositary bank) in the conversion of foreign currency;

•

the reasonable and customary out-of-pocket expenses incurred by the depositary bank in connection with compliance with exchange control regulations and other regulatory requirements applicable to Class A ordinary shares, ADSs and ADRs; and

•	the fees, charges, costs and expenses incurred by the depositary bank, the custodian, or any nominee in connection with the ADR program.

ADS fees and charges for (i) the issuance of ADSs, and (ii) the cancellation of ADSs are charged to the person for whom the ADSs are issued (in the case of ADS issuances) and to the person for whom ADSs are cancelled (in the case of ADS cancellations). In the case of ADSs issued by the depositary bank into DTC, the ADS issuance and cancellation fees and charges may be deducted from distributions made through DTC, and may be charged to the DTC participant(s) receiving the ADSs being issued or the DTC participant(s) holding the ADSs being cancelled, as the case may be, on behalf of the beneficial owner(s) and will be charged by the DTC participant(s) to the account of the applicable beneficial owner(s) in accordance with the procedures and practices of the DTC participants as in effect at the time. ADS fees and charges in respect of distributions and the ADS service fee are charged to the holders as of the applicable ADS record date. In the case of distributions of cash, the amount of the applicable ADS fees and charges is deducted from the funds being distributed. In the case of (i) distributions other than cash and (ii) the ADS service fee, holders as of the ADS record date will be invoiced for the amount of the ADS fees and charges and such ADS fees and charges may be deducted from distributions made to holders of ADSs. For ADSs held through DTC, the ADS fees and charges for distributions other than cash and the ADS service fee may be deducted from distributions made through DTC, and may be charged to the DTC participants in accordance with the procedures and practices prescribed by DTC and the DTC participants in turn charge the amount of such ADS fees and charges to the beneficial owners for whom they hold ADSs. In the case of (i) registration of ADS transfers, the ADS transfer fee will be payable by the ADS Holder whose ADSs are being transferred or by the person to whom the ADSs are transferred, and (ii) conversion of ADSs of one series for ADSs of another series, the ADS conversion fee will be payable by the Holder whose ADSs are converted or by the person to whom the converted ADSs are delivered.

In the event of refusal to pay the depositary bank fees, the depositary bank may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary bank fees from any distribution to be made to the ADS holder. Certain depositary fees and charges (such as the ADS services fee) may become payable shortly after the closing of the ADS offering. Note that the fees and charges you may be required to pay may vary over time and may be changed by us and by the depositary bank. You will receive prior notice of such changes. The depositary bank may reimburse us for certain expenses incurred by us in respect of the ADR program, by making available a portion of the ADS fees charged in respect of the ADR program or otherwise, upon such terms and conditions as we and the depositary bank agree from time to time.

Amendments and Termination

We may agree with the Depositary to modify the Deposit Agreement at any time without your consent. We undertake to give holders 30 days’ prior notice of any modifications that would materially prejudice any of their substantial rights under the Deposit Agreement. We will not consider to be materially prejudicial to your substantial rights any modifications or supplements that are reasonably necessary for the ADSs to be registered under the Securities Act or to be eligible for book-entry settlement, in each case without imposing or increasing the fees and charges you are required to pay. In addition, we may not be able to provide you with prior notice of any modifications or supplements that are required to accommodate compliance with applicable provisions of law.

You will be bound by the modifications to the Deposit Agreement if you continue to hold your ADSs after the modifications to the Deposit Agreement become effective. The Deposit Agreement cannot be amended to prevent you from withdrawing the Class A ordinary shares represented by your ADSs (except as permitted by law).

We have the right to direct the Depositary to terminate the Deposit Agreement. Similarly, the Depositary may in certain circumstances on its own initiative terminate the Deposit Agreement. In either case, the Depositary must give notice to the holders at least 30 days before termination. Until termination, your rights under the Deposit Agreement will be unaffected.

After termination, the Depositary will continue to collect distributions received (but will not distribute any such property until you request the cancellation of your ADSs) and may sell the securities held on deposit. After the sale, the Depositary will hold the proceeds from such sale and any other funds then held for the holders of ADSs in a non-interest bearing account. At that point, the Depositary will have no further obligations to holders other than to account for the funds then held for the holders of ADSs still outstanding (after deduction of applicable fees, taxes and expenses).

In connection with any termination of the Deposit Agreement, the Depositary may make available to owners of ADSs a means to withdraw the Class A ordinary shares represented by ADSs and to direct the depositary of such Class A ordinary shares into an unsponsored American depositary share program established by the Depositary. The ability to receive unsponsored American depositary shares upon termination of the Deposit Agreement would be subject to satisfaction of certain U.S. regulatory requirements applicable to the creation of unsponsored American depositary shares and the payment of applicable depositary fees.

Books of Depositary

The Depositary maintains ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the ADSs and the Deposit Agreement.

The Depositary maintains in New York facilities to record and process the issuance, cancellation, combination, split-up and transfer of ADSs. These facilities may be closed from time to time, to the extent not prohibited by law.

Limitations on Obligations and Liabilities

The Deposit Agreement limits our obligations and the Depositary’s obligations to you. Please note the following:

•	We and the Depositary are obligated only to take the actions specifically stated in the Deposit Agreement without negligence or bad faith.

•

The Depositary disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided it acts in good faith and in accordance with the terms of the Deposit Agreement.

•

The Depositary disclaims any liability for any failure to determine the lawfulness or practicality of any action, for the content of any document forwarded to you on our behalf or for the accuracy of any translation of such a document, for the investment risks associated with investing in Class A ordinary shares, for the validity or worth of the Class A ordinary shares, for any tax consequences that result from the ownership of ADSs, for the credit-worthiness of any third party, for allowing any rights to lapse under the terms of the Deposit Agreement, for the timeliness of any of our notices or for our failure to give notice.

•	We and the Depositary will not be obligated to perform any act that is inconsistent with the terms of the Deposit Agreement.

•

We and the Depositary disclaim any liability if we or the Depositary are prevented or forbidden from or subject to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the Deposit Agreement, by reason of any provision, present or future of any law or regulation, or by reason of present or future provision of any provision of our memorandum and articles of association, or any provision of or governing the securities on deposit, or by reason of any act of God or war or other circumstances beyond our control.

•

We and the Depositary disclaim any liability by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement or in our memorandum and articles of association or in any provisions of or governing the securities on deposit.

•

We and the Depositary further disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting shares for deposit, any holder of ADSs or authorized representatives thereof, or any other person believed by either of us in good faith to be competent to give such advice or information.

•

We and the Depositary also disclaim liability for the inability by a holder to benefit from any distribution, offering, right or other benefit that is made available to holders of Class A ordinary shares but is not, under the terms of the Deposit Agreement, made available to you.

•	We and the Depositary may rely without any liability upon any written notice, request or other document believed to be genuine and to have been signed or presented by the proper parties.

•	We and the Depositary also disclaim liability for any consequential or punitive damages for any breach of the terms of the Deposit Agreement.

•	No disclaimer of any Securities Act liability is intended by any provision of the Deposit Agreement.

•	Nothing in the Deposit Agreement gives rise to a partnership or joint venture, or establishes a fiduciary relationship, among us, the Depositary and you as ADS holder.

•

Nothing in the Deposit Agreement precludes Citibank (or its affiliates) from engaging in transactions in which parties adverse to us or the ADS owners have interests, and nothing in the Deposit Agreement obligates Citibank to disclose those transactions, or any information obtained in the course of those transactions, to us or to the ADS owners, or to account for any payment received as part of those transactions.

As the above limitations relate to our obligations and the depositary’s obligations to you under the deposit agreement, we believe that, as a matter of construction of the clause, such limitations would likely to continue to apply to ADS holders who withdraw the Class A ordinary shares from the ADS facility with respect to obligations or liabilities incurred under the deposit agreement before the cancellation of the ADSs and the withdrawal of the Class A ordinary shares, and such limitations would most likely not apply to ADS holders who withdraw the Class A ordinary shares from the ADS facility with respect to obligations or liabilities incurred after the cancellation of the ADSs and the withdrawal of the Class A ordinary shares and not under the deposit agreement.

In any event, you will not be deemed, by agreeing to the terms of the deposit agreement, to have waived our or the depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder. In fact, you cannot waive our or the depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder.

Taxes

You will be responsible for the taxes and other governmental charges payable on the ADSs and the securities represented by the ADSs. We, the depositary bank and the custodian may deduct from any distribution the taxes and governmental charges payable by holders and may sell any and all property on deposit to pay the taxes and governmental charges payable by holders. You will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.

The depositary bank may refuse to issue ADSs, to deliver, transfer, split and combine ADRs or to release securities on deposit until all taxes and charges are paid by the applicable holder. The depositary bank and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on your behalf. However, you may be required to provide to the depositary bank and to the custodian proof of taxpayer status and residence and such other information as the depositary bank and the custodian may require to fulfill legal obligations. You are required to indemnify us, the depositary bank and the custodian for any claims with respect to taxes based on any tax benefit obtained for you.

Foreign Currency Conversion

The depositary bank will arrange for the conversion of all foreign currency received into U.S. dollars if such conversion is practical, and it will distribute the U.S. dollars in accordance with the terms of the deposit agreement. You may have to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.

If the conversion of foreign currency is not practical or lawful, or if any required approvals are denied or not obtainable at a reasonable cost or within a reasonable period, the depositary bank may take the following actions in its discretion:

•	Convert the foreign currency to the extent practical and lawful and distribute the U.S. dollars to the holders for whom the conversion and distribution is lawful and practical.

•	Distribute the foreign currency to holders for whom the distribution is lawful and practical.

•	Hold the foreign currency (without liability for interest) for the applicable holders.

Governing Law/Waiver of Jury Trial

The deposit agreement, the ADRs and the ADSs will be interpreted in accordance with the laws of the State of New York. The rights of holders of Class A ordinary shares (including Class A ordinary shares represented by ADSs) are governed by the laws of the Cayman Islands.

As an owner of ADSs, you irrevocably agree that any legal action arising out of the Deposit Agreement, the ADSs or the ADRs, involving the Company or the Depositary, may only be instituted in a state or federal court in the City of New York.

The Deposit Agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our ordinary shares, the ADSs or the Deposit Agreement, including any claim under U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law. However, you will not be deemed, by agreeing to the terms of the Deposit Agreement, to have waived our or the depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder.

DESCRIPTION OF PREFERRED SHARES

Our board of directors has the authority, without further action by our shareholders, to issue preferred shares in one or more series and to fix their designations, powers, preferences, privileges, and relative participating, optional or special rights and the qualifications, limitations or restrictions, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights associated with our ordinary shares. Preferred shares could be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult. Although we do not currently intend to issue any preferred shares, we cannot assure you that we will not do so in the future.

As of the date of this prospectus, there are no issued and outstanding preferred shares of any series. The material terms of any series of preferred shares that we offer, together with any material U.S. federal income tax considerations relating to such preferred shares, will be described in the applicable prospectus supplement.

Holders of our preferred shares are entitled to certain rights and subject to certain conditions as set forth in our currently effective memorandum and articles of association and the Companies Act. See “Description of Share Capital.”

DESCRIPTION OF DEBT SECURITIES

We may issue series of debt securities, which may include debt securities exchangeable for or convertible into ordinary shares or preferred shares. When we offer to sell a particular series of debt securities, we will describe the specific terms of that series in a supplement to this prospectus. The following description of debt securities will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of debt securities may specify different or additional terms.

The debt securities offered by this prospectus may be secured or unsecured, and may be senior debt securities, senior subordinated debt securities or subordinated debt securities. The debt securities offered by this prospectus may be issued under an indenture between us and the trustee under the indenture. The indenture may be qualified under, subject to, and governed by, the Trust Indenture Act of 1939, as amended. We have summarized selected portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement on Form F-3, of which this prospectus is a part, and you should read the indenture for provisions that may be important to you.

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and detailed or determined in the manner provided in a board of directors’ resolution, an officers’ certificate and by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series, including any pricing supplement.

We may issue any amount of debt securities under the indenture, which may be in one or more series with the same or different maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement, including any related pricing supplement, relating to any series of debt securities being offered, the offering price, the aggregate principal amount offered and the terms of the debt securities, including, among other things, the following:

•	the title of the debt securities;

•	the price or prices (expressed as a percentage of the aggregate principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which we will repay the principal on the debt securities and the right, if any, to extend the maturity of the debt securities;

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will be payable and any regular record date for any interest payment date;

•

the place or places where the principal of, premium, and interest on the debt securities will be payable, and where the debt securities of the series that are convertible or exchangeable may be surrendered for conversion or exchange;

•

any obligation or right we have to redeem the debt securities pursuant to any sinking fund or analogous provisions or at the option of holders of the debt securities or at our option, and the terms and conditions upon which we are obligated to or may redeem the debt securities;

•

any obligation we have to repurchase the debt securities at the option of the holders of debt securities, the dates on which and the price or prices at which we will repurchase the debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the currency of denomination of the debt securities;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•

if payments of principal of, premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•

the manner in which the amounts of payment of principal of, premium or interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•

any addition to or change in the events of default described in the indenture with respect to the debt securities and any change in the acceleration provisions described in the indenture with respect to the debt securities;

•	any addition to or change in the covenants described in the indenture with respect to the debt securities;

•	whether the debt securities will be senior or subordinated and any applicable subordination provisions;

•	a discussion of material income tax considerations applicable to the debt securities;

•	any other terms of the debt securities, which may modify any provisions of the indenture as it applies to that series; and

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

We may issue debt securities that are exchangeable for and/or convertible into ordinary shares or preferred shares. The terms, if any, on which the debt securities may be exchanged and/or converted will be set forth in the applicable prospectus supplement. Such terms may include provisions for exchange or conversion, which can be mandatory, at the option of the holder or at our option, and the manner in which the number of ordinary shares, preferred shares or other securities to be received by the holders of debt securities would be calculated.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the U.S. federal income tax considerations, and other special considerations applicable to any of these debt securities in the applicable prospectus supplement. If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

We may issue debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, unless we otherwise specify in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue and offer warrants under the material terms and conditions described in this prospectus and any accompanying prospectus supplement. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

General

We may issue warrants to purchase our ordinary shares, preferred shares or debt securities. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

Equity Warrants

Each equity warrant issued by us will entitle its holder to purchase the equity securities designated at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Equity warrants may be issued separately or together with equity securities.

The equity warrants are to be issued under equity warrant agreements to be entered into between us and one or more banks or trust companies, as equity warrant agent, as will be set forth in the applicable prospectus supplement and this prospectus.

The particular terms of the equity warrants, the equity warrant agreements relating to the equity warrants and the equity warrant certificates representing the equity warrants will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the equity warrants;

•	the offering price;

•	the aggregate amount of equity warrants and the aggregate amount of equity securities purchasable upon exercise of the equity warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, the designation and terms of the equity securities with which the equity warrants are issued, and the amount of equity warrants issued with each equity security;

•	the date, if any, on and after which the equity warrants and the related equity security will be separately transferable;

•	if applicable, the minimum or maximum amount of the equity warrants that may be exercised at any one time;

•	the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

•	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the equity warrants;

•	anti-dilution provisions of the equity warrants, if any;

•	redemption or call provisions, if any, applicable to the equity warrants; and

•	any additional terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants.

Holders of equity warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matters, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the equity warrants.

Debt Warrants

Each debt warrant issued by us will entitle its holder to purchase the debt securities designated at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Debt warrants may be issued separately or together with debt securities.

The debt warrants are to be issued under debt warrant agreements to be entered into between us, and one or more banks or trust companies, as debt warrant agent, as will be set forth in the applicable prospectus supplement and this prospectus.

The particular terms of each issue of debt warrants, the debt warrant agreement relating to the debt warrants and the debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the debt warrants;

•	the offering price;

•	the title, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the title and terms of any related debt securities with which the debt warrants are issued and the amount of the debt warrants issued with each debt security;

•	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

•

the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which that principal amount of debt securities may be purchased upon exercise of each debt warrant;

•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

•	the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;

•	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the debt warrants;

•	whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

•	anti-dilution provisions of the debt warrants, if any;

•	redemption or call provisions, if any, applicable to the debt warrants; and

•	any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and, if in registered form, may be presented for registration of transfer, and debt warrants may be exercised at the corporate trust office of the debt warrant agent or any other office indicated in the related prospectus supplement. Before the exercise of debt warrants, holders of debt warrants will not be entitled to payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon exercise of the debt warrants, or to enforce any of the covenants in the indentures governing such debt securities.

DESCRIPTION OF UNITS

We may issue units composed of any combination of our Class A ordinary shares, ADSs, preferred shares, debt securities or warrants. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before we issue a series of units. See “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” above for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference or free writing prospectus may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

•	whether the units will be issued in fully registered or global form; and

•	any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Shares Capital,” “Description of American Depositary Shares,” “Description of Preferred Shares,” “Description of Debt Securities” and “Description of Warrants” above, will apply to each unit and to each security included in each unit, respectively.

PLAN OF DISTRIBUTION

We may sell or distribute the securities offered by this prospectus, from time to time, in one or more offerings, as follows:

•	through agents;

•	to dealers or underwriters for resale;

•	directly to purchasers;

•	in “at-the-market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise; or

•	through a combination of any of these methods of sale.

The prospectus supplement with respect to the securities may state or supplement the terms of the offering of the securities.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting for us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

Our securities distributed by any of these methods may be sold to the public, in one or more transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

The prospectus supplement relating to any offering will identify or describe:

•	any terms of the offering;

•	any underwriter, dealers or agents;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	the net proceeds to us;

•	the purchase price of the securities;

•	any delayed delivery arrangements;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	the public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any exchange on which the securities will be listed.

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may change from time to time any public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. The prospectus supplement will include the names of the principal underwriters the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.

We may also sell securities directly to one or more purchasers without using underwriters or agents. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment. We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Unless otherwise specified in the applicable prospectus supplement or any free writing prospectus, each class or series of securities offered will be a new issue with no established trading market, other than our Class A ordinary shares represented by ADSs, which are listed on the NASDAQ Global Market. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities, if any, from us in the offering. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the NASDAQ Global Market or otherwise and, if commenced, may be discontinued at any time.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment.

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities offered by this prospectus or otherwise.

TAXATION

Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies do not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, most of our directors and executive officers are nationals or residents of jurisdictions other than the United States and substantially all of their assets are located outside the United States. As a result, it may be difficult or impossible for you to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the U.S. District Court for the Southern District of New York in connection with this offering under the federal securities laws of the United States or of any State in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York in connection with this offering under the securities laws of the State of New York.

Walkers (Hong Kong), our counsel as to Cayman Islands law, and Commerce & Finance Law Offices, our counsel as to PRC law, have advised us that there is uncertainty as to whether the courts of the Cayman Islands or the PRC would, respectively, (1) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States and (2) entertain original actions brought in the Cayman Islands or the PRC against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Cayman Islands

Walkers (Hong Kong) has informed us that the uncertainty with regard to Cayman Islands law relates to whether a judgment obtained from the United States courts under the civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman company. Because the courts of the Cayman Islands have yet to rule on whether such judgments are penal or punitive in nature, it is uncertain whether they would be enforceable in the Cayman Islands.

In addition, Walkers (Hong Kong) has advised us that there is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the Cayman Islands will generally recognize a judgment obtained in a foreign court (other than certain judgments of a superior court of any state of the Commonwealth of Australia) without any re-examination of the merits at common law, by an action commenced on the foreign judgment in the Grand Court of the Cayman Islands where the judgment (i) is final and conclusive, (ii) is one in respect of which the foreign court had jurisdiction over the defendant according to Cayman Islands conflict of law rules, (iii) is either for a liquidated sum not in respect of penalties or taxes or a fine or similar fiscal or revenue obligations or, in certain circumstances, for in personam non-money relief, and (iv) was neither obtained in a manner, nor is of a kind enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

China

Commerce & Finance Law Offices has advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. Commerce & Finance Law Offices has advised us further that under PRC law, a foreign judgment, which does not otherwise violate basic legal principles, state sovereignty, safety or social public interest, may be recognized and enforced by a PRC court, based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. As there existed no treaty or other form of reciprocity between China and the United States governing the recognition and enforcement of judgments as of the date of this prospectus, including those predicated upon the liability provisions of the United States federal securities laws, there is uncertainty whether and on what basis a PRC court would enforce judgments rendered by United States courts.

LEGAL MATTERS

We are being represented by Wilson Sonsini Goodrich & Rosati, Professional Corporation with respect to certain legal matters of United States federal securities and New York state law. The validity of the Class A ordinary shares represented by the ADSs, preferred shares, and legal matters as to Cayman Islands law will be passed upon for us by Walkers (Hong Kong). Certain legal matters as to PRC law will be passed upon for us by Commerce & Finance Law Offices. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering. Wilson Sonsini Goodrich & Rosati, Professional Corporation may reply upon Walkers (Hong Kong) with respect to matters governed by Cayman Islands law. Wilson Sonsini Goodrich & Rosati, Professional Corporation and Walkers (Hong Kong) may reply upon Commerce & Finance Law Offices with respect to matters governed by PRC law.

EXPERTS

The financial statements as of and for the year ended December 31, 2020, which are incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2020, have been so incorporated in reliance on the report of Friedman LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The financial statements as of December 31, 2019 and for each of the two years in the period ended December 31, 2019, which are incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2020, have been so incorporated in reliance on the report of PricewaterhouseCoopers Zhong Tian LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The registered business address of Friedman LLP is One Liberty Plaza, 165 Broadway, 21st Floor, New York, New York 10006.

The registered business address of PricewaterhouseCoopers Zhong Tian LLP is 6/F DBS Bank Tower, 1318, Lu Jia Zui Ring Road, Pudong New Area, Shanghai, the People’s Republic of China.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and Section 16 short swing profit reporting for our officers and directors and for holders of more than 10% of our Class A ordinary shares. All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov or inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 or visit the SEC website for further information on the operation of the public reference rooms. We also maintain a website at www.ecmoho.com, but information on our website, however, is not, and should not be deemed to be, a part of this prospectus or any prospectus supplement. You should not regard any information on our website as a part of this prospectus or any prospectus supplement.

This prospectus is part of a registration statement we have filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus and any prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.